As filed with the Securities and Exchange Commission on April 30, 2026

File No.

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

HARBOURVEST PRIVATE EQUITY SECONDARIES FUND (TE) L.P.

(Exact name of registrant as specified in charter)

Delaware	41-4352971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Lincoln Street, Suite 1700 Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 348-3707

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

with copies to:

Daniel Chisholm

Colin Sullivan

HarbourVest Private Equity Secondaries Fund (TE) L.P.

One Lincoln Street, Suite 1700

Boston, MA 02111-2641

617-348-3707

legal@harbourvest.com

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Marc Biamonte

Jessica Marlin

Jennifer Geffner

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Securities registered pursuant to Section 12(g) of the Act:

Class A Limited Partnership Units

Class D Limited Partnership Units

Class I Limited Partnership Units

Title of class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

HarbourVest Private Equity Secondaries Fund (TE) L.P., a Delaware limited partnership (the “TE Feeder”, the “Fund” or the “Registrant”), is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of the Registrant being required to register under Section 12(g) of the Exchange Act in the future and to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

•

the term “Aggregating Partnership” refers to HSEC Holdings L.P., a Delaware limited partnership that is intended to be treated as a partnership for U.S. federal income tax purposes through which HSEC and the Parallel Funds will conduct their investment strategies;

•	the term “Business Day” is any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed;

•

the term “Delaware Parallel Fund” refers to HarbourVest Private Equity Secondaries Delaware Parallel Fund L.P., a Delaware limited partnership intended to be treated as a partnership for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”);

•

the term “Cayman Parallel Fund” refers to HarbourVest Private Equity Secondaries Cayman Parallel Fund L.P., a Cayman Islands exempted limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes under the Code;

•	the term “Parallel Funds” refers to HSEC, the Delaware Parallel Fund, the Cayman Parallel Fund and any other parallel vehicles formed hereafter (each, a “Parallel Fund”);

•

the terms “TE Feeder”, the “Fund” or the “Registrant” refers to HarbourVest Private Equity Secondaries Fund (TE) L.P., a Delaware limited partnership intended to be treated as a partnership for U.S. federal income tax purposes under the Code, which will conduct its investment strategy by investing in the Aggregating Partnership indirectly through the Cayman Parallel Fund;

•

the terms “HarbourVest” and “Firm” refer to HarbourVest Partners, LLC, a Delaware limited liability company (together, with its affiliates, predecessors, and successors) acting as general partner of HarbourVest Partners L.P., a Delaware limited partnership, which terms shall, as the context requires, include HarbourVest Partners, LLC and affiliates and predecessors of HarbourVest Partners, LLC;

•	the term “Feeder Funds” refers to the TE Feeder and any other feeder vehicles formed hereafter;

•	the term “General Partner” refers to HarbourVest GP LLC, a Delaware limited liability company, as the general partner of the Fund;

•

the term “HSEC” refers to HarbourVest Private Equity Secondaries Fund L.P., a Delaware limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes under the Code;

•	the term “Manager” refers to HarbourVest Partners L.P., a Delaware limited partnership which will be responsible for portfolio management for the Cayman Parallel Fund;

•

the terms “Net Asset Value” or “NAV” refers to, as the context requires, transactional Net Asset Value (i.e., the price at which purchases and repurchases of Units (as defined below) are made, calculated in accordance with the valuation policy);

•

the term “Units” refers to the Class A Limited Partnership Units, Class D Limited Partnership Units and Class I Limited Partnership Units of the TE Feeder, with each such class of the Units a “Class”; and

•	the term “Unitholders” refers to the limited partners of the TE Feeder.

References to the “Fund” or “Registrant” include one or more of the Parallel Funds and the Feeder Funds, as the context requires. The terms “we,” “us” or “our” refer to the Fund and the Aggregating Partnership, as the context requires. One or more other Parallel Funds or Feeder Funds may be established by, or at the direction of, HarbourVest to invest alongside the Fund (as determined in the General Partner’s discretion), either directly or through one or more shared aggregation vehicles. HSEC has filed a separate registration statement on Form 10 with the SEC. The information contained in HSEC’s registration statement on Form 10 is not incorporated by reference in or otherwise a part of this Registration Statement.

The Registrant is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Registrant will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

This Registration Statement does not constitute an offer of the TE Feeder or any other partnership, or any other pooled investment vehicle, separate account or other investment program (including any “funds-of-one”) sponsored, managed or advised (including on a sub-advisory basis) by HarbourVest (collectively, “HarbourVest funds”). An offering of the Registrant may only be made pursuant to the Registrant’s Private Placement Memorandum. Once this Registration Statement has been deemed effective, the Registrant will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require the Registrant, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Registrant will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe the Registrant’s future operations, business plans, business and investment strategies and portfolio management and the performance of the Registrant’s investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “remain,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “will,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. The Fund’s actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Potential investors should not rely on these statements as if they were fact. The Registrant assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The forward-looking statements contained in this Registration Statement may include statements as to:

•	the Registrant’s business prospects and the prospects of the portfolio companies the Registrant owns and controls;

•	the impact of the acquisitions that the Registrant expects to make;

•	the Registrant’s ability to raise sufficient capital to execute its acquisition strategies;

•	the ability of the Manager to source adequate acquisition opportunities to efficiently deploy capital;

•	the ability of the Registrant’s portfolio companies to achieve their objectives;

•	the Registrant’s current and expected financing arrangements;

•	changes in the general interest rate environment;

•	the adequacy of the Registrant’s cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from the Registrant’s portfolio companies;

•	the Registrant’s contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Manager, General Partner or any of their affiliates;

•	the dependence of the Registrant’s future success on the general economy and its effect on the industries in which the Registrant owns and controls portfolio companies;

•	the Registrant’s use of financial leverage;

•	the ability of the Manager to identify, acquire and support the Registrant’s portfolio companies;

•	the ability of the Manager or its affiliates to attract and retain highly talented professionals;

•	the Registrant’s ability to structure acquisitions and joint ventures in a tax-efficient manner and the effect of changes to tax legislation and its tax position; and

•	the tax status of the enterprises through which the Registrant owns and controls portfolio companies.

Although the Registrant believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this Registration Statement should not be regarded as a representation by the Registrant that its plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. These projections and forward-looking statements apply only as of the date of this Registration Statement. Moreover, the Fund neither assumes any duty nor makes any undertaking to update the forward-looking statements, except as required by applicable law.

References herein to “expertise,” any party being an “expert,” or awards or honors received, degrees conferred or other particular skillsets, are based solely on the belief of the General Partner and are provided only to indicate proficiency as compared to an average person. Such references in no way limit the exculpation provisions and related standard of care as more fully described herein. Such references should not be construed or relied upon as an indication of future performance or other future outcomes. Similarly, references herein to “unique” and similar expressions and derivations are also based solely on the belief of the General Partner and are not intended to refer to an exclusively single practice, but to possessing characteristics of distinctiveness not found universally in the market. In addition, unless the context otherwise requires, the words “include,” “includes,” “including” and other words of similar import are meant to be illustrative rather than restrictive.

RISK FACTOR SUMMARY

The following is only a summary of the principal risks that may materially adversely affect the Fund’s business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors the Fund faces, which are set forth in the section entitled “Item 1A. Risk Factors” in this Registration Statement.

•

Although HarbourVest has had extensive experience investing in private markets, the Fund and the General Partner are newly formed entities with no significant operating history upon which to evaluate the Fund’s likely performance. Therefore, the past performance of other funds and accounts managed by HarbourVest is not a reliable indicator of the future results that will be achieved by the Fund. There can be no assurance that the Fund will be able to achieve its investment objectives or that the investors will receive a return on their capital and investors could lose all or part of their investment in the Fund.

•

The long-term focus of private markets investing and the limited partnership structure is not suitable for all investors. An investment in the Fund requires a long-term commitment, with no certainty of return. The Fund’s investments are expected to be illiquid and in particular comprised predominantly of privately-negotiated investments, which may include investments in operating companies as well as partnerships (the issuer of each such investment, an “Underlying Portfolio Fund”) and there could be little or no near-term cash flow available to the Unitholders.

•

The Fund is designed primarily for long-term investors, and an investment in the Units may be more illiquid than other investment products or portfolios. We do not expect any secondary market to develop for the Units. While, in accordance with the Fund’s Partnership Agreement, Unitholders may request that the Fund redeem all or any portion of their Units on a quarterly basis, there is no guarantee that the Fund will be able to make such redemptions. In addition, the total amount of Units permitted to be redeemed per calendar quarter will generally be limited to no more than 5% of the Fund’s Net Asset Value, measured as of the last Business Day of the calendar quarter immediately preceding the Valuation Date and requests for redemptions are subject to an early redemption fee of up to 5% if Units are redeemed on a date that is within 12 months of the purchase date of such Units. The Fund and the Underlying Portfolio Funds may be unable to raise sufficient cash to satisfy redemption requests due to their inability to dispose of investments. Further, redemption requests may require the Fund or Underlying Portfolio Funds to liquidate investments at unfavorable times or reduce the amount of borrowings available to the Fund or Underlying Portfolio Funds and the Fund may suspend or cap redemptions which would limit the ability of Unitholders to redeem their Units.

•

Valuation of the Fund’s investments is difficult to determine and the Fund is subject to the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. Valuations of portfolio companies are estimates of fair value and may not necessarily correspond to reasonable value and valuations of investments used by the General Partner — and, accordingly, Net Asset Value per Unit calculations used for subscriptions and redemptions — likely will not reflect the prices at which such investments are ultimately sold.

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The Fund might not obtain suitable investments, and, even if it does, there is a risk that the Fund’s investment objectives will not be achieved. The business of identifying and structuring investments of the types contemplated by the Fund and the Underlying Portfolio Funds is competitive and involves a high degree of uncertainty, and the availability of investment opportunities generally will be subject to market conditions and competition from other groups as well as, in some cases, the prevailing regulatory or political climate. Interest rates, general levels of economic activity, the price of securities, and participation by other investors in the financial markets could affect the value and number of investments made by the Fund and the Underlying Portfolio Funds or considered for prospective investment.

•

The Fund will be subject to regulations not typically applicable to private funds, such as the Exchange Act and provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may materially adversely affect the Fund.

•

The Fund may make a limited number of investments or investments that are concentrated in certain portfolio companies, geographic regions, asset types or sectors, which could negatively affect the Fund’s performance to the extent such concentrated investments perform poorly. Further, the Fund will be subject to risks that are unique to each underlying portfolio company and the specific investment strategies deployed.

•	The exercise of the General Partner’s discretion with respect to mandatory withdrawals and redemptions may have an adverse impact on a Unitholder’s return on investment.

•

The Fund will utilize leverage which may amplify losses, increase costs and limit cash flow that negatively affect the value of investments. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•

The success of the Fund will depend in substantial part on the skills and expertise of the investment professionals of HarbourVest. The loss of one or more key individuals could have a material adverse effect on the performance of the Fund. Conflicts may arise between the Fund and other investment funds, separate accounts or other investment vehicles that HarbourVest sponsors or manages, whether currently existing or formed or acquired in the future and HarbourVest with respect to allocation of investment opportunities and of investment professional time and resources, among other things.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in the Fund’s other periodic filings.

ITEM 1. BUSINESS

HarbourVest Private Equity Secondaries Fund (TE) L.P. (formerly defined as the Registrant, the TE Feeder or the Fund) is a private investment fund exempt from registration pursuant to Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The TE Feeder intends to provide a private equity-focused solution for its Unitholders, with a mix of investments designed to accelerate capital deployment and to provide cash flow to support limited liquidity in a private portfolio.

The TE Feeder was formed on February 17, 2026 as a Delaware limited partnership. The TE Feeder intends to conduct the Private Offering on a monthly basis to prospective investors who are both (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) qualified purchasers (as defined in the Investment Company Act and rules thereunder) in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D (the “Private Offering”). The TE Feeder is structured as a perpetual life vehicle, meaning the TE Feeder has no maturity or termination date, with monthly fully funded subscriptions and periodic redemptions.

Each of the General Partner and the Manager is an affiliate of HarbourVest.

Overview of the Fund

The Fund seeks to build a global, diversified, private equity-focused portfolio in an open-ended fund that delivers capital growth over the medium to long-term through direct or indirect exposure to the equity and debt of primarily private businesses, across geographies, sectors and stages primarily through Secondary Investments (as defined below) and complemented by certain Primary Partnership Investments (as defined below), in the private equity space, with the potential to generate medium to long-term outperformance compared to public markets while striving to limit volatility and downside risk. HSEC and each of the Parallel Funds will carry out its investment objectives through its investment in the Aggregating Partnership, and the TE Feeder will carry out its investment strategy through its indirect investment in the Aggregating Partnership through its investment in the Cayman Parallel Fund.

The Fund will generally invest via secondary transactions in buyout, and to a lesser extent, growth equity and venture capital, special situations, and other private market investments globally. In addition, the Fund may make investments via secondary transactions in credit investments and real assets investments.

The actual diversification of the Fund will be determined based upon market conditions and available investment opportunities.

Secondary Investments

The Fund intends to purchase secondary interests in existing partnerships, portfolios, and investments. The Manager seeks to identify undervalued assets and develop innovative liquidity solutions for complex transactions. The private equity secondary market of the 1980s and 1990s was comprised almost entirely of traditional transactions (i.e., the sale of one or more limited partnership interests by a single seller). While traditional transactions are still a significant part of the current secondary market activity, the market has evolved substantially to include a broad range of complex transactions that provide holders of private market assets with liquidity options through increasingly sophisticated, non-traditional deal types, including GP-Led secondaries and other types of continuation solutions (including, but not limited to, solutions involving only one or a few assets), structured liquidity solutions, team spin-outs/buy-ins, public market transactions and other investments deemed to be secondary investments (such investments are referred to herein as “Secondary Investments”). HarbourVest expects the secondary market to continue to evolve with new and innovative transactions and structures and the secondaries team intends to leverage HarbourVest’s leadership in the complex secondary market to take advantage of such opportunities that the Manager believes are appropriate for the Fund.

HarbourVest expects to treat any stapled primary partnership investment made in connection with a Secondary Investment as a Secondary Investment for all purposes of the Fund, including, but not limited to, for investment allocation purposes. The Manager may determine in its discretion to treat a series of related secondary transactions as a single Secondary Investment or a single secondary transaction with discrete components as separate Secondary Investments where appropriate under the circumstances applicable to such transactions and investments.

Primary Partnership Investments

The Fund may also invest in newly formed funds raised by experienced managers that invest in buyout, and to a lesser extent, growth equity and venture capital, special situations, infrastructure and real assets, and other private markets transactions (any such partnership investment or other investment deemed to be a primary partnership investment by HarbourVest, a “Primary Partnership Investment”). HarbourVest seeks to identify and select Primary Partnership Investments that it believes to be high-quality and managed by experienced fund managers. HarbourVest expects that Primary Partnership Investments by the Fund are likely to enhance HarbourVest’s ability to source other investment opportunities for the Fund, as well as other HarbourVest-Managed Funds (as defined below).

The Fund’s investment strategy may be carried out through investments in other unlisted funds, at inception or through a secondary purchase, as well as listed private equity companies, funds, or other vehicles.

The Fund may also make investments in cash or cash-equivalent instruments (i.e. which are typically short term, highly liquid and convertible to known amounts of cash), fixed income instruments and funds including money market funds or related instruments where required for liquidity management purposes (each, a “Liquid Investment”, and together with the Secondary Investments and Primary Partnership Investments, the “Investments”). For the avoidance of doubt, the Fund will access a portion of its investment strategy by way of investments into commingled funds or special purpose vehicles managed by the Manager or its affiliates. The Registrant has not yet commenced commercial activities and does not hold any investments. Effective March 1, 2026, the General Partner and the Manager each agreed to contribute $10.00 as initial capital contributions to form the Registrant in exchange for one Class I Limited Partnership Unit each. As of the date hereof, such contributions have not been funded. Such contributions are expected to be funded in conjunction with the Fund accepting third party investor capital to commence operations. The business of the Fund includes the realization and distribution of the Fund’s net assets to Unitholders during a wind down of the Fund’s operations.

HarbourVest and HarbourVest Private Equity Overview

The HarbourVest team has been investing in global private equity across primary investments, secondary investments, and direct co-investments for more than 40 years, in credit for more than 30 years, and in infrastructure and real assets for more than 15 years. HarbourVest has built an extensive global private investments platform that offers investors access to attractive opportunities in key markets around the world. HarbourVest’s investments span a broad spectrum of private market strategies, including buyout, venture capital, growth equity, special situations, credit, infrastructure and real assets, and other niche strategies.

HarbourVest’s founders began making venture capital partnership investments in 1978 and expanded their investment focus in 1981 to include buyout partnerships. In 1982, HarbourVest formed its first fund designed to provide institutional investors with an efficient means of investing in private equity partnerships and operating companies. In 1984, HarbourVest began investing outside of the U.S., and in 1990, it began offering programs dedicated to Europe, Asia Pacific, and other geographies.

Structure

The following chart shows the Registrant’s current structure and its relationship with HarbourVest.

Note: The above structure chart is for illustrative purposes only. Certain entities (including corporations) used to acquire, hold or dispose of any investment asset or otherwise facilitate the Fund’s investment activities are not reflected.

The Fund’s investment program is designed to provide eligible investors with access to a private equity-focused solution through the Parallel Funds or a Feeder Fund, including the TE Feeder. The Fund will invest in a mix of investments designed to accelerate capital deployment and to provide cash flow to support limited liquidity in a private portfolio. HarbourVest expects to form one or more collective investment vehicles or other arrangements for eligible investors. In particular, in addition to the Registrant, HarbourVest has formed HSEC and two additional Parallel Funds:

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HarbourVest Private Equity Secondaries Fund (TE) L.P. (the “TE Feeder”, and together with any other feeder vehicles formed hereafter, the “Feeder Funds”), a Delaware limited partnership intended to be treated as a partnership for U.S. federal income tax purposes under the Code, which invests all or substantially all of its assets in the Cayman Parallel Fund (as defined below).

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HarbourVest Private Equity Secondaries Cayman Parallel Fund L.P. (the “Cayman Parallel Fund”), a Cayman Islands exempted limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes under the Code.

•	HarbourVest Private Equity Secondaries Fund L.P. (“HSEC”), a Delaware limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes under the Code.

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HarbourVest Private Equity Secondaries Delaware Parallel Fund L.P. (the “Delaware Parallel Fund” and, together with HSEC, the Cayman Parallel Fund and any other parallel vehicles formed hereafter, the “Parallel Funds”), a Delaware limited partnership intended to be treated as a partnership for U.S. federal income tax purposes under the Code.

Together, HSEC, the Cayman Parallel Fund, and the Delaware Parallel Fund will invest together through the Aggregating Partnership. The TE Feeder will invest in the Aggregating Partnership indirectly through the Cayman Parallel Fund. Unless the context otherwise requires, the limited partnership units of the TE Feeder, HSEC and each of the other Parallel Funds are referred to in the Registration Statement as the Units and those individuals and entities who hold them as the “Unitholders.”

References to the “Fund” or the “Registrant” include HSEC, one or more of the Parallel Funds and the other Feeder Funds, as the context requires. The terms “we,” “us” or “our” refer to the Fund and the Aggregating Partnership, as the context requires. One or more other parallel vehicles or feeder vehicles may be established by, or at the direction of, HarbourVest to invest alongside the Fund (as determined in the General Partner’s discretion), either directly or through one or more shared aggregation vehicles.

In this Registration Statement, except where the context suggests otherwise:

•	the term “Cayman Parallel Fund Board” refers to the board of directors of the Cayman Parallel Fund;

•	the term “Cayman General Partner” refers to HarbourVest GP LLC, a Delaware limited liability company, in its capacity as the general partner of the Cayman Parallel Fund;

•	the term “Cayman Parallel Fund Independent Directors” refers to the independent members of the Cayman Parallel Fund Board;

•	the term “Cayman Parallel Fund Partnership Agreement” refers to the Amended and Restated Exempted Limited Partnership Agreement of the Cayman Parallel Fund, as amended from time to time;

•	the term “Cayman Parallel Fund Units” refers to the limited partnership units of the Cayman Parallel Fund; and

•	the term “Cayman Parallel Fund Unitholders” refers to the limited partners of the Cayman Parallel Fund.

The General Partner and the Board of Directors

The General Partner shall cause the Fund to appoint HarbourVest Partners L.P. (the “Manager”), a Delaware limited partnership, to manage the affairs of the Fund. Each of the General Partner and the Manager is an affiliate of HarbourVest.

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights that shall be held by the Fund’s Board of Directors (the “Board” and each director appointed to the Board, a “Director” and any Directors appointed that would be independent under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by the General Partner, an “Independent Director”) once established pursuant to the terms of the Partnership Agreement. While the Independent Directors will meet the independence standards described herein, certain Independent Directors may have various business and other relationships with the Manager, the General Partner and their respective personnel and affiliates. In addition, certain Independent Directors may have relationships with third parties that engage in business with the Manager, the General Partner, the Fund or their respective affiliates. These relationships may influence the decisions made and approval given by such Independent Directors and present conflicts of interest. There can be no assurance any such conflicts will be resolved in favor of the Fund.

Once established, the Board shall be responsible for overseeing the Fund’s periodic reports under the Securities Exchange Act of 1934 (the “Exchange Act”) and certain conflicts of interest related to HarbourVest in accordance with the provisions of the Fund’s Amended and Restated Limited Partnership Agreement (as

amended from time to time, the “Partnership Agreement”) and any policies of the General Partner. Specifically, the Independent Directors will (i) review and approve or disapprove any potential conflicts of interest in any transaction or relationship between the Fund and the General Partner or any employee or affiliate thereof that the General Partner determines to present to the Independent Directors and (ii) review and approve any matter (x) for which approval is required under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), including Section 206(3) thereof, (y) as provided for under the Partnership Agreement or (z) as deemed appropriate by the General Partner. The General Partner may appoint additional directors to the Board from time to time. The Independent Directors shall be unaffiliated with the Fund, HarbourVest, the General Partner, the Manager, or any of their affiliates. The General Partner has the right to change or replace any Director with or without “Cause” (as defined in the Partnership Agreement). The Board will function in accordance with the Fund’s policies and procedures. Members of the Board have the benefit of certain exculpation and indemnification provisions set forth in the Partnership Agreement. Unitholders are not entitled to nominate persons to serve as directors of TE Feeder or vote in elections of the TE Feeder’s directors. Further, Unitholders are not able to bring matters before any meeting of the Unitholders nor are they generally able to submit proposals under Rule 14a-8 of the Exchange Act.

The Fund shall also have an audit committee (the “Audit Committee”), which is comprised solely of the Independent Directors. The Audit Committee will, among other matters, approve (1) the Fund’s auditor, as selected by the General Partner, (2) the Fund’s financial statements, (3) any material modification to the valuation policies and procedures adopted by the General Partner with respect to the Registrant and (4) such other matters as the General Partner determines to present to the Audit Committee.

To the extent the General Partner has not appointed Independent Directors, any matters for which the Independent Directors have authority or obligation to act pursuant to the Partnership Agreement can be effected by consent of the Board. To the extent the General Partner has not appointed a Board, any matters for which the Board has authority or obligation to act pursuant to the Partnership Agreement can be effected by consent of either the General Partner or Unitholders holding a majority of Units, which may include Unitholders who are affiliated with the General Partner.

See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board and “Item 11. Description of Registrant’s Securities to be Registered” for further information regarding the rights of Unitholders.

The Manager

The Cayman Parallel Fund is managed by the Manager, a wholly owned subsidiary of HarbourVest and an investment adviser registered under the Advisers Act. The Manager manages the Cayman Parallel Fund pursuant to the terms of the Investment Management Agreement (as may be amended from time to time, the “Management Agreement”) and supports the Cayman Parallel Fund in managing its Investments consistent with the Fund’s investment objective.

In consideration for its services, the Manager will be entitled to receive the Management Fee and the Incentive Fee (each as defined herein) payable by the Cayman Parallel Fund (and indirectly the Fund).

Each of the Manager and General Partner is an affiliate of HarbourVest and, as such, the Manager and General Partner have access to the broader resources of HarbourVest, subject to HarbourVest’s policies and procedures regarding the management of conflicts of interest.

Management Agreement

The description below of the Management Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Management Agreement attached as an exhibit to this Registration Statement.

The management and operation of the Registrant will be vested in the General Partner. Except as otherwise expressly provided in the Cayman Parallel Fund Partnership Agreement (including with respect to matters which the Partnership Agreement provides the Board will have oversight of) or by law, the Cayman General Partner has the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the Cayman Parallel Fund. The Cayman General Partner will be ultimately responsible for managing and operating the Cayman Parallel Fund and will control the making and disposition or other realization of Investments. The Cayman General Partner will delegate the management and operation of the Cayman Parallel Fund to the Manager on the terms set forth in the Management Agreement, including all decisions affecting the Registrant’s affairs, as deemed proper, convenient or advisable by the Cayman General Partner to carry on the business of the Registrant.

The Manager will provide management services to the Cayman Parallel Fund pursuant to the Management Agreement and will be responsible for the day-to-day management and operation of the activities of the Cayman Parallel Fund. Generally, the HarbourVest personnel servicing the Cayman General Partner are the same as those serving the Manager. The duties of the Manager, subject to the supervision of the Cayman General Partner and to the terms of the Cayman Parallel Fund Partnership Agreement, include, without limitation, the following:

•	maintaining the books and records of the Cayman Parallel Fund;

•	providing office space to the Fund and the Cayman General Partner;

•	screening and evaluating promising investment proposals and submitting such proposals to the Cayman Parallel Fund;

•	assisting the Cayman General Partner in transactions in which the Cayman Parallel Fund makes investments; and

•	monitoring the Portfolio Investments,

in each case if and to the extent requested by the Cayman General Partner.

The Manager’s services under the Management Agreement are not exclusive, and it is free to furnish similar services to other entities, so long as its services to the Cayman Parallel Fund are not materially impaired. For the avoidance of doubt, the Registrant’s management, policies and operations shall be the ultimate responsibility of the Cayman General Partner acting pursuant to and in accordance with the Cayman Parallel Fund Partnership Agreement. The Management Agreement may not be amended in a manner that materially adversely affects the Unitholders without the written consent of the Cayman General Partner and the Board. See “Item 1. Business—Partnership Agreement” below for further information.

Compensation of the Manager

Fees and Expenses

The description below of the Management Fee, Incentive Fee and Fee Offset relate to the fees and expenses payable by the Cayman Parallel Fund pursuant to the Management Agreement between the Cayman Parallel Fund and the Manager. The TE Feeder will bear its share of the Cayman Parallel Fund fees and expenses outlined in this section as a limited partner of the Cayman Parallel Fund in accordance with the terms of the Cayman Parallel Fund Partnership Agreement. In addition, to the extent that the Manager or its affiliates pays or otherwise bears the costs of any Fund Expenses of the Registrant, the Fund will reimburse the Manager or such affiliate for the same. The Subscription Fees and Ongoing Servicing Fees described below will be incurred directly by Unitholders of the Registrant.

The Registrant is a limited partner of and generally does not control decisions and actions taken by the Cayman Parallel Fund. The Cayman Parallel Fund is a limited partner of and generally does not control decisions and actions taken by the aggregating Partnership. Accordingly, there may be changes to the fees, expenses and valuation policies applicable to the Cayman Parallel Fund or the Aggregating Partnership impacting the Registrant over which the Registrant does not have control.

Management Fee

In consideration of the investment advisory and other services provided by the Manager, the Cayman Parallel Fund (and, indirectly, the Fund) will pay a quarterly management fee (the “Management Fee”) on behalf of each class of Cayman Parallel Fund Units at an annual rate equal to the Annual Management Fee Rate applicable to such class as set forth below (the “Annual Management Fee Rate”), multiplied by the Cayman Parallel Fund’s Net Asset Value calculated and accrued monthly as of the last day of each month, before giving effect to any accruals for the Management Fee, the Incentive Fee, the Servicing Fees, any subscription fees (as defined below), any distributions, and without taking into account any accrued and unpaid taxes of the Cayman Parallel Fund or any HarbourVest-controlled entity through which the Cayman Parallel Fund directly or indirectly invests in an Investment or any comparable entities of other HarbourVest-Managed Funds or taxes paid by any such entity during the applicable month, as determined in the good faith judgment of the Cayman General Partner. In the event the Cayman Parallel Fund makes any investment in HarbourVest-Managed Funds that charge a management fee, the Cayman General Partner will seek to ensure that Cayman Parallel Fund Unitholders do not ultimately bear duplicative management fees by reducing the Net Asset Value of the Fund on which the Management Fee is calculated for each applicable period by the Net Asset Value of the Cayman Parallel Fund’s investment in any such HarbourVest-Managed Fund as of the applicable valuation date.

The Fund will invest in Class I-TE Cayman Parallel Fund Units, which are subject to an annual Management Fee Rate of 1.25%. Other classes of Cayman Parallel Fund Units are subject to a different Management Fee Rate.

The Manager may waive, reduce or calculate differently the Management Fee with respect to one or more Cayman Parallel Fund Unitholders in its sole discretion.

Incentive Fee

In remuneration for its portfolio management services and in addition to any other fees paid to the Manager under the Management Agreement, at the end of each calendar quarter of the Cayman Parallel Fund, the Cayman Parallel Fund (and indirectly the Fund) will pay to the Manager (or, to the extent permitted by applicable law, an affiliate of the Manager) a quarterly incentive fee (the “Incentive Fee”), in respect of each Class equal to the Incentive Fee Percentage applicable to such class of Cayman Parallel Fund Units as set forth below (the “Incentive Fee Percentage”) of the excess, if any, of (1) the Net Profit for such Class during the relevant period over (2) the Loss Recovery Account balance for such Class for such period, in each case, except where otherwise decided by the Cayman General Partner in its full discretion and as provided in the Memorandum. The Incentive Fee is calculated at the Cayman Parallel Fund payable by the Cayman Parallel Fund pursuant to the Management Agreement between the Cayman Parallel Fund and the Manager. The TE Feeder will bear its share of the Cayman Parallel Fund fees and expenses outlined in this section as a limited partner of the Cayman Parallel Fund in accordance with the terms of the Cayman Parallel Fund Partnership Agreement.

The Fund will invest in Class I-TE Cayman Parallel Fund Units, which are subject to an Incentive Fee Percentage of 12.5%.

Incentive Fees are accrued monthly, calculated as of the last day of the calendar quarter and paid quarterly (or at such other times as the Cayman General Partner may determine in its full discretion, in agreement with the Manager) (the “Reference Period”). Other classes of Cayman Parallel Fund Units are subject to a different Incentive Fee Percentage.

For the purposes of the Incentive Fee and Loss Recovery Account, “Net Profit” and “Net Loss” shall mean, for a Class, in relation to any Reference Period, the change in Net Asset Value during such Reference Period, excluding any of the following which are paid, accrued or allocated during the relevant period, if applicable: (i) subscriptions, redemptions, conversions and unit holder distributions recognized during the same period, (ii) Servicing Fees and/or Subscription Fees, (iii) taxes and (iv) any Incentive Fees. For the avoidance of doubt, (x) Net Profit and Net Loss includes unrealized appreciation or depreciation and realized income and gains or losses, management fees and expenses (other than those referenced in the prior sentence), for such period, and (y) for any Reference Period, the change of Net Asset Value calculated as per the prior sentence shall result in a corresponding (A) Net Profit, if greater than zero, or (B) Net Loss, if less than zero.

The “Loss Recovery Account” shall, with respect to each Class, have an initial balance of zero and will, with respect to any Reference Period, be: (i) increased by the amount of the Net Loss for such Class for such Reference Period or decreased (but not below zero) by the amount of the Net Profit for such Class for such Reference Period; and (ii) decreased proportionately in respect of any Cayman Parallel Fund Units redeemed during the relevant period.

The recipient of the Incentive Fee (the “Recipient”) will not be obligated to return any portion of the Incentive Fee paid as described herein as a result of subsequent performance of the Cayman Parallel Fund or any Class. For the avoidance of doubt, the Net Asset Value will include any amounts that would be payable as Incentive Fees based on the Net Profits, if any, on the applicable Valuation Date and Cayman Parallel Fund Units redeemed will be subject to the Incentive Fee upon redemption. The balance of any Loss Recovery Account will have no bearing on the Net Asset Value other than for the purpose of determining the Incentive Fee. The Manager may waive, reduce or calculate differently the Incentive Fee with respect to one or more Cayman Parallel Fund Unitholders in its sole discretion.

The Manager may in its discretion designate an affiliate to receive the Incentive Fees.

The Manager may elect for the Recipient to receive the Incentive Fee in cash and/or units of the Cayman Parallel Fund. If the Incentive Fee is paid in Cayman Parallel Fund Units, such Cayman Parallel Fund Units may be redeemed at HarbourVest’s request and would not be subject to the Fund-Level Limit or the Early Redemption Fee (each as defined below).

Fee Offset

Subject to the Cayman Parallel Fund Partnership Agreement, the Management Fee owed with respect to an applicable Class will be reduced, but not (including all other reductions described herein) below zero, by any directors’ compensation and similar fees (including break-up, management, consulting, monitoring, or transaction fees, whether paid in cash or in kind) received by HarbourVest, the Cayman General Partner, their affiliates, or indirect partners from any Portfolio Entity or proposed Portfolio Entity, net of applicable taxes and excluding amounts that constitute Cayman Parallel Fund Expenses or relate to investors other than the Cayman Parallel Fund and its affiliates. If such fees are also allocable to other investment entities managed by HarbourVest or its affiliates, only the portion attributable to the Cayman Parallel Fund’s interest shall reduce the Management Fee. Any excess reduction shall be carried forward to subsequent quarters.

Subscription Fees

Certain financial intermediaries may charge Unitholders upfront selling commissions, placement fees, subscription fees or similar fees (the “Subscription Fees”) on certain classes of Units sold in the Private Offering. No Subscription Fee will be paid with respect to certain classes of Units, as determined by the General Partner in its sole discretion. In certain circumstances, the Subscription Fees may be paid to the Fund and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder in addition to its investment in the Fund and will not impact the Fund’s Net Asset Value.

Ongoing Servicing Fees

In respect of certain classes of Units, the Fund is expected to pay participating broker dealers and other intermediaries ongoing servicing fees (“Servicing Fees”) equal to a percentage of Net Asset Value per annum for the applicable classes of Units. Class A Units bear a Servicing Fee of up to   %. Class D Units bear a Servicing Fee of up to   %. Class I Units will not bear a Servicing Fee. No Servicing Fee will be paid with respect to certain classes of Units, as determined by the General Partner in its sole discretion. Where Servicing Fees are applicable, such Servicing Fees are expected to be calculated based on Net Asset Value for the applicable classes of Units, which is the price at which the Fund sells and redeems such Units. The Fund may also pay for certain sub-transfer agency, sub-accounting and administrative services outside of the Servicing Fees.

The Manager may remit payment of the ongoing Servicing Fees on behalf of the Fund and be reimbursed by the Fund for such payments.

Expenses

The Fund will bear certain direct and indirect expenses relating to the operations of the Fund and the Cayman Parallel Fund.

The Manager or an affiliate will bear ordinary administrative costs and expenses relating to its operations, but excluding expenses associated with Insourced Services (as defined below). The Cayman Parallel Fund (and indirectly, the Cayman Parallel Fund Unitholders, including the TE Feeder) will bear all Cayman Parallel Fund Organizational Expenses (as defined below), and all costs and expenses relating to the operations of the Cayman Parallel Fund (including such costs and expenses relating to the TE Feeder and any other related feeder fund and the Cayman General Partner and any such feeder fund). Such costs and expenses may be substantial and include, without limitation:

(i)

legal, accounting, regulatory (including expenses incurred in connection with certain filings and registrations), compliance, administrator, consulting (including expert network and media consultants), valuation, custodial, depositary auditing (including fees charged by an independent auditor in connection with in-kind subscriptions or redemptions), costs associated with any regulatory audit, investigation, settlement or review of any entity of the fund, costs incurred with any action, suit or proceeding of any kind of nature, transfer agency, third-party director, administrator and Unitholder onboarding and servicing, banking and other external professional fees and expenses;

(ii)

out-of-pocket costs of sourcing and evaluating potential portfolio investments (including broken deal expenses in the case of unconsummated investments) or temporary investments (including expenses related to meetings or conferences hosted or attended by HarbourVest, its affiliates or its employees to source investments, attendance at industry conferences and trade association memberships, and, in the case of unconsummated investments, broken deal expenses, including break-up fees), and of making, monitoring, holding, or selling portfolio investments (including, without limitation, expenses relating to risk assessment, due diligence or ongoing monitoring of potential and existing portfolio investments, including the environmental, social and governance risks related thereto and temporary investments, record-keeping expenses, travel, hotel accommodations, meals and entertainment expenses (collectively, “Travel Expenses,” and which include expenses for first class or equivalent travel and have in the past and may in the future include the cost of non-commercial air travel), record-keeping expenses, finder’s fees, placement fees, consulting fees, brokerage fees and other fees, costs and expenses;

(iii)

expenses associated with the preparation of the Cayman Parallel Fund’s financial statements and tax returns, and the representation of the Cayman Parallel Fund or the partners of the Cayman Parallel Fund in tax matters and the preparation of tax forms and the Cayman Parallel Fund’s information reporting regimes and similar tax-related compliance;

(iv)

expenses related to the organization or maintenance of any entity (including intermediate entities) used to acquire, hold, or dispose of any portfolio investment or otherwise facilitate the Cayman Parallel Fund’s investment activities, including without limitation Travel Expenses, related to such entity, the salary and benefits of any non-HarbourVest personnel reasonably necessary for the maintenance of such entity and other overhead expenses in connection therewith;

(v)

out-of-pocket costs of meeting with prospective Cayman Parallel Fund Unitholders (including in connection with the offering of the Cayman Parallel Fund), meeting with Cayman Parallel Fund Unitholders and reporting to the Cayman Parallel Fund Unitholders, including Travel Expenses;

(vi)

costs and expenses related to the Cayman Parallel Fund’s periodic and annual meetings, including Travel Expenses of the representatives of Cayman Parallel Fund Unitholders, employees of HarbourVest, speakers and vendors;

(vii)	any taxes, fees, or other governmental charges levied against the Cayman Parallel Fund or its income or assets or in connection with its business or operations;

(viii)

Independent Directors’ compensation and expenses, including expenses relating to the meetings and activities of the Board (including venue, food and beverage, travel and accommodation expenses (and any cancellation fees associated with any of the foregoing)), and fees, costs and expenses associated with any legal counsel or other third-party service providers, or advisors retained by, at the direction of or for the benefit of the Board);

(ix)	costs and expenses (including any legal or other professional expenses) incurred in connection with the formation and operation of the Cayman General Partner;

(x)

premiums or fees for directors’ and officers’ liability insurance and other insurance protecting the Cayman Parallel Fund or any indemnitee from liabilities in connection with the affairs of the Cayman Parallel Fund;

(xi)	all costs and expenses of litigation or other matters that are the subject of indemnification;

(xii)

interest on, and fees and expenses related to or arising from, any incurrence of indebtedness, including any credit facilities (or guarantees of indebtedness) or hedging activities of the Cayman Parallel Fund;

(xiii)	expenses incurred in connection with complying with provisions in Other Agreements;

(xiv)

fees paid to locally licensed intermediaries or distributors required to be engaged as a result of one or more Cayman Parallel Fund Unitholders being domiciled in, or otherwise affiliated with, a particular jurisdiction;

(xv)	Insourced Services (as defined herein);

(xvi)

the Cayman Parallel Fund’s allocable share of salaries, wages, payroll taxes, bonuses and cost of employee benefit plans for HarbourVest employees (collectively, “Employee Expenses”) providing legal, compliance (including, without limitation, know-your-investment, anti-money laundering, sanctions and anti-corruption related due diligence) or tax advisory or tax structuring services in connection with the Cayman Parallel Fund’s portfolio investments, including the execution, ongoing monitoring, holding and disposition of portfolio investments, where the Cayman Parallel Fund would otherwise bear any external fees, costs and expenses for such services as Cayman Parallel Fund expenses;

(xvii)

fees, costs and expenses (including the costs of any professional service providers) related to procuring, developing, implementing, maintaining, updating or transitioning information technology, data subscription and license-based services, research publications, hardware/software and other technology fees, costs and expenses relating to researching, identifying, investigating (and conducting due diligence with respect to), evaluating, monitoring, valuing, or obtaining market data in respect of, potential or existing portfolio investments (including license fees and maintenance costs for workflow technology that facilitates the closing of investments), managing allocations of investments between the Cayman Parallel Fund and other HarbourVest-Managed Funds and accounts, investor reporting (including costs relating to the provision of access to such information and other Cayman Parallel Fund Unitholder communications, including through a web portal), regulatory compliance, the monitoring and administration of indebtedness, hedging activities and treasury activities and other activities of, and services provided to, the Cayman Parallel Fund as described in this paragraph, including the Employee Expenses of HarbourVest IT professional personnel engaged in such services;

(xviii)	costs of winding-up and liquidating the Cayman Parallel Fund;

(xix)	expenses incurred in connection with transfers of Cayman Parallel Fund Units;

(xx)

expenses relating to ongoing administrative, governance and compliance services necessary for the operation of the Cayman Parallel Fund (including, without limitation, expenses relating to the preparation and filing of Form PF, Exchange Act reports, filings (including tender offer filings) and registration statement, reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which the Cayman Parallel Fund engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which the Cayman Parallel Fund engages in activities and/or any other regulatory filings, notices or disclosures of the Manager and/or its affiliates relating to the Cayman Parallel Fund and their activities;

(xxi)	all other costs and expenses of the Cayman Parallel Fund, HarbourVest or its affiliates in connection with the Cayman Parallel Fund Partnership Agreement; and

(xxii)

in the case of each of the foregoing items in clauses (i) through (xxi) above, all similar items in connection with any alternative investment vehicles, Portfolio Entities, or other entities in which or through which the Cayman Parallel Fund invests, to the extent not borne by such entities (collectively with Cayman Parallel Fund Organizational Expenses (as defined below), “Cayman Parallel Fund Expenses”). HarbourVest has historically borne the expenses of certain database subscriptions used in connection with evaluating, making, monitoring, holding or selling portfolio investments even though such expenses could have been treated as Cayman Parallel Fund Expenses. Such expenses are expected to be treated as Cayman Parallel Fund Expenses in the future and HarbourVest therefore expects such expenses to be borne by the Cayman Parallel Fund.

For the avoidance of doubt, the management fee received by the Manager or an affiliate thereof will not be reduced by any amounts received directly or indirectly from a portfolio company, proposed portfolio company or any other person to the extent such amounts constitute Cayman Parallel Fund Expenses, including, but not limited to amounts charged for Insourced Services.

The Cayman Parallel Fund will bear all organizational expenses and other expenses of the Cayman Parallel Fund (including, but not limited to, all fees, costs and out-of-pocket expenses (including any legal and other professional fees and expenses and platform fees and expenses paid to placement agents and other financial intermediaries reimbursed or otherwise borne by the Cayman Parallel Fund) incurred by the Cayman Parallel Fund, the Manager or its affiliates in connection with the formation of, and direct and indirect offering and distribution of interests in, the Cayman Parallel Fund (including all or a portion of such amounts in respect of the Cayman Parallel Fund and the development, formation and operation of investment vehicles (including, for the avoidance of doubt, actual or prospective feeder vehicles even if any such feeder vehicle does not admit investors) established to facilitate the investment by certain investors indirectly in the Cayman Parallel Fund, as well as master funds in which the Cayman Parallel Fund invests as a feeder fund or other vehicles through which the Cayman Parallel Fund makes or holds investments) and the respective general partners or equivalent (if not a partnership) of such entities, the incorporation and registration of such entities, related regulatory filings (such as Form PF and others), any related taxes, the offering and distribution of the interests therein (including jurisdictional legal and tax advice, preparation of disclosures, notifications, translations, publications (including without limitation on a website for regulatory, commercial or other purposes) and registrations for marketing required in various jurisdictions and for certain investors, negotiation of distribution arrangements, any cost relating to the initial seed asset contribution (including without limitation, advice, structuring and the cost of issuing a valuation report), for the avoidance of doubt, out-of-pocket costs and expenses (including without limitation, Travel Expenses (as defined below)) related to meeting with prospective and actual Cayman Parallel Fund Unitholders or distributors or placement agents) (“Cayman Parallel Fund Organizational Expenses”).

The TE Feeder will directly bear all such costs and expenses that relate to the operations of the TE Feeder, including such costs and expenses relating to any related feeder fund and the General Partner of the TE Feeder and any other such feeder fund) and the organizational expenses described above that relate to the TE Feeder (collectively, “TE Fund Expenses”).

TE Fund Expenses and Cayman Parallel Fund Expenses may be aggregated and allocated between the TE Feeder, Cayman Parallel Fund, HSEC and the other Parallel Funds pro rata based on the relative Net Asset Value of the TE Feeder, Cayman Parallel Fund and net asset value of each Parallel Fund, respectively, at the time of such allocation, unless the General Partner or Cayman General Partner, as applicable determines in good faith that a different share is appropriate. TE Fund Expenses or Cayman Parallel Fund Expenses allocated to the TE Feeder, Cayman Parallel Fund, HSEC or another Parallel Fund will generally be borne by the unitholders of such entity pro rata (unless the General Partner or the Cayman General Partner, as applicable, determines in good faith that a different share is appropriate). The TE Feeder and Cayman Parallel Fund will engage the services of third-party service providers to carry out certain fund-related services, including but not limited to, accounting, tax, reporting, valuation and compliance. The costs, fees and expenses of any such service providers will be treated as TE Fund Expenses or Cayman Parallel Fund Expenses and will be borne by the TE Feeder or the Cayman Parallel Fund, as applicable.

Certain or all Cayman Parallel Fund Organizational Expenses may be amortized, in the Cayman General Partner’s sole and absolute discretion, for up to a 60-month period beginning from the initial closing date of the Cayman Parallel Fund for purposes of calculating the Cayman Parallel Fund’s Net Asset Value, although U.S. generally accepted accounting principles require organizational expenses to be expensed when incurred.

The TE Feeder and the Cayman Parallel Fund expects to engage and pay placement agents in connection with marketing the TE Feeder and the Cayman Parallel Fund, as applicable, in certain jurisdictions.

HarbourVest has and may in the future enter into arrangements with certain persons to provide services to HarbourVest-Managed Funds and accounts. HarbourVest will allocate fees and expenses with respect to such services on a fair and equitable basis. For example, HarbourVest has entered, and could in the future enter, into arrangements with certain persons to provide services to the TE Feeder, the Cayman Parallel Fund and to other HarbourVest-Managed Funds and accounts, and in particular HarbourVest has engaged a consultant to provide earnings analysis, in-depth market research and other due diligence services with respect to certain secondary investments. Among other approaches, HarbourVest could determine to allocate fees and expenses with respect to such consultant (which could include, without limitation, a retainer or similar compensation arrangement) among the TE Feeder or the Cayman Parallel Fund and HarbourVest-Managed Funds and accounts based on aggregate amounts invested in secondary investments, regardless of whether or not such consultant provided services on a particular secondary investment or provided services for an investment in which the TE Feeder or the Cayman Parallel Fund invested, or on another basis that takes into account the overall benefits of such consultant’s services for secondary investments across the HarbourVest platform. HarbourVest has also engaged a consultant to provide credit monitoring and restructuring advice with respect to certain credit investments held by HarbourVest-Managed Funds and accounts and generally expects to allocate fees and expenses with respect thereto among such HarbourVest-Managed Funds and accounts (and the TE Feeder and Cayman Parallel Fund, as applicable) based on their respective participation in such credit investments.

Expenses to be borne by the TE Feeder and the Cayman Parallel Fund will reduce the actual returns realized by Unitholders and the Cayman Parallel Fund Unitholders, as applicable, on their investment in the applicable fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by such fund in investments). TE Fund Expenses and Cayman Parallel Fund Expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. As a result, the amount of TE Fund Expenses and Cayman Parallel Fund Expenses ultimately incurred may exceed amounts expected or budgeted by the General Partner, Cayman General Partner and/or Unitholders and unitholders of the Cayman Parallel Fund, as applicable.

The General Partner and the Cayman General Partner, as applicable, will make judgments with respect to allocation of expenses in its good faith discretion, notwithstanding its interest in the outcome, and may make corrective allocations after the fact should it determine that such corrections are necessary or advisable. Notwithstanding the foregoing, the portion of an expense allocated to the Fund or Cayman Parallel Fund for a particular item or service may not reflect the relative benefit derived by the Fund or the Cayman Parallel Fund, as applicable, from that item or service in any particular instance.

The Manager or its affiliates may pay certain Cayman Parallel Fund Expenses to be borne by the Cayman Parallel Fund. The Cayman Parallel Fund will then reimburse the Manager or such affiliate by any such amounts as determined by the Cayman General Partner in its sole discretion.

Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) by and among the Manager, the TE Feeder, HSEC, the Cayman Parallel Fund and the Delaware Parallel Fund, the Manager has agreed to waive fees that it would otherwise be paid, and/or to assume or reimburse expenses of the Cayman Parallel Fund, if required to ensure that certain Cayman Parallel Fund Expenses (excluding the Management Fee, Incentive Fee, any Servicing Fees, Subscription Fees, interest, taxes, brokerage commissions, fees and expenses charged to the Cayman Parallel Fund by Investments, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, Unitholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including (i) with respect to unconsummated transactions, and (ii) interest and structuring costs for borrowings and line(s) of credit), expenses related to the winding up and liquidation of the Cayman Parallel Fund, if applicable, certain insurance costs, and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.75% per annum of the Cayman Parallel Fund’s net asset value. Any waiver of fees or assumption or reimbursement of expenses by the Manager under the Expense Limitation Agreement shall be allocated among the Parallel Funds and Feeder Funds as reasonably determined by the Cayman General Partner in its sole discretion. With respect to each class of Cayman Parallel Fund Units, the Cayman Parallel Fund agrees to repay the Manager any fees waived and/or the expenses assumed or reimbursed under the Expense Limitation Agreement for such class of Cayman Parallel Fund Units, provided the repayments do not cause the Cayman Parallel Fund’s Organizational Expenses and certain annual operating expenses (excluding Excluded Expenses) for that class of Cayman Parallel Fund Units to exceed the expense limitation in place at the time the fees were waived, or the expense limitation in place at the time the Cayman Parallel Fund repays the Manager, whichever is lower. Any such repayments must be made within thirty-six months after the month in which the Manager waived the fee or assumed or reimbursed the expense. The Expense Limitation Agreement will have a term ending March 31, 2027. The Manager may not terminate the Expense Limitation Agreement during its term.

For further information regarding the reimbursement of the costs and expenses incurred by the General Partner, the Cayman General Partner or the Manager, as applicable, see “Item 2. Financial Information— Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses.”

The Registrant’s Partnership Agreement

The description below of the Partnership Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Registrant’s Partnership Agreement attached as an exhibit to this Registration Statement.

HarbourVest GP LLC, a Delaware limited liability company, is the general partner of the Fund. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights that shall be held by the Board. Without limitation, and subject to the terms of the Registrant’s Partnership Agreement, the General Partner is responsible for and authorized with the following:

•	performing all acts and entering into and performing all contracts (including contracting with the Manager); and

•	other documents and tasks as it may deem necessary or advisable for the Fund.

Material Conflicts of Interest

The Fund is subject to certain conflicts of interest arising out of its relationship with HarbourVest, including the Manager, the General Partner and their affiliates. There is no guarantee that the policies and procedures adopted by the Fund, the terms of the Partnership Agreement, the terms and conditions of the Management Agreement, or the policies and procedures adopted by the Board, the General Partner, the Manager, and their respective affiliates, will enable the Fund to identify, adequately address or mitigate these conflicts of interest, or that the Manager or General Partner will identify or resolve all conflicts of interest in a manner that is favorable to the Fund, and investors may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them. Some examples of conflicts of interest that may arise by virtue of the Fund’s relationship with HarbourVest include, but are not limited to, the allocation of investment opportunities, the amounts paid to the General Partner, the Manager and their affiliates, Fund fees and expenses, the Fund’s use of leverage, and the valuation of the Fund’s assets. See “Item 1A. Risk Factors—Certain Conflicts of Interest” for more discussion of the Fund’s conflicts of interest.

Allocation of Investment Opportunities

The TE Feeder will carry out its investment strategy through its indirect investment in the Aggregating Partnership through its investment in the Cayman Parallel Fund. In general, investment opportunities appropriate for the Cayman Parallel Fund (indirectly through the Aggregating Partnership) will be allocated among the Cayman Parallel Fund and other investment entities and products managed by HarbourVest (collectively, the “HarbourVest-Managed Funds”), on a fair and equitable basis in accordance with HarbourVest’s allocation policy as in effect from time to time, provided that in some cases other HarbourVest-Managed Funds will have priority over the Cayman Parallel Fund with respect to certain investments as described in the governing legal agreements of such other HarbourVest-Managed Funds and/or such allocation policy.

In particular, with respect to secondary investments, such opportunities will generally be allocated among HarbourVest’s flagship secondary funds, Dover Street XII AIF SCSp and Dover Street XII L.P. (collectively with any parallel vehicles, and including their respective predecessor or successor funds, as applicable, “Dover”), the Cayman Parallel Fund and certain other funds or accounts with secondary allocations managed by HarbourVest currently or in the future, based on a sharing arrangement whereby Dover is entitled to at least 70% of such investment opportunities, and the remainder is allocated to the Cayman Parallel Fund and other HarbourVest-Managed Funds on a fair and equitable basis pursuant to HarbourVest’s allocation policies and procedures. In certain circumstances (including, but not limited to, commercial, portfolio construction, structural, regulatory, and legal considerations), HarbourVest can cause Dover to acquire less than 70% of an investment opportunity. In such a case, the Cayman Parallel Fund and other HarbourVest-Managed Funds may be allocated more than 30% of such investment opportunity. In addition, the Cayman Parallel Fund may make investments that are not pursued by Dover (including, but not limited to, investments that are of smaller scale or have significant unfunded commitments and therefore are determined to be not appropriate for the Dover program). For the foregoing allocation purposes, a Secondary Investment with respect to which the above priority allocation right will apply will not include any investment opportunity classified in good faith by HarbourVest as a direct investment in a single asset or as an investment in a highly concentrated secondary partnership, and such investments are expected to be allocated on a fair and equitable basis among the Cayman Parallel Fund and other HarbourVest-Managed Funds and accounts, including those that invest primarily in direct investment opportunities.

Furthermore, other HarbourVest-Managed Funds may be required as a legal or regulatory matter, including under the Investment Company Act, and similar or comparable laws or regulations of any jurisdiction, to be exempt from Dover’s entitlement to at least 70% of such investment opportunities as described above, which in turn impacts allocation availability of such investments to the Cayman Parallel Fund. For example, the 70% priority right applicable to Dover will not at any time apply to allocations of investment opportunities between Dover and any registered investment companies or business development companies registered under the Investment Company Act (“Regulated Funds”) established by HarbourVest from time to time.

Additionally, certain other HarbourVest-Managed Funds have allocation priority in respect of certain investments for reasons other than legal or regulatory requirements. Some examples may include, but are not necessarily limited to: (1) other HarbourVest-Managed Funds that are part of HarbourVest’s real assets program may have priority over secondary investments in real assets-oriented investments; (2) other HarbourVest-Managed Funds that are part of HarbourVest’s credit program may have priority over secondary investments in credit-oriented investments, and (3) other HarbourVest-Managed Funds may have priority over investments offered to them primarily as a result of either (i) such other HarbourVest-Managed Funds’ ownership in pre-existing investments or (ii) relationships that one or more beneficial owners of such other HarbourVest-Managed Funds have with the sponsors of certain investments.

Competition

The General Partner believes that competition for investment opportunities varies across the private equity strategies in which it intends to invest but is generally based on industry expertise and potential for value-add pricing, terms, the structure of a proposed investment and certainty of execution. The General Partner believes that HarbourVest’s position as a leading private equity investor with scale, experienced investment teams and strong sourcing capabilities will help HarbourVest compete for quality investment opportunities and that HarbourVest’s operational expertise will help the Fund’s portfolio companies compete in their respective markets. HarbourVest competes for investment opportunities with other investment funds, business development companies, strategic industry acquirers, special purpose acquisition companies and other financial investors investing directly or through affiliates. New competitors constantly enter the market, and in some cases existing competitors combine in a way that increases their strength in the market.

Unit Redemptions

The Fund is designed primarily for long-term investors, and an investment in the Fund’s Units should be considered illiquid.

The Fund does not currently intend to list its Units for trading on any securities exchange or any other trading market. There is currently no secondary market for its Units, and the Fund does not expect any secondary market to develop for its Units. While a Unitholder should view its investment as long term with limited liquidity, in accordance with the Fund’s Partnership Agreement, on a quarterly basis, Unitholders may request that the Fund redeem all or any portion of their Units. The Fund may redeem fewer Units than have been requested in any particular quarter, or none at all, in its discretion at any time. In addition, the total amount of Units permitted to be redeemed per calendar quarter will generally be limited to no more than 5% of the Fund’s Net Asset Value, measured as of the last Business Day of the calendar quarter immediately preceding the Valuation Date (the “Fund-Level Limit”). For example, for a Redemption Date of July 1, the Valuation Date would be June 30, and the Fund-Level Limit would be measured on March 31 (assuming, in each case, that such date was a Business Day). The Fund does not expect to make redemptions of its Units until after the 12-month anniversary of the Fund’s Initial Closing Date (excluding, for the avoidance of doubt, Units that have been issued to other HarbourVest-Managed Funds and Seed Investors that have been admitted to the Fund as Unitholders). Units redeemed within 12 months of the acceptance date of such Units are subject to an Early Redemption Fee as set forth below under “Early Redemption Fee.”

The General Partner of the Fund currently expects to redeem Units as of the first Business Day of each calendar quarter, with economic effect as of the first calendar day of such quarter (each, a “Redemption Date”), using a purchase price equal to the Net Asset Value per Unit of the applicable Class (the “Redemption Price”) as of the last Business Day of the immediately preceding calendar quarter, or on such other date as the General Partner may determine (the “Valuation Date”).

In order to request a redemption of Units on a Redemption Date, a Unitholder must submit a notice to the General Partner on or before the close of business 20 Business Days prior to the applicable Valuation Date (the “Redemption Notice Deadline”), unless such deadline is waived by the General Partner; provided, that Units redeemed on a Redemption Date that is within 12 months of the purchase date of such Units will be subject to an Early Redemption Fee (as defined below), for the benefit of the Fund, of up to 5% of the applicable Redemption Price. Unitholders will generally not know the applicable Redemption Price until after the Redemption Notice Deadline. Unitholders whose Units are redeemed bear the risk that the Fund’s Net Asset Value may fluctuate significantly between the Redemption Notice Deadline on which they submit their redemption requests and the Valuation Date on which such Units are valued for purposes of such redemptions.

A Unitholder who submits a notice to redeem some but not all of its Units will be required to maintain a minimum account balance equal to the minimum initial investment amount applicable to the relevant Class of Units (the “Minimum Account Balance”). Such Minimum Account Balance requirement may be waived by the General Partner, in its sole discretion. If such requirement is not waived by the General Partner, to the extent a redemption of some, but not all of a Unitholder’s Units would cause such Unitholder to maintain an account balance of less than the applicable Minimum Account Balance the Fund may redeem all of the Unitholder’s Units. To the extent a Unitholder seeks to redeem all of the Units it owns and the Fund redeems less than the full amount of Units that the Unitholder requests to redeem, the Unitholder may maintain a balance of Units of less than the Minimum Account Balance following such redemption.

In the event that the Fund determines to redeem some but not all of the Units submitted for redemption during any quarter, Units submitted for redemption during such quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, disability or divorce and other limited exceptions (including, without limitation, a full redemption to prevent a Unitholder from maintaining a Unitholder’s account balance of less than the applicable Minimum Account Balance). All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of redemptions, as applicable.

In addition to the quarterly redemptions, the General Partner may consider other potential avenues for providing Unitholders with potential liquidity.

There may be quarters in which the Fund does not redeem Units, and it is possible that the Fund will not redeem Units at all for an extended period. If the Fund does not redeem Units, Unitholders may not be able to sell their Units as it is unlikely that a secondary market for the Units will develop or, if a secondary market does develop, Unitholders may be able to sell their Units only at substantial discounts to the applicable Net Asset Value per Unit. If the Fund does redeem Units, the Fund may be required to borrow cash or to sell assets to purchase Units that are submitted for redemption, which may increase risks for remaining Unitholders and increase expenses as a percentage of assets.

The Fund may fund redemption requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds and the sale of its assets, and the Fund has no limits on the amounts it may fund from such sources. In an effort to have adequate cash available to support redemptions, the Fund may reserve borrowing capacity under an unsecured line of credit with a third party, HarbourVest or one of its affiliates. The Fund could then elect to borrow against this line of credit in part to redeem Units presented for redemption during periods when the Fund does not have sufficient proceeds from operating cash flows or the sale of Units in this continuous offering to fund all redemption requests. If the Fund determines to obtain a line of credit, the Fund expects that it would afford the Fund borrowing availability to fund redemptions.

The Fund is permitted to satisfy in kind the payment of the redemption amount to any Unitholder who requests it by allocating to the Unitholder investments from the portfolio of assets of the Fund equal to the value of the Units to be redeemed. The assets to be transferred in such case shall be determined on a fair and reasonable basis as determined by the General Partner and may result in a distribution of a particular asset on a non-pro rata basis. All costs associated with a redemption in kind, including the costs of issuing a valuation report, shall be borne by the Unitholder requesting the redemption.

The Fund will have no obligation to redeem Units, including if the redemption would violate the restrictions on distributions under U.S. federal law, Delaware law, Cayman Islands law or any other applicable law. Furthermore, the Fund may pledge some or all of its assets, including the Fund’s liquid assets, to third-party lenders pursuant to credit facilities it enters into in the future or may be subject to contractual restrictions in such credit facilities, which could limit the Fund’s ability to redeem Units submitted pursuant to the procedures described herein (as may be updated from time to time). The limitations and restrictions described above may prevent the Fund from accommodating any or all redemption requests made in any quarter. Unitholders who are exchanging a class of the Units for an equivalent aggregate Net Asset Value of another class of the Units will not be subject to, and will not be treated as redemptions for the calculation of, any quarterly limitation on redemptions and will not be subject to the Early Redemption Fee.

The Fund-Level Limit, redemption price and Early Redemption Fee (as defined below) are calculated based on the Fund’s Net Asset Value, which is the price at which the Fund sells and redeems its Units.

There will be a substantial period of time between the date as of which Unitholders must submit a request to have their Units redeemed and the date they can expect to receive payment for their Units from the Fund.

The Fund expects, under normal market conditions, to provide payment with respect to at least 95% of the redemption proceeds within 10 Business Days of the NAV Publication Date but may hold back up to 5% of redemption proceeds until after the Fund’s year-end audit. Any such proceeds that are held back generally will be paid no later than two Business Days after the annual audit of the Fund’s financial statements for the fiscal year in which the applicable redemption is effected is made available to Unitholders.

The General Partner is permitted to make exceptions to, modify, or suspend redemptions at any time if, in its reasonable judgment it deems such action to be in the best interest of the Fund or the Unitholders, including, but not limited to, for tax, regulatory or other structuring reasons. As a result, Unit redemptions may not be available each quarter.

Early Redemption Fee

Requests for redemption are subject to an early redemption fee, for the benefit of the Fund, of up to 5% of the applicable Redemption Price if Units are redeemed on a Redemption Date that is within 12 months of the purchase date of such Units (the “Early Redemption Fee”). The General Partner may, from time to time, waive or reduce the Early Redemption Fee in its discretion, including without limitation in the case of redemptions resulting from death, qualifying disability or divorce, in the case of redemptions arising from the rebalancing of a model portfolio sponsored by a financial intermediary, in the case of redemptions requested by HarbourVest-Managed Funds or accounts, trade or operational errors and in certain other circumstances.

Compulsory Redemptions

The Fund may require a Unitholder to surrender and have all or any portion of its Units redeemed at any time, if the General Partner determines that it would be in the interest of the Fund for the Fund to redeem the Units. To the extent the Fund requires the compulsory redemption of any Units of any Unitholder, such redemption will not be subject to the Fund-Level Limit or the Early Redemption Fee, unless otherwise determined by the General Partner in its sole discretion.

Leverage

The Fund may utilize leverage, incur indebtedness and provide other credit support to one or more other investment funds and entities managed by HarbourVest (including on a joint, several, joint and several or cross-collateralized basis) for any purpose, including, without limitation, to fund all or a portion of the capital necessary for an Investment, to fully or partially pay down any existing indebtedness, to engage in restructuring of the Fund or any of its subsidiaries, to satisfy Fund or portfolio investment expenses or other obligations, to provide funds for distributions to Unitholders, to pay management fees and Fund Expenses, to make payments under hedging transactions, to build reserves to cover actual or potential obligations and to fund redemptions. Other than borrowings incurred solely to provide interim financing prior to the receipt of capital (and not for permanent or long-term financing with respect to the Investments or the Fund Expenses), the Fund does not intend to incur cash borrowings if such borrowings would cause the aggregate amount of recourse indebtedness for borrowed money incurred by the Fund to exceed 33 1/3% of the Fund’s total assets, measured at the time of such borrowings, provided that any indebtedness incurred by subsidiaries or in respect of any assets of the Fund (in each case, including in respect of any NAV Facility (as defined below)) or any guarantees by the Fund of indebtedness shall not be taken into account for the purpose of the 33 1/3% restriction, and, notwithstanding the foregoing restriction, all or any portion of any indebtedness of any subsidiary or in respect of any assets of the Fund may be secured by the investments of the Fund or other assets of the Fund without the consent of the Board or any investor in the Fund. During the initial ramp-up period of the Fund, and at other times as determined by the General Partner, in its sole discretion, borrowing by the Fund may exceed the 33 1/3% target. The Fund may incur indebtedness in excess of the limitations described above at other times, particularly during a market downturn or in connection with a large acquisition. Additionally, the Fund may incur additional indebtedness for borrowed money that causes the leverage ratio to exceed the limitation described above to the extent the General Partner expects at the time of each such incurrence that the leverage ratio shall be reduced to less than or equal to the stated limitations within 12 months from the date the leverage ratio initially exceeded such threshold.

From time to time, the Fund may enter into one or more revolving credit facilities with one or more unaffiliated third-party lenders pursuant to which the Fund may borrow for various purposes, including, but not limited to, funding investments, paying down existing indebtedness, engaging in restructuring of the Fund or any of its subsidiaries, providing liquidity to portfolio investments, paying management fees, incentive fees and operating expenses, making distributions, making payments under hedging transactions, building reserves to cover actual or potential obligations, financing the redemption of Units, and otherwise providing the Fund with liquidity. In addition, the Fund may enter into an unsecured line of credit with HarbourVest or one of its affiliates for such purposes. HarbourVest or one of its affiliates may face conflicts of interest in connection with any borrowings or disputes that arise relating to any such unsecured line of credit. Third-party lenders to such credit facilities or credit lines may obligate the Fund to (i) pledge some or all assets of the Fund, including, but not limited to, liquid assets, economic and beneficial interests in and rights to receive distributions in respect of portfolio investments, and (ii) comply with financial and negative covenants, which could limit the ability of the Fund to redeem Units in certain circumstances.

The Manager, the General Partner or one or more of its affiliates may advance amounts to the Fund on a temporary basis in anticipation of the receipt of borrowings from third parties, which amounts will be reimbursed to the Manager or the relevant party at cost (without interest or other carrying charges) as and when the relevant borrowings are received.

Hedging & Derivatives

The Fund may, but is not obligated to, whether directly or indirectly through a holding vehicle use derivative instruments for the purpose of hedging certain currency, interest rate or other market exposures, and for investment purposes (including, without limitation, synthetic secondaries, stock collars, structured financing arrangements and warrants) and to gain exposure to target assets.

Term

The Fund intends to continue in existence indefinitely but is subject to earlier winding up, dissolution and termination as further described in the Partnership Agreement.

Administrator

State Street Bank and Trust Company of 1 Congress Street, Boston, MA 02114 (the “Administrator”) serves as the Fund’s administrator and accounting agent. Pursuant to the administration agreement, the Administrator is responsible for generally managing the Fund’s administrative affairs. The Administrator is entitled to receive a monthly fee based on the monthly Net Asset Value, subject to a minimum annual fee, plus out-of-pocket expenses.

Custodian and Transfer Agent

State Street Bank and Trust Company of 1 Congress Street, Boston, MA 02114 serves as the Fund’s custodian and transfer agent (the “Transfer Agent”).

Emerging Growth Company

The Registrant will be and will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of its initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which the Registrant has total annual gross revenue of at least $1.235 billion, or (iii) in which the Registrant is deemed to be a large accelerated filer, which means the market value of Units that is held by non-affiliates exceeds $700 million as of the date of the Registrant’s most recently completed second fiscal quarter, and (b) the date on which the Registrant has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Registrant remains an “emerging growth company,” the Registrant may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). The Registrant cannot predict if investors will find Units less attractive because the Registrant may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Registrant will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate the Registrant since its financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Employees

The Fund does not currently have any employees and does not expect to have any employees. Services necessary for the Fund’s business are provided by individuals who are employees of the General Partner, the Manager or their affiliates pursuant to the terms of the Management Agreement and the Partnership Agreement. See “Item 1. Business-Management Agreement” and “—The General Partner and the Board of Directors.”

The Private Offering

The Fund intends to conduct the Private Offering on a monthly basis to prospective investors who are both (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) qualified purchasers (as defined in the Investment Company Act and rules thereunder) in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D.

The General Partner may convert Units of one Class to another Class without the consent of any person; provided, if the terms applicable to a Unitholder’s Units will be materially worse as a result of such conversion, such Unitholder’s consent will be required to convert such Unitholder’s Units to another Class.

Following the Fund’s commencement of operations, Units are generally offered for purchase as of the first Business Day of each calendar month, with economic effect as of the first calendar day of such month, except that Units may be offered and investors may be admitted as Partners more or less frequently as determined by the General Partner in its sole discretion (any such date on which Units are issued, a “Trade Date”). To the extent that any given Trade Date is not a first Business Day of a month, the economic effect of such Trade Date may not be treated as the first Business Day of such month, as may be determined by the General Partner or the Board in its sole discretion. Unless otherwise agreed by the General Partner, subscriptions are generally subject to the receipt of cleared funds on or prior to the Subscription Funding Deadline (as defined below). Except as otherwise permitted by the General Partner, initial and subsequent purchases of Units will be payable in United States dollars.

A prospective investor is required to review, complete, and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. A prospective investor must submit a completed subscription document at least five Business Days before the acceptance date (the “Subscription Dealing Deadline”). Unless otherwise agreed to with the General Partner, each initial or subsequent purchase of Units will be payable in one installment which will generally be due three Business Days prior to the date of the proposed acceptance of the purchase set by the Fund (the “Subscription Funding Deadline,” and together with the Subscription Dealing Deadline, the “Subscription Deadlines”), with the acceptance date expected to be the next Trade Date (in each case, unless waived by the General Partner in its sole discretion). Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, a prospective investor will not become a Unitholder until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the Subscription Deadlines, the Fund may hold the relevant funds and subscription document for processing in the next offering.

The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Units at any time. The Fund also reserves the right to suspend or terminate offerings of Units at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses.

Reporting Obligations

The Registrant will file annual reports containing audited financial statements, quarterly reports, and such other periodic reports as it determines to be appropriate or as may be required by law. The Registrant is filing this Registration Statement under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

The Registrant intends to make available on its website, when available, its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. The Registrant’s website will contain additional information about its business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement. From time to time, the Registrant may use its website as a distribution channel for material company information. Financial and other important information regarding the Registrant will be routinely accessible through and posted on its website.

The Fund’s fiscal year is the 12-month period ending on March 31, unless otherwise determined by the General Partner.

CERTAIN TAX, ERISA AND OTHER CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

The following is a discussion of certain U.S. federal income tax considerations relating to an investment in the TE Feeder and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Unitholder. For example, except as expressly described below, the discussion does not address the tax consequences of the disposition of an interest in the TE Feeder. This discussion is based on laws, including the Code, the Treasury Regulations promulgated thereunder, and administrative, judicial, and other authorities in effect as of the date of this Registration Statement, all of which are subject to change, possibly with retroactive effect.

The TE Feeder may be subject to, and adversely affected by, potential changes in tax laws in the United States and other jurisdictions, including as a result of current and future proposals in the United States Congress. Changes in such tax laws (including tax rates) and changes in the enforcement or interpretation of such tax laws could occur during the term of the TE Feeder that may adversely affect the TE Feeder and the Unitholders. This summary may not discuss in detail the impact of all recently enacted laws (including pursuant to the “One Big Beautiful Bill Act” enacted into law in July 2025), which could change certain of the tax consequences or considerations relating to an investment in the TE Feeder, including certain tax consequences described below. No assurance can be given regarding the actual level of taxation that may be imposed upon the TE Feeder or its investments. All prospective Unitholders should consult with their advisors as to all current and possible future proposals with respect to U.S. federal, state and local tax legislation and the effect, if any, that such legislation may have on an investment in the TE Feeder.

The following discussion assumes the Unitholder is sophisticated and fully familiar with the U.S. federal income tax rules applicable to such Unitholder. The tax treatment of each Unitholder in the TE Feeder will depend on its individual circumstances and may be subject to change in the future. Prospective investors are urged to consult their own tax advisors prior to investing in the TE Feeder with respect to their particular tax situations, including, in the case of prospective investors subject to special rules under U.S. federal income tax laws, with reference to any special issues that investment in the TE Feeder may raise for such persons. The activities of a Unitholder unrelated to such Unitholder’s status as a Unitholder of the TE Feeder may affect the tax consequences to such Unitholder of an investment in the TE Feeder. Certain prospective investors may be subject to special rules, including, but not limited to, banks, thrifts, insurance companies, persons liable for the net investment income tax imposed under Section 1411 of the Code, charitable remainder trusts, dual residents, organizations that are generally exempt from U.S. federal income tax under Section 115 of the Code, persons liable for the excise tax on charitable endowments, and non-U.S. governments and international organizations that qualify for U.S. tax benefits under Section 892 of the Code. Such special rules are not addressed in the following discussion and prospective investors who are subject to such rules should consult their own tax advisors as to the tax considerations relating to an investment in the TE Feeder. Furthermore, except to the extent set forth below, this discussion does not address all of the tax consequences that may be relevant to tax-exempt U.S. Unitholders and Non-U.S. Unitholders (as defined below).

For purposes of this discussion, a “U.S. Person” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person.

A “U.S. Unitholder” is a Unitholder that is a U.S. Person, and a “Non-U.S. Unitholder” is a Unitholder that is a Non-U.S. Person. If Units are held by an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the tax treatment of such entity or arrangement and the owners thereof generally will depend on the activities of such entity or arrangement and the status of such owners and as such, the discussion set forth below does not apply to such entities, arrangements or the owners thereof. Prospective investors that are treated as partnerships for U.S. federal income tax purposes and their owners should consult their tax advisors regarding the tax consequences of an investment in the TE Feeder.

HarbourVest has formed the TE Feeder, HSEC and the two additional Parallel Funds to which investors may subscribe:

1. The TE Feeder, a Delaware limited partnership intended to be treated as a partnership for U.S. federal income tax purposes.

2. The Cayman Parallel Fund, a Cayman Islands exempted limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes.

3. HSEC, a Delaware limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes.

4. The Delaware Parallel Fund, a Delaware limited partnership intended to be treated as a partnership for U.S. federal income tax purposes.

The TE Feeder will own interests in the Cayman Parallel Fund, through which it will indirectly invest in the Aggregating Partnership. HSEC, the Delaware Parallel Fund and the Cayman Parallel Fund, will each own interests in the Aggregating Partnership intended to be treated as a partnership for U.S. federal income tax purposes.

The TE Feeder

Taxation of the TE Feeder

Below is a discussion of certain U.S. federal income tax considerations for applicable Unitholders that are considering an investment in the TE Feeder.

The TE Feeder is intended to be treated as a partnership, and not to be treated as a corporation, for U.S. federal income tax purposes. As a partnership, the TE Feeder will generally not be subject to U.S. federal income tax; instead, each Unitholder that invests through the TE Feeder will be required annually to take into account its distributive share of all items of such Fund’s income, gain, loss, deduction, and credit, whether or not distributed and may be required to file annual U.S. federal income tax returns. The TE Feeder is expected to exclusively hold a limited partner interest in the Cayman Parallel Fund. As a result, the TE Feeder’s tax items are expected to consist of income derived from the Cayman Parallel Fund. The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization, and sourcing of gains and losses.

Taxable U.S. Unitholders in the TE Feeder are expected to recognize income without receiving cash including for reasons described below in “–The Cayman Parallel Fund-Taxation of the Cayman Parallel Fund”.

Each year, the TE Feeder will file a U.S. federal partnership information return reporting its operations for the year, and will provide a Schedule K-1 to each Unitholder in the TE Feeder. However, it is not expected that Unitholders will receive such Schedule K-1 prior to when their tax return reporting obligations become due with respect to the applicable year, and they should expect to have to request extensions of time in which to file such returns.

An entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” A partnership that meets certain safe harbor requirements or certain other exceptions is not subject to the “publicly traded partnership” rules. The TE Feeder intends to operate in a manner so that it qualifies for safe harbor treatment or other exceptions at all times, although no assurances can be provided. Furthermore, in the absence of a ruling from the IRS (which HarbourVest does not intend to obtain), there can be no assurance that the IRS will not attempt to recharacterize the TE Feeder as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If the TE Feeder were determined to be taxable as a corporation, the U.S. federal income tax consequences for the TE Feeder and its Unitholders would generally be similar to that of HSEC and its Unitholders, respectively. The remainder of this discussion assumes that the TE Feeder will be treated as a partnership for U.S. federal income tax purposes.

An investment in the TE Feeder may result in a Unitholder bearing more or less taxes than otherwise would be incurred had such Unitholder invested in another Fund and such difference could be substantial.

Qualified Business Income

Although the TE Feeder intends to be treated as a partnership for U.S. federal income tax purposes, it is expected that its sole asset will be its interest in the Cayman Parallel Fund. Because the Cayman Parallel Fund has elected to be treated as a corporation for U.S. federal income tax purposes, the TE Feeder would not be expected to receive any allocations of “qualified business income.”

Limitations on Deductibility of Expenses and Other Losses

It is anticipated that the TE Feeder’s direct expenses will generally be investment expenses treated as miscellaneous itemized deductions rather than trade or business expenses, with the result that any individual who is an investor in the TE Feeder (either directly or through a Unitholder that is a partnership or other pass-through entity) will not be permitted to claim a U.S. federal income tax deduction for such expenses.

Each Unitholder in the TE Feeder will generally be allocated its proportionate share of organizational and offering expenses (including placement fees) incurred by the TE Feeder. However, Unitholders should not expect to benefit from deductions relating to such expenses currently. The TE Feeder may choose to deduct organizational expenses ratably over a fifteen year period, or it may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

In addition, under the Partnership Agreement, the General Partner has the discretion to allocate specifically an amount of the TE Feeder’s income, gain, loss or deduction for U.S. federal income tax purposes to a withdrawing Unitholder so as to cause the Unitholder’s Units to equal as nearly as possible its adjusted tax basis in its interests in the TE Feeder.

By adopting the Partnership Agreement, the Unitholders agree to be bound by the allocations and determinations made by the TE Feeder, as applicable. There can be no assurance that the IRS will agree with the TE Feeder’s tax allocations. A successful IRS challenge to the TE Feeder’s tax allocations could have a significant adverse effect on the timing, amount and character of the tax items allocable to a particular Partner. See also “– The TE Feeder– Audit of Tax Returns” below.

A non-corporate taxpayer is not permitted to deduct “investment interest” expense in excess of “net investment income.” This limitation could apply to limit the deductibility of interest paid by a non-corporate investor (either directly or through a Unitholder that is a partnership or other pass-through entity) on indebtedness incurred to finance its investment in the TE Feeder or the deductibility of its share of interest expense (if any) of the TE Feeder. In addition, deductions for “business interest” may be subject to further limitations.

Deductions and losses arising from an investment in the TE Feeder may also be limited or disallowed under other rules.

Distributions and Adjusted Tax Basis

In general, a Unitholder’s adjusted tax basis in its interest in the TE Feeder will initially equal the amount of cash and the adjusted tax basis in other property (if any) the Unitholder has contributed for such interest and will be increased by such Unitholder’s allocable share of such Fund’s income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted tax basis of any property distributed from such Fund to it and its distributive share of such Fund’s expenses and losses. In addition, a Unitholder’s basis includes such Unitholder’s share of the TE Feeder’s liabilities, and decreases in the TE Feeder’s share of liabilities are treated as cash distributions.

In general, a Unitholder that receives cash in connection with the Unitholder’s complete withdrawal from the TE Feeder will recognize capital gain or loss to the extent of the difference between the proceeds received by such Unitholder and such Unitholder’s adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the TE Feeder generally will be short-term or long-term capital gain or loss, depending on the Unitholder’s holding period for its interest in the TE Feeder, except that a Unitholder will generally recognize ordinary income (regardless of whether there would otherwise be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the Unitholder receives a cash distribution for the Unitholder’s allocable share of (i) previously untaxed “unrealized receivables” (including, among other items, any accrued but untaxed market discount) or (ii) substantially appreciated inventory (together, “Hot Assets”). A Unitholder’s receipt of a non-liquidating cash distribution from the TE Feeder generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such Unitholder’s adjusted tax basis in its interest before the distribution, except that the Unitholder might recognize ordinary gain, regardless of whether the distribution exceeds its basis, in the event that the TE Feeder holds Hot Assets under the rules described above. The Unitholder’s basis in the TE Feeder for purposes of calculating future gain or loss will be adjusted accordingly. If a Unitholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, such interest generally will have a divided holding period, which could cause such Unitholder to recognize more or less short-term and long-term capital gain or loss than it would have with a single holding period.

Passive Foreign Investment Companies / Controlled Foreign Corporations / Tax-Exempt U.S. Unitholders / Non-U.S. Unitholders

Because the TE Feeder will conduct its investment strategy by investing in the Cayman Parallel Fund, Unitholders in the TE Feeder should refer to the discussion below under the heading “–The Cayman Parallel Fund-Taxation of the Cayman Parallel Fund” regarding the consequences of (i) the Cayman Parallel Fund being treated as a passive foreign investment company (“PFIC”), (ii) the Cayman Parallel Fund being treated as a “controlled foreign corporation” (“CFC”) and a U.S. Unitholder potentially being treated as a “United States shareholder” (within the meaning of Section 951 of the Code) of the Cayman Parallel Fund, (iii) an investment in the TE Feeder by tax-exempt U.S. Persons or Non-U.S. Persons (as defined below).

Partnership Audit Rules

The TE Feeder or their Unitholders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of the TE Feeder’s income, gain, loss, deduction, or credit (or adjustment of the allocation of any such items among the Unitholders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the TE Feeder level in the year of such adjustment. In that event, under the Partnership Agreement, the General Partner will allocate such tax among the Unitholders as equitably determined by the General Partner, and each Unitholder may be required to contribute to the TE Feeder (which contribution shall not be treated as a capital contribution and will not reduce such Unitholder’s remaining commitment) the amount of such tax allocated to it. As a result, a Unitholder may bear liability for the adjustment in an amount that exceeds the taxes that the Unitholder (or its predecessor in interest) would have paid if the adjustment had been applied at the partner level.

Alternatively, the General Partner may elect to send an adjusted Schedule K-1 to each person who was a Unitholder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Unitholder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Unitholders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures. Prospective investors are urged to consult their own tax advisors regarding the application of these partnership audit procedures to an investment in the Fund.

The Cayman Parallel Fund

Taxation of the Cayman Parallel Fund

The Cayman Parallel Fund will elect to be treated as a corporation for U.S. federal income tax purposes.

The Cayman Parallel Fund is expected to exclusively hold a limited partner interest in the Aggregating Partnership. The Aggregating Partnership is intended to be treated as a partnership for U.S. federal income tax purposes and will generally not be subject to U.S. federal income tax; instead, the Cayman Parallel Fund will be required annually to take into account its distributive share of all items of the Aggregating Partnership’s income, gain, loss, deduction, and credit, whether or not distributed.

The Cayman Parallel Fund will be subject to U.S. federal withholding tax at a rate of 30% on its distributive share of any U.S. source interest (subject to certain exemptions), dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by the Aggregating Partnership.

Any income treated as effectively connected with conduct of a U.S. trade or business (“ECI”) (including any income treated as ECI) allocable to the Cayman Parallel Fund will be subject to U.S. federal withholding tax at a rate of 21%, and the amount withheld will be available as a credit against the tax shown on the Cayman Parallel Fund’s U.S. federal income tax return, and the Cayman Parallel Fund is subject to direct U.S. federal income tax on its allocable share of ECI at a rate of 21%. The Cayman Parallel Fund may also be subject to the 30% branch profits tax on certain of its ECI. The branch profits tax is a tax on the “dividend equivalent amount” of a non-U.S. corporation, which is determined based on the amount of the corporation’s earnings and profits attributable to such ECI that is not treated as reinvested in the United States. The branch profits tax increases the effective U.S. federal corporate income tax rate on such ECI from 21% to 44.7%.

Furthermore, because the Aggregating Partnership is expected to be treated as engaged in a U.S. trade or business for U.S. federal income tax purposes, gain on the disposition (including by redemption or any other transaction that is treated as a taxable disposition for U.S. federal income tax purposes) by the Cayman Parallel Fund of its interest in the Aggregating Partnership would be treated as income that is ECI to the same extent that the Cayman Parallel Fund would recognize ECI if the Aggregating Partnership sold all of its assets at fair market value as of the date of such disposition.

An investment in the Cayman Parallel Fund may result in a Unitholder bearing more or less taxes than otherwise would be incurred had such Unitholder invested in the Fund or the Delaware Parallel Fund and such difference could be substantial.

Taxable U.S. Unitholders

While ownership of the Cayman Parallel Fund is not restricted to any category of U.S. Unitholder, the discussion below is addressed to a prospective investor that (i) is a taxable U.S. Unitholder (including, but not limited to, a U.S. individual) or a tax-exempt U.S. Unitholder that has incurred any acquisition indebtedness in respect of its interest in the Cayman Parallel Fund, and (ii) will not own (or be deemed to own) 10% or more (by vote or value) of the Cayman Parallel Fund (other than to the extent discussed below in the case the Cayman Parallel Fund is treated as a CFC with respect to certain U.S. Unitholders). This discussion does not address the tax consequences of investing in the Cayman Parallel Fund to other types of U.S. Unitholders, who are urged to consult their own tax advisors.

The Cayman Parallel Fund is expected to be treated as a PFIC. If the Cayman Parallel Fund is treated as a PFIC, a U.S. Unitholder’s share of certain distributions from the Cayman Parallel Fund and gain from the disposition of an interest in the Cayman Parallel Fund (including through an actual or a deemed redemption) could be subject to a substantial interest charge and could be characterized as ordinary income (rather than as capital gain). If a U.S. Unitholder makes a QEF election with respect to the U.S. Unitholder’s interest in the Cayman Parallel Fund, the interest charge would not apply and gain from the disposition of the U.S. Unitholder’s interest otherwise treated as capital gain would not be characterized as ordinary income, but the U.S. Unitholder would in general be required to include in income annually its share of the Cayman Parallel Fund’s ordinary earnings and net capital gains (potentially at preferential long-term capital gains rates, depending on the PFIC’s holding period in its assets); losses realized by a PFIC subject to a QEF election are not currently deductible. Each U.S. Unitholder generally must make such election with its U.S. federal income tax return for the tax year that includes the U.S. Unitholder’s initial investment into the Cayman Parallel Fund in order to avoid such treatment. A QEF election may affect the timing, character, and amount of income recognized by a U.S. Unitholder, and, in particular, may result in a U.S. Unitholder recognizing income subject to tax prior to the receipt of any distributable proceeds and recognizing ordinary income that would have otherwise been “qualified dividend income” (subject to preferential rates for individuals and certain other non-corporate taxpayers) had the U.S. Unitholder invested in the Fund. Because the Cayman Parallel Fund does not expect to make distributions on a regular basis, Unitholders in the Cayman Parallel Fund that make a QEF election may recognize significant income without receiving cash. A taxable U.S. Person who is sensitive to allocations of U.S. taxable income without corresponding cash distributions may wish to consider investing in the Fund.

The Cayman Parallel Fund intends to provide the annual PFIC information statement required to make and maintain a QEF election with respect to the Cayman Parallel Fund. However, Unitholders of the Cayman Parallel Fund should not expect to receive the annual information statement prior to when their tax return reporting obligations become due and should expect to have to request extensions of time in which to file. U.S. Unitholders generally will be required to file an annual report on IRS Form 8621 with respect to the Cayman Parallel Fund.

For a U.S. Unitholder that timely makes a QEF election with respect to its interest in the Cayman Parallel Fund, an amount previously included in the U.S. Unitholder’s income under the QEF rules generally would not be subject to U.S. federal income tax when it is distributed to the U.S. Unitholder. Any additional distribution to the U.S. Unitholder generally would be treated first as a non-taxable return of capital to the extent of the U.S. Unitholder’s adjusted tax basis in its interest in the Cayman Parallel Fund and then as gain from the sale or exchange of such interest.

In addition, the Aggregating Partnership may invest directly or indirectly in PFICs. There can be no assurance that a QEF election will be available with respect to such PFICs, in which case the interest charge and ordinary income treatment described above generally would apply to distributions by such entities or to dispositions of direct and indirect interests in such entities (including a disposition by a U.S. Unitholder of its interest in the Cayman Parallel Fund, including through an actual or deemed redemption), even for a U.S. Unitholder that has made a QEF election with respect to the Cayman Parallel Fund.

If a U.S. Person, including, potentially, the TE Feeder and/or its Unitholders, directly, indirectly or constructively owns at least 10% of the interests of the Cayman Parallel Fund as measured by value or voting power, such U.S. Person will be considered a “United States shareholder” with respect to the Cayman Parallel Fund. If “United States shareholders” in the aggregate directly, indirectly or constructively own more than 50% of the voting power or value of the stock of the Cayman Parallel Fund, the Cayman Parallel Fund will be classified as a CFC for U.S. federal income tax purposes. If the Cayman Parallel Fund is treated as a CFC during the taxable year, the “United States shareholders” of the Cayman Parallel Fund who directly or indirectly own stock of the Cayman Parallel Fund (including through the TE Feeder) would generally be subject to current U.S. tax on certain types of income of the Cayman Parallel Fund (subject to certain limitations, including dividends, interest, capital gains, rents, royalties and “net CFC tested income”) as ordinary income, regardless of whether there are cash distributions from the Cayman Parallel Fund. In addition, gain on the sale of the Cayman Parallel Fund’s stock by a “United States shareholder” during the period that the corporation is a CFC and thereafter for a five-year period may be classified in whole or in part as dividend income. If a U.S. Unitholder is a “United States shareholder” of a CFC under the rules described above, the PFIC rules generally will not apply to such U.S. Unitholder with respect to such investment.

U.S. Persons who directly or indirectly will own an interest in the Cayman Parallel Fund (including through the TE Feeder) should consult their tax advisors regarding the U.S. tax consequences of owning an interest in the Cayman Parallel Fund and the application of the PFIC and CFC rules described above.

Tax-Exempt U.S. Unitholders

While ownership of the Cayman Parallel Fund is not restricted to any category of tax-exempt U.S. Unitholder, this discussion is addressed to a prospective investor that is a U.S. entity described in Section 501(a) of the Code. This discussion does not address the tax consequences of investing in the Cayman Parallel Fund to other types of tax-exempt U.S. Unitholders, who are urged to consult their own tax advisors.

A tax-exempt U.S. Unitholder that holds its interest in the Cayman Parallel Fund should not be directly subject to U.S. federal income tax or filing requirements in respect of UBTI generated by the Aggregating Partnership, other than, possibly, UBTI resulting from certain insurance income received from or attributable to CFCs. If a tax-exempt U.S. Unitholder does not incur any acquisition indebtedness in respect of its interest in the Cayman Parallel Fund, then the tax-exempt U.S. Unitholder should not be subject to U.S. federal income tax in respect of distributions received from the Cayman Parallel Fund regardless of the PFIC status of the Cayman Parallel Fund or on a disposition of the Units in the Cayman Parallel Fund.

Non-U.S. Unitholders

While the ownership of the Cayman Parallel Fund is not restricted to any category of Non-U.S. Unitholder, this discussion is addressed to a prospective investor that is a Non-U.S. Unitholder that is not, and will not be, engaged in trade or business within the U.S., does not, and will not, have U.S. source income. This discussion does not address the U.S. federal income tax consequences of investing in the Cayman Parallel Fund to other types of Non-U.S. Unitholders, who are urged to consult their own tax advisors.

A Non-U.S. Unitholder of the Cayman Parallel Fund should not be directly subject to U.S. federal income tax or filing requirements in respect of ECI (including any income treated as ECI) earned by the Cayman Parallel Fund or on a disposition of Units in the Cayman Parallel Fund. Furthermore, a Non-U.S. Unitholder should not be subject to U.S. federal income tax in respect of distributions received from the Cayman Parallel Fund (other than potential withholding, as described below).

The Cayman Parallel Fund will be subject to U.S. federal withholding tax at a rate of 30% on its distributive share of any U.S. source interest (subject to certain exemptions), dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by the Aggregating Partnership.

Certain Reporting Requirements

Treasury Regulations require that certain U.S. persons file reports with the IRS, including with respect to transfers of cash or other property to the Cayman Parallel Fund and certain information about the Cayman Parallel Fund and their interests in the Cayman Parallel Fund. In some circumstances, such reports must include the names and addresses of the other partners of the Cayman Parallel Fund. Substantial penalties may be imposed on a U.S. person that fails to comply with these reporting requirements.

Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to the Fund (or any of the transactions undertaken by the Fund), Unitholders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Unitholders) would be required to disclose to the IRS information relating to the Fund and its transactions, and to retain certain documents and other records related thereto. Although the Fund believes that the subscription for an interest in the Fund is not a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Fund may become a reportable transaction for Unitholders in the future, for example if the Fund generates certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by the Fund will be a reportable transaction for Unitholders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt U.S. Unitholders (and, in some cases, the managers of tax-exempt U.S. Unitholders) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Information Reporting Regimes

The Fund will be subject to various information reporting and withholding regimes, including the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury regulations and guidance (“FATCA”), Council Directive 2018/822/EU amending Council Directive 2011/16/EU and related regulations and guidance (collectively, “DAC 6”), and possibly other similar reporting regimes.

Under FATCA, a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) (“withholdable payments”), and (ii) payments made after the date that is two years after the date on which the final Treasury Regulations that define “foreign passthru payments” are published by certain foreign financial institutions (such as banks, brokers, investment funds, or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

Under FATCA, a Non-U.S. Unitholder’s distributive share of withholdable payments generally will be subject to a 30% withholding tax if the Unitholder fails to provide certain information and tax forms, including in some cases a certification that the Unitholder does not have any substantial U.S. owners or certain information with respect to each of its substantial U.S. owners. A Unitholder that is an FFI, however, generally will be subject to a 30% withholding tax on its distributive share of withholdable payments, unless the Unitholder (a) is subject to an agreement with the IRS or (b) establishes that an exemption (including an exemption under an applicable intergovernmental agreement) applies.

FATCA may also apply to certain non-U.S. entities held by or affiliated with the Fund.

Under DAC 6, certain EU intermediaries, and in certain cases, parties such as the Fund or the Unitholders, are required to disclose certain information on cross-border arrangements that exhibit characteristics or features identified by the EU Council as having potential risk of tax avoidance. The reported information will be automatically exchanged with other EU member states. It is possible that certain transactions entered into by the Fund or the Fund’s underlying investments, or the structure of the Fund itself, will require the Fund or its Unitholders to make such disclosures. The failure to timely and properly report arrangements that are required to be reported may result in penalties for the Fund or its investors.

In addition to FATCA and DAC 6, the Fund could be subject to other reporting regimes that could require the Fund to report to an applicable government authority information about its Unitholders and certain persons who indirectly hold, or who control, an interest in the Fund through a Unitholder, for example the OECD Common Reporting Standard for Automatic Exchange of Financial Account Information in Tax Matters (“CRS”).

Under the Partnership Agreement, a Unitholder will be required to provide such information and documentation, and comply with such procedures, as are required for the Fund or any related entity to comply with any requirements relating to FATCA, DAC 6, and any other similar reporting regimes. The failure of a Unitholder to comply with these requirements could result in adverse consequences to such Unitholder pursuant to the Partnership Agreement, including, possibly, the transfer of such Unitholder’s interest in the Fund to a person selected by the General Partner for whatever consideration could be obtained for such interest.

Prospective investors are urged to consult their own tax advisors regarding the application of FATCA, DAC 6, and other applicable tax information exchange regimes to an investment in the Fund.

Certain U.S. Federal Estate Tax Considerations

The foregoing discussion does not address the U.S. federal estate tax consequences of an investment in the Fund. Prospective investors are urged to consult their own tax advisors regarding U.S. federal estate tax matters.

Certain U.S. State and Local Tax Considerations

The foregoing discussion does not address the U.S. state and local tax consequences of an investment in the Fund. Prospective investors are urged to consult their own tax advisors regarding U.S. state and local tax matters.

Certain Other Tax Considerations

The Fund may be subject to withholding and other taxes imposed by, and Unitholders may be subject to taxation and reporting requirements in, the other jurisdictions in which the Fund has activities or makes investments. It is possible that tax conventions between such countries and the jurisdiction in which a Unitholder is a resident may reduce or eliminate certain of such taxes. In some cases taxable Unitholders may be entitled to claim foreign tax credits, refunds or deductions with respect to such taxes, subject to applicable limitations.

Treatment of Withholding Taxes

The Partnership Agreement authorizes the Fund to withhold and remit any withholding taxes with respect to any Unitholder. Any such withholding tax attributable to a Unitholder and actually withheld from a distribution to such Unitholder will be treated as a distribution to such Unitholder. Any other withholding or other tax that is attributable to a Unitholder shall be treated as an advance to such Unitholder, which shall be repaid, together with interest, at the option of the General Partner, by deduction from distributions thereafter made to such Unitholder or earlier payment by such Unitholder. Each Unitholder shall, to the fullest extent permitted by applicable law, reimburse the Fund for all liabilities for taxes attributable to such Unitholder. If the Fund receives a distribution from which tax has been withheld and such tax is attributable to one or more Unitholders, each such Unitholder will be treated as having received as a distribution or advance the portion of such amount that is attributable to such Unitholder’s interest in the Fund.

Alternative Investment Vehicles

The foregoing discussion generally does not address the tax consequences of an investment made through an alternative investment vehicle (“AIV”). The tax consequences in the case of an AIV may be different from those described above (including, in the case of a non-U.S. AIV, as they relate to CFCs, QEF elections and withholding). In addition, in the case of a non-U.S. AIV, certain U.S. Unitholders may be required to file Form 8865, Return of U.S. Persons With Respect to Certain Foreign Partnerships, reporting transfers of cash or other property to the AIV and information relating to the AIV, including information relating to the Unitholder’s ownership interest in the AIV and allocations of the items of income, gains, losses, deductions, and credits from the AIV to the Unitholder and, in some circumstances, the names and addresses of certain of the other interest holders in the AIV. Substantial penalties may be imposed upon a U.S. Unitholder that fails to comply. Also, in the case of a non-U.S. AIV, certain information reporting regimes may apply as described under “Information Reporting Regimes” above and may require U.S. Unitholders to comply with certain reporting obligations. Prospective investors are urged to consult their own tax advisors regarding an investment in an AIV.

Certain ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), governs the investment of the assets of certain employee benefit plans that may be Unitholders in the Fund. ERISA and the rules and regulations of the Department of Labor (“DOL”) under ERISA contain provisions that should be considered by fiduciaries of those plans and their legal advisers. The Code also has certain provisions that apply to such plans as well as IRAs and so-called “Keogh Plans.” Certain similar state and other local statutory rules may apply to plans that are not subject to ERISA, such as government plans, church plans and plans maintained outside of the United States; fiduciaries of these plans should be familiar with the rules governing those plans.

Fiduciary Duty of Investing Plans

In considering an investment in the Fund, plan fiduciaries should consider their basic fiduciary duty under section 404 of ERISA, which requires them to discharge their investment duties prudently and solely in the interest of the plan participants and beneficiaries.

Before authorizing an investment in the Fund, plan fiduciaries should consider, among other things: (i) the fiduciary standards under ERISA; (ii) whether the investment in the Fund satisfies the prudence and diversification requirements of ERISA; (iii) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instrument and under Title I of ERISA; and (iv) whether the investment will give rise to a non-exempt “prohibited transaction” within the meaning of section 406 of ERISA or section 4975 of the Code. In analyzing the prudence of an investment in the Fund, special attention should be given to the DOL regulation on investment duties 29 C.F.R. section 2550.404a-1.

Plan Assets

Department of Labor regulations at 29 CFR 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”) concern whether investment by a plan in a partnership will result in the assets of the partnership being deemed “plan assets” and therefore subject to ERISA. The Plan Asset Regulations contain a general rule that when an “employee benefit plan” subject to ERISA invests in an entity such as a partnership, and the interest acquired by the plan is neither a publicly-offered security nor a security issued by a registered investment company, the plan’s assets include both the partnership interest and an undivided interest in each of the underlying assets of the partnership, unless the aggregate equity participation in the partnership by benefit plan investors subject to ERISA or the Code is not “significant” (i.e., such participation is less than 25% of the total value of each class of the partnership’s equity, disregarding certain amounts held by the general partner, manager, or their affiliates) or the partnership is operated as an operating company, including a venture capital operating company.

The General Partner will use commercially reasonable efforts to conduct the affairs of the Fund so that the Aggregating Partnership’s assets should not be deemed to constitute “plan assets” of any Unitholder that is a “benefit plan investor” (within the meaning of the ERISA and the Plan Asset Regulations) and in this regard, the Fund intends to rely on the “publicly-offered securities” exception or another exception to holding “plan assets”, such as limiting equity participation by “benefit plan investors”, each within the meaning of the Plan Asset Regulations). The “publicly-offered securities” exception requires that interests in the Fund be “widely held” and “freely transferable”. While the General Partner expects that interests in the Fund will meet such criteria, there is a lack of significant guidance from the DOL in this area, and accordingly, there can be no assurances in this regard. The Fund will rely on representations made by the Unitholders in their subscription materials in determining what percentage of the Fund is held by benefit plan investors.

If the portfolio securities of the Aggregating Partnership were plan assets of plans subject to Title I of ERISA or Section 4975 of the Code, various provisions of ERISA would apply. Among other things, the General Partner and the Manager would be fiduciaries (as defined in ERISA) with respect to the assets of each such plan invested in the Fund, and would be subject to the fiduciary responsibility provisions and prohibited transaction rules under Title I of ERISA and Section 4975 of the Code, which prohibit certain transactions in which a plan and a fiduciary or other “party in interest” or “disqualified person” participate. Such a problem could exist if, for example, a fiduciary or other service provider of an investing plan sold securities to the Fund. There can be no assurance that, in such event, the Aggregating Partnership would be able to comply with ERISA or Section 4975 of the Code.

For the avoidance of doubt, each Parallel Fund and the TE Feeder is intended to be a “hardwired” feeder fund for purposes of ERISA and Section 4975 of the Code, and it is intended that the only investment activity of such vehicle will be investing in securities of the Aggregating Partnership (in the case of the TE Feeder, indirectly through the Cayman Parallel Fund). Consistent with this intention, the Manager and General Partner (acting in their capacities as investment manager and general partner of such vehicles, respectively) will not exercise any discretion regarding the investment activities of any Parallel Fund or the TE Feeder or otherwise take actions that could be deemed to be fiduciary in nature (for purposes of ERISA or Section 4975 of the Code) with respect to any Parallel Fund, the TE Feeder or any of their respective Unitholders, and all references to the “discretion” or “sole discretion” of the Manager or the General Partner regarding investment activities should be interpreted as such entity causing the Parallel Funds and the TE Feeder to operate consistent with the objective of investing in securities of the Aggregating Partnership or taking actions as are necessary to give effect to the actions of the Aggregating Partnership.

Plan administrators of investors that are subject to ERISA may be required to report on Form 5500 Annual Return/Report compensation paid to service providers. The descriptions contained herein of fees and compensation are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available. Prospective Unitholders such as pension funds that are subject to the provisions of ERISA should consult with their counsel and advisers as to the provisions of ERISA applicable to an investment in the Fund.

Trustees, investment managers and other fiduciaries of all plan investors, whether or not subject to ERISA or similar applicable laws, are advised to consult their counsel with respect to questions arising under ERISA, the related provisions of the Code, and any similar state or local laws applicable to such plan.

Compliance With Anti-Money Laundering Requirements

In response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the General Partner may request prospective and existing Unitholders to provide additional documentation verifying, among other things, such Unitholder’s identity and source of funds used to purchase its Units in the Fund. The General Partner may decline to accept a subscription if this information is not provided. Requests for documentation and additional information may be made at any time during which a Unitholder holds Units in the Fund. The General Partner may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Unitholders that the information has been provided. The General Partner will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws and at this point it is unclear what steps the General Partner may be required to take; however, these steps may include prohibiting such Unitholder from making further contributions of capital to the Fund, depositing distributions to which such Unitholder would otherwise be entitled to an escrow account or causing the withdrawal of such Unitholder from the Fund.

ITEM 1A. RISK FACTORS

Risk Factors

The following discussion of risk factors supplements the matters discussed in “Item 1A. Risk Factors—Certain Conflicts of Interest.” The following considerations, which include a discussion of certain risks that are relevant to the investment strategies employed in each of the Fund’s portfolio investments, which may include investments in operating companies as well as partnerships (the issuer of each such investment, an “Underlying Portfolio Fund”) should be carefully evaluated before making an investment in the Fund. Although the various risks discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor is likely to be significantly increased. As a result of these factors, as well as other risks inherent in any investment or set forth elsewhere in this Registration Statement, there can be no assurance that the Fund will meet its investment objectives or otherwise be able to successfully carry out its investment strategy. For the avoidance of doubt, the order in which the risks are presented below is not intended to provide an indication of the likelihood of their occurrence or of their magnitude or significance. The following discussion, together with the discussion in “Item 1A. Risk Factors—Certain Conflicts of Interest,” does not purport to be a complete enumeration or explanation of the investment considerations and risks involved in an investment in the Fund. Additional risks and uncertainties not currently known to the Fund, or that have not been noted in these risk factors, could also have a negative or adverse effect, which could be material, on the performance of the Fund. There can be no assurance that the Fund will be able to achieve its investment objectives or that investors will receive a return on their capital and investors could lose all or part of their subscription to the Fund. The past performance of funds and accounts managed by HarbourVest is not a reliable indicator of the future results that will be achieved by the Fund. While it is likely that Underlying Portfolio Funds and their managers will be subject to similar investment considerations and risks, investors should note that such Underlying Portfolio Funds, managers and sponsors could be subject to additional or alternative investment considerations and risks.

RISKS RELATED TO THE BUSINESS AND FUND STRUCTURE

The long-term focus of private markets investing and the limited partnership structure is not suitable for all investors.

An investment in the Fund requires a long-term commitment, with no certainty of return. The Fund’s investments are expected to be illiquid and in particular comprised predominantly of privately-negotiated investments in Underlying Portfolio Funds. There could be little or no near-term cash flow available to the Unitholders. The Fund will typically be prohibited by contract or applicable laws from selling certain investments for a period of time. The General Partner expects the managers of the Underlying Portfolio Funds to hold their investments for a number of years, and generally expects to hold investments in the Underlying Portfolio Funds for a number of years. Illiquidity can also result from the absence of an established market for certain investments. As a result, the Fund or an Underlying Portfolio Fund could be unable to realize its investment objectives by sale or other disposition of investments at attractive prices or could otherwise be unable to complete any exit strategy. There can be no assurance that the Fund will be able to dispose of its investments or otherwise cause the disposal of investments in which it participates at the price and at the time the General Partner would otherwise wish to do so. Further in this regard, the Fund will be an open-ended fund with no stated term and significantly different economic and other terms from other HarbourVest funds (such as, among others, redemption terms and annual incentive fee on unrealized performance). Because of the risks involved in the Fund’s investments, the lack of a public market for Units in the Fund and restrictions on transfers of Units and the open-ended nature of the Fund, investment in the Fund is only suitable for sophisticated investors who understand that they could lose all or a significant portion of their investment.

The Fund does not currently intend to list its Units for trading on any securities exchange or any trading market. There is currently no secondary market for its Units, and the Fund does not expect any secondary market to develop for its Units. Therefore, the transfer or redemption of Units by the Fund will likely be the only way for an investor to dispose of their Units. The General Partner has a right of first refusal with respect to transfers of Units as set forth in the Partnership Agreement. Consequently, Unitholders that wish to transfer their Units to a person other than an affiliate could be obligated to sell to the General Partner or an affiliate of the General Partner rather than to their chosen transferee.

Additionally, on a quarterly basis, Unitholders may request that the Fund redeem all or any portion of their Units. However, the Fund is permitted to redeem fewer Units than have been requested in any particular quarter, or none at all. Additionally, the total amount of Units permitted to be redeemed per calendar quarter will generally be limited to no more than 5% of the Fund’s Net Asset Value, measured as of the last Business Day of the calendar quarter immediately preceding the Valuation Date are subject to an early redemption fee of up to 5% if Units are redeemed on a date that is within 12 months of the purchase date of such Units.

The General Partner is permitted to make exceptions to, modify, or suspend redemptions at any time if, in its reasonable judgment it deems such action to be in the best interest of the Fund or the Unitholders, including, but not limited to, for tax, regulatory or other structuring reasons. As a result, Unit redemptions are not expected to be available in certain cases, such as when a redemption offer would have an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund and its remaining Unitholders that would outweigh the benefit of the redemption offer.

In the event that the Fund determines to redeem some but not all of the Units submitted for redemption during any quarter, Units submitted for redemption during such quarter will be redeemed on a pro rata basis after the Fund has redeemed all Units for which redemption has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of redemptions, as applicable.

There may be quarters in which the Fund does not redeem Units, and it is possible that the Fund will not redeem Units at all for an extended period. If the Fund does not redeem Units, Unitholders may not be able to sell their Units as it is unlikely that a secondary market for the Units will develop or, if a secondary market does develop, Unitholders may be able to sell their Units only at substantial discounts to the applicable Net Asset Value per Unit. If the Fund does redeem Units, the Fund may be required to borrow cash or to sell assets to purchase Units that are submitted for redemption, which may increase risks for remaining Unitholders and increase expenses as a percentage of assets. It is also possible that the Fund may not be able to sell assets in order to purchase Units that are submitted for redemption, and the Fund is not expected to have any priority, compared to other investors, in redeeming from, or selling, such assets.

Investors should consult their professional advisers to assist them in making their own legal, tax, regulatory, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

The Fund has certain reporting obligations not typically applicable to private funds, which could materially adversely impact the Fund.

The Fund will be subject to regulations not typically applicable to private funds, such as the Exchange Act and provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect the Fund. Upon the effectiveness of the Registration Statement, the Fund will be required to comply with all periodic and current reporting and other applicable requirements under the Exchange Act. The Fund will make available to its Unitholders annual reports containing audited financial statements, quarterly reports, and such other periodic reports as the Fund determines to be appropriate or as may be required by law. The Fund will be subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Management will be required to report on the Fund’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act by the time the Fund files its second annual report on Form 10-K. The Fund is required to review on an annual basis its internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in its internal control over financial reporting. Developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact the Fund’s financial performance and its ability to make distributions (if any). The Fund cannot be certain of when its evaluation, testing and remediation actions, if any, will be completed or the impact of the same on its operations. In addition, the Fund may be unable to ensure that the process is effective or that its internal controls over financial reporting are or will be effective in a timely manner. In the event that the Fund is unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, the Fund may be adversely affected. The Fund’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting until there is a public market for its Units, which is not expected to occur.

Lack of coordination among investment decisions of Underlying Portfolio Funds could materially adversely impact the Fund.

Investment decisions of the Underlying Portfolio Funds are made by such funds’ managers independently of one another. Consequently, at any particular time, one Underlying Portfolio Fund may be purchasing interests in an issuer that at the same time are being sold by another Underlying Portfolio Fund. Investing by the Underlying Portfolio Funds in this manner could cause the Fund to incur indirectly certain transaction costs without accomplishing any net investment result.

Valuations of portfolio companies are estimates of fair value and may not necessarily correspond to reasonable value and valuations of investments used by the General Partner - and, accordingly, NAV per Unit calculations used for subscriptions and redemptions - likely will not reflect the prices at which such investments are ultimately sold.

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments.

The Fund will primarily hold or otherwise participate in investments in securities and other assets that will not have readily assessable market values. In such instances, the General Partner will determine the fair value of such securities and assets in its reasonable judgment in accordance with HarbourVest’s valuation policies based on various factors and can rely on internal pricing models. Such valuations might vary from similar valuations performed by independent third parties for similar types of securities or assets. The valuation of illiquid securities and other assets is inherently subjective and subject to increased risk that the information utilized to value such assets or to create the price models could be inaccurate or subject to other error. Generally, Underlying Portfolio Funds will be valued at the valuations contained in the latest financial reports supplied by the manager or sponsor of such Underlying Portfolio Funds, unless the General Partner, in good faith, determines that the valuation of any Underlying Portfolio Fund does not reflect the fair market value of such investment, in which case such Underlying Portfolio Fund will be valued in good faith by the General Partner in accordance with HarbourVest’s valuation policies. In cases where the Fund has purchased an interest in an Underlying Portfolio Fund in a third-party transaction at a discount to the valuation contained in the financial reports of such Underlying Portfolio Fund, the General Partner expects to value such interest at the higher valuation stated in such financial reports. Investments in Underlying Portfolio Funds will be difficult to value because it could be difficult for the General Partner to obtain sufficient financial information with respect to the portfolio investments held by such Underlying Portfolio Funds including to assess whether it is appropriate to rely on valuations provided by the relevant manager or sponsor. There is no guarantee that the value determined by the General Partner (or the manager or sponsor of an Underlying Portfolio Fund) will represent the value that will be realized by the Fund from its investments on its eventual disposition or liquidation by the Fund or Underlying Portfolio Fund, as applicable, or that would be realized upon an immediate disposition of the investment. In addition, the General Partner may engage a third-party valuation firm to review the valuation of investments.

The valuations used by the General Partner will impact the Fund’s Net Asset Value and the number of Units issued or redeemed as it relates to subscriptions and redemptions prices available to Unitholders and prospective investors based on the Net Asset Value. Valuations of investments used by the General Partner (and, accordingly, Net Asset Value per Unit calculations used for subscriptions and redemptions) likely will not reflect the prices at which such investments are ultimately sold (and therefore also not reflect the Incentive Fee payments, if any, that will actually be paid upon such ultimate realization). In addition, such valuations will only reflect information that has been processed by the General Partner as of the Valuation Date. Some investments of the Fund may require multiple tranches of funding over time and may make distributions to the Fund over time, which could result in greater fluctuation in the amount of Incentive Fee payments owed to the Unitholders in connection with such investments, increasing the likelihood that a redeeming Unitholder redeems at a Net Asset Value that is not reflective of the ultimate net proceeds after Incentive Fee payments available to the Fund upon realization of such investments. The General Partner may determine that certain fees and expenses are specific to a Feeder Fund and, to the extent it allocates such expenses to that Feeder Fund and assesses the Incentive Fee at the level of a Parallel Fund into which a Feeder Fund invests, such amounts will not be taken into account for the calculation of the Net Profits and Net Losses on which the Incentive Fee is calculated, which will result in Unitholders of a Feeder Fund bearing higher expenses, and as a result experiencing different returns, than Unitholders in the Parallel Funds. Prospective investors and Unitholders must rely upon their own examination of, and ability to understand, the terms of investment in, and redemption out of, the Fund, including the valuation process involved, in making a decision to invest in, or redeem out of, the Fund. Additionally, valuations used by the General Partner will impact the Fund’s Net Asset Value, which in turn will impact the amount of Management Fees paid, creating a conflict of interest between the Fund and the General Partner and its affiliates. For example, the General Partner’s valuation process is expected to result in delays in application of some or all of the underlying investment expenses to the Fund’s Net Asset Value due to timing of processing and allocation determinations among applicable entities. Delayed application of expenses could result in a higher Net Asset Value on which the Management Fees are charged during interim periods and no adjustment will be made after application of expenses. The Fund’s Net Asset Value is also a critical component in other operational matters including computation of the Servicing Fees.

There is no process for Unitholders to review the inputs from the General Partner or the overall Net Asset Value determined by the Administrator under the responsibility of the General Partner, and Unitholders may pay higher Management Fees than they would have otherwise paid. In light of the illiquid nature of the interests in the Underlying Portfolio Funds, any Net Asset Value determination will be based on the General Partner’s good faith determination as to the fair value of those interests. In connection with the foregoing and, as described above, the General Partner may rely on underlying sponsors and/or retain the services of a third-party valuation firm. Notwithstanding the foregoing, there can be no assurance that valuations by the General Partner, underlying sponsors or third-party valuation firms will be accurate or up-to-date, or that third-party pricing or valuations will be available. Furthermore, the Net Asset Value per Unit will be determined based on the information (including without limitation information from Underlying Portfolio Fund managers, tax estimates and information provided) available to and processed by the Administrator and the General Partner as of the applicable Valuation Date and, as such, may not reflect information subsequently received or processed in connection with the preparation of any financial statements delivered to the Unitholders (including without limitation updated information from Underlying Portfolio Fund managers, actual tax amounts and other pricing information subsequently available to the General Partner). As a result, the subscription amount and redemption amount for a given Valuation Date will differ from the ultimate determination made regarding the value of the Fund’s assets as of such Valuation Date that is made subsequent to the Net Asset Value Publication Date (as defined below). The Fund will not retroactively adjust the number of any Units issued or redemption amounts to reflect amounts subsequently reported in any financial statements. The Net Asset Value calculated for a given Valuation Date will differ from GAAP NAV. If the Net Asset Value per Unit is overvalued or undervalued relative to the actual value of the assets (including as ultimately reflected in the GAAP NAV), redeeming Unitholders may receive a redemption amount that is too high or low, respectively, and prospective investors may receive too many or not enough Units, respectively, and could result in dilution of existing Unitholders. Generally, neither redeeming Unitholders nor remaining Unitholders will have any recourse against the Fund, the General Partner or any of their respective affiliates if information available after a Valuation Date indicates that a prior Net Asset Value per Unit was too overvalued or undervalued. Any such overvaluation or undervaluation will also impact current Unitholders as of the applicable Valuation Date who are not redeeming or taking any action if other Unitholders redeem or subscribe and are paid redemption proceeds reflecting a larger amount than their actual share of the true value of the assets at such time (including as subsequently reflected in the GAAP NAV) or are permitted to make subscription payments in an amount reflecting less than their actual share of the true value of the assets at such time (including as subsequently reflected in the GAAP NAV), respectively. Due to various factors, including without limitation, different management fee rates amongst Classes, hedging gains and losses attributable to a particular Class, and expenses allocable to a particular Class, prospective investors and Unitholders should expect that the Net Asset Value per Unit and GAAP NAV per Unit in respect of one Class will differ from the Net Asset Value per Unit and GAAP NAV per Unit, respectively, in respect of another Class, and that such divergences may grow over time.

Unitholders will receive different information, which may affect a prospective investor’s decision to invest in the Fund, inform transfer decisions by certain Unitholders and allow certain Unitholders to act on additional information not available to other Unitholders and may make it difficult for investors to monitor the General Partner and its performance.

Unitholders’ rights to information regarding the Fund are specified, and strictly limited, in the Fund’s Partnership Agreement. In particular, it is anticipated that the General Partner will obtain certain types of material information from investments that will not be disclosed to Unitholders because such disclosure is prohibited due to contractual, legal, or similar obligations that may be outside of the General Partner’s control. Decisions by the General Partner to withhold information may have adverse consequences for Unitholders in a variety of circumstances, may make it difficult for Unitholders to monitor the General Partner and its performance and in particular, may result in the General Partner and its affiliates having substantially more and different information than the Unitholders will have, including when the General Partner and its affiliates make decisions regarding whether to permit transfers of Units and/or purchase or redeem Units of the Fund.

Additionally, due in part to the fact that prospective investors and Unitholders are expected to ask different questions and request different information, the General Partner expects to, from time to time and to the extent permitted by law, provide certain information to one or more prospective investors or Unitholders in connection with their investment decision or in response to such questions and requests or otherwise that it does not provide to all Unitholders. In addition, certain Unitholders will, through separate written agreements or side letters entered into with the Fund or HarbourVest, have access to information regarding the Fund’s investments, including access to HarbourVest’s investment committee materials and attendance at HarbourVest investment committee meetings, which is not available to other Unitholders. Such information may affect a prospective investor’s decision to invest in the Fund, and Unitholders (which may include personnel and affiliates of the General Partner) may be able to act on such additional information, for example, by seeking to transfer their Units. None of such additional information is or will be integrated into this Registration Statement, the Memorandum, or otherwise provided to the other Unitholders.

The Fund may be obligated to disclose certain confidential information related to its transactions, which could materially adversely affect the Fund or Unitholders.

Some of the Units likely will be held, directly or indirectly, by investors, such as public pension plans and listed investment vehicles, that are subject to public disclosure requirements, including, without limitation, as a result of any governmental public records access law or other freedom of information laws or laws with a similar intent or effect. The amount of information about their investments (including private investment fund investments) that is required to be disclosed has increased in recent years, and that trend may continue. To the extent permitted by the Partnership Agreement and applicable law, the General Partner can, in order to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to such investors. Without limiting the foregoing, in the event that any party seeks the disclosure of information relating to the Fund, its affiliates, and/or any entity in which an investment is made under the U.S. Freedom of Information Act (“FOIA”) or any such similar law, the General Partner may, in its discretion, initiate legal action and/or otherwise contest such disclosure, which may or may not be successful, and any expenses incurred therewith will be borne by the Fund. In addition, the General Partner may be required to, or may determine it is appropriate to, disclose certain information relating to the Fund or the Unitholders, subject to any applicable confidentiality obligations or restrictions, including their names, subscription amount, jurisdictions, beneficial owners, type or category of investor (such as governmental investors) and percentage ownership in the Fund or other entities, in connection with anti-money laundering and know-your-customer requirements and/or requests by the Fund’s counterparties (for example, in connection with obtaining financing on behalf of the Fund or its investments or the subscription of a prospective investor to the Fund), as well as in connection with certain other investment-related matters, including regulatory, governmental or other applications or approvals and the ongoing operation of the Fund and/or its Underlying Portfolio Funds and underlying portfolio companies. If such disclosure is not mandatory, the General Partner will determine whether and to what extent such disclosure is appropriate, subject to any applicable confidentiality obligations or restrictions and, notwithstanding that the Fund or Unitholders may be adversely affected by such disclosure, the General Partner will not be liable to the Fund or the Unitholders for any such disclosure. Furthermore, potential future regulatory changes applicable to investment advisors and/or the accounts they advise could result in HarbourVest and/or the Fund becoming subject to additional disclosure requirements the specific nature of which is unknown.

Certain transactions could be precluded due to existing or prospective relationships of another HarbourVest-Managed Fund or account, which could materially adversely impact the performance of the Fund.

The Fund could be precluded from making certain investments or taking certain actions by reason of (i) an existing or prospective relationship of another HarbourVest-Managed Fund or account in a potential or actual portfolio investment of the Fund, (ii) an existing or prospective relationship between the sellers or sponsors of a potential portfolio investment (or its officers or unitholders) and an ERISA plan invested in such other HarbourVest-Managed Fund or account or (iii) a determination by HarbourVest that such investment or action otherwise could result in a conflict with other HarbourVest-Managed Funds or accounts or HarbourVest or its affiliates. For example, where one or more other HarbourVest-Managed Funds or accounts could participate in a potential transaction through an existing portfolio investment that is (or is considering) pursuing such transaction, HarbourVest could determine not to permit other HarbourVest-Managed Funds or accounts, including the Fund, to pursue the same potential transaction. Furthermore, certain HarbourVest-Managed Funds or accounts permit one or more investors or related parties to source and present investment opportunities to HarbourVest, and therefore the actions of such investors or related parties (which are not within HarbourVest’s control) could preclude the Fund from making investments or taking actions where HarbourVest has determined it could result in a conflict of interest. In addition, certain transactions could be precluded or limited due to ERISA. The inability of the Fund to pursue investments or take certain actions due to conflicts of interest arising with respect to other HarbourVest-Managed Funds or accounts could adversely impact the Fund.

The Fund can make commitments in excess of its available capital, which could result in insufficient capital available to satisfy all of the Fund’s obligations.

The Fund can make commitments to Underlying Portfolio Funds in excess of its aggregate subscriptions. Therefore it is possible that the Fund, at any given time, could have outstanding obligations in excess of its aggregate subscriptions. Accordingly, there is a risk that, should the Fund make commitments in excess of its available capital and should a significant portion of the Fund’s obligations come due in a short period of time, there could be insufficient capital available to satisfy all of the Fund’s obligations. Additionally, redemptions made following the Fund making any commitment may reduce the Fund’s available capital to an amount less than what the Fund initially expected to reserve, thereby negatively impact the Fund’s ability to fund such commitment. In each case, the Fund could be at risk of defaulting on such obligations and being subject to related penalties and other liabilities pursuant to the terms of the relevant investment.

Certain risks and consequences similar to those applicable with respect to the utilization of leverage by the Fund (see “The Fund will utilize leverage which may amplify losses, increase costs and limit cash flow that negatively affect the value of investments” below) are also applicable and could arise in connection with the use of over-commitment strategies by the Fund. For example, over-commitment by the Fund will increase its exposure to investments in excess of its aggregate subscriptions, which could cause greater fluctuations in the net asset value of the Fund’s assets and the investment returns achieved by the Fund and, to the extent the Fund’s available cash flows are applied in the sole discretion of HarbourVest to meet the Fund’s contribution obligations with respect to its commitments, could limit the Fund’s ability to make redemption payments. In addition, the Fund could be subject to penalties and other liabilities if it defaults on any such obligations.

Subject to the limitation described above, HarbourVest will determine in its sole discretion on an ongoing basis the extent to which the Fund will employ over-commitment strategies with respect to individual investments and the Fund’s portfolio of investments as a whole. HarbourVest could determine to over-commit the Fund to a greater or lesser extent than it has historically determined, or contemporaneously determines, is appropriate for other HarbourVest-Managed Funds or accounts that have the ability to employ over-commitment strategies. Accordingly, the Fund could be exposed to a greater risk of loss than prior or other HarbourVest-Managed Funds or accounts or, alternatively, could deploy a smaller percentage of capital relative to its subscriptions than prior or other HarbourVest-Managed Funds or accounts.

The Fund will have limited liquidity and Unitholders’ ability to have Units repurchased is limited and at times Unitholders may not be able to liquidate their investments.

Liquidity refers to the speed and ease with which investments can be sold or liquidated or a position closed. On the asset side, liquidity risk refers to the inability of the Fund and the Underlying Portfolio Funds to dispose of investments at a price equal or close to their estimated value within a reasonable period of time. On the liability side, liquidity risk refers to the inability of the Fund and the Underlying Portfolio Funds to raise sufficient cash to meet their payment obligations, including in particular payment of redemption proceeds, due to their inability to dispose of investments. The Fund and the Underlying Portfolio Funds will generally invest in highly illiquid investments, for which there are no liquid markets. The Fund and the Underlying Portfolio Funds may be required to hold such investments until maturity or otherwise be restricted in disposing such investments. As a result, the Fund and the Underlying Portfolio Funds may not be able to sell their investments when they otherwise desire to do so or realize what they perceive to be the fair value of an investment upon its disposition. In addition, the Fund and the Underlying Portfolio Funds may invest in financial instruments traded over-the-counter or OTC, which generally tend to be less liquid than instruments that are listed and traded on exchanges. Market quotations for less liquid or illiquid instruments may be more volatile than for liquid instruments and/or subject to larger spreads between bid and ask prices. Difficulties in disposing of investments may result in a loss for the Fund and the Underlying Portfolio Funds and/or compromise the ability of the Fund and the Underlying Portfolio Funds to meet a redemption request.

Liquidity risk for the Fund may be harder to determine due to differentiated management fee and incentive fee rates and terms for different classes of Units, particularly as the relative mix of outstanding Units of each class is expected to change regularly. As a result, the amount of net proceeds from realization of any given asset that are available for the Fund after satisfaction of payment of Incentive Fees, if any, owed in connection with such realization and any other unpaid expenses (including Management Fees) are unpredictable. Where such amounts differ between classes of Units (including new classes of Units that may be created in the future), realization events will lead to relative changes amongst the classes of Units in respect of ownership of unrealized assets. Furthermore, the Fund may have less cash available from such net proceeds than a Unitholder might have anticipated on the basis of the Management Fees and Incentive Fees such Unitholder bears if other Unitholders in other classes of Units are paying higher Management Fees and Incentive Fees, and thereby reducing the total net cash proceeds actually available to the Fund and causing the Fund to have less liquidity to satisfy redemption requests than such Unitholder may have anticipated.

There may be a significant period of time before the Fund is able to invest substantially all capital contributions that were contributed at the time of investment in the Fund and, during such time, the Fund’s performance may suffer.

The Fund anticipates requiring Unitholders to fully fund their subscription amounts as of the applicable settlement date when Units are issued to the applicable Unitholders (as opposed to accepting commitments from Unitholders to fund capital over time). Because the Fund may accept a large amount of capital as of any subscription date, there may be a significant period of time before the Fund is able to invest all or substantially all of such capital contributions. The Fund may also misjudge projected upcoming capital needs and as a result accept more subscriptions than needed or otherwise maintain an unnecessarily large cash reserve. During any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies, the Fund’s performance may suffer. Furthermore, the General Partner may determine to deploy subscription proceeds to fund redemptions, Fund expenses or other liabilities or obligations of the Fund, rather than deploy such proceeds for investment purposes.

The Fund’s reliance on underlying portfolio company managers may expose it to the risks of undetected improper conduct or fraud.

The General Partner will conduct due diligence reviews of managers and sponsors of Underlying Portfolio Funds that it believes is sufficient to select such investments. However, due diligence is not a perfect process and it is possible that problems associated with a particular manager or sponsor will not be uncovered. Such managers and sponsors could be operating at a loss or have significant variations in operating results, be engaged in a rapidly changing business, require additional capital to support their operations or maintain their competitive position or otherwise have a weak financial condition that could ultimately adversely impact the Fund. The potential that any such manager or sponsor engages in improper conduct or fraud cannot be eliminated. The General Partner is expected to rely on representations with respect to the managers and sponsors of Underlying Portfolio Funds made by such managers and sponsors, their accountants, attorneys and other associated investment professionals or service providers. If any such representations are misleading, incomplete or false, Underlying Portfolio Funds could be selected for investment by the Fund that might otherwise have been eliminated from consideration. Any of the foregoing risks could be more significant in the context of managers that are “emerging managers” with limited operational histories and track records or existing managers that have recently experienced significant changes in the composition of their teams or organizational structures.

Redemption requests may require the Fund to liquidate investments at unfavorable times or reduce the amount of borrowings available to the Fund and the Fund may suspend or cap redemptions which would limit the ability of Unitholders to redeem their Units.

On account of redemptions by Unitholders, the Fund could be forced to liquidate investments prematurely and at a potentially significant discount, causing losses to the Fund. Actions taken to meet redemption requests from the Fund could result in prices of securities held by the Fund decreasing and in Fund expenses increasing (e.g., due to increased transaction costs, including but not limited to, taxes incurred in the liquidation of positions or in connection with the termination of counterparty agreements). Selling assets to meet redemptions could also reduce the amount of borrowings available to pay future redemption amounts by drawing on the credit facility. Substantial redemptions could also significantly restrict the Fund’s ability to obtain financing or counterparties needed for its investment strategies or disrupt portfolio construction and risk management strategies, which would have a further material adverse effect on the Fund’s performance. Further, the Fund may suspend or cap redemptions, which actions would limit the ability of Unitholders to redeem their Units, and the value of the Fund’s investments may decline prior to the time when redemption is permitted.

The Fund may accept contributions in kind, which may result in adverse consequences for the Fund and/or the Unitholders.

Pursuant to the Partnership Agreement, the General Partner may accept, on behalf of the Fund, a subscription to the Fund in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. In connection therewith, the General Partner is permitted to accept a contribution in-kind of any asset (or portion thereof) held by another HarbourVest-Managed Fund or account. The conditions on which any contribution in-kind is made can be expected to result in the contributing Unitholder receiving more favorable terms than other Unitholders or other contributing Unitholders with respect to the Units it acquires in exchange for such contribution. The General Partner is under no obligation to value any asset contributed in-kind at its fair market value and conflicts of interest may arise as a result. Unitholders will not receive a copy of any agreement memorializing any agreement related to a contribution in-kind (even if in the form of an Other Agreement) and will be unable to elect in any “most favored nations” election process any such rights or benefits afforded through such contribution in-kind. The Fund can also be expected to bear costs and expenses in connection with the acquisition of any such asset, similar to the acquisition of any other investment by the Fund. Such costs and expenses will be determined by the General Partner in its sole discretion on a case-by-case basis and will result in the Fund bearing more costs and expenses in certain contributions-in-kind than others and, in turn, certain contributing Unitholders paying more costs and expenses than others. In addition, with respect to contributions in-kind of assets held by any HarbourVest-Managed Fund or account, if such HarbourVest-Managed Fund or account remains co-invested in such investment or if a HarbourVest-Managed Fund or account is co-invested in such investment, the General Partner or its affiliates may have contractual obligations to such HarbourVest-Managed Fund or account to divest such investment pro rata between the Fund and such HarbourVest-Managed Fund or account generally at the same time and on substantially the same terms. As the General Partner or its affiliates are expected to have capital invested in such other HarbourVest-Managed Funds or accounts, and are expected to be entitled to the realization of an incentive allocation (or its equivalent) with respect to such other HarbourVest-Managed Funds or accounts in connection with the contribution in-kind of all or any portion of the assets of such vehicle to the Fund, conflicts of interest are expected to arise from time to time in connection with any allocation of an investment opportunity to the Fund and other HarbourVest-Managed Funds or accounts, the General Partner’s decision to cause the Fund to accept a contribution in-kind (which may be influenced in part by the potential of realizing such incentive allocation (or its equivalent)) and other matters.

A contribution in-kind may result in adverse tax consequences for the Fund and/or the Unitholders. Contributing Unitholders should consult their own advisers regarding the legal, tax, and accounting treatment of the contribution in-kind.

The Fund is new and has no operating history.

Although HarbourVest has had extensive experience investing in private markets, the Fund and the General Partner are newly formed entities with no significant operating history upon which to evaluate the Fund’s likely performance. Therefore, the past performance of other funds and accounts managed by HarbourVest is not a reliable indicator of the future results that will be achieved by the Fund. There can be no assurance that the Fund will be able to achieve its investment objectives or that the investors will receive a return on their capital and investors could lose all or part of their investment in the Fund. Similar risks could apply with respect to any Underlying Portfolio Funds.

Losses or other liabilities sustained by one Class in excess of the assets attributable to such Class may be charged against the assets of another Class which could materially adversely affect the performance of certain Classes of Units.

The Fund is permitted to issue Units in several Classes. The Units provide for the manner in which the liabilities are to be attributed across the various Classes. If the Fund were to seek to limit recourse with respect to the liabilities of any Class to the assets of such Class, such limitation may be subject to various legal, regulatory or other constraints. The Fund is a single entity, and there is no limited recourse protection for any Class. Accordingly, all of the assets of the Fund will be available to meet all of its liabilities regardless of the Class to which such assets or liabilities are attributable. It is possible that losses or other liabilities sustained by one Class in excess of the assets attributable to such Class will be charged against the assets of another Class. In practice, cross-class or cross-series liability is only expected to arise where liabilities referable to one Class are in excess of the assets referable to such Class and such Class is unable to meet all liabilities attributed to it. In such a case, the assets of the Fund attributable to other Classes would be applied to cover such liability excess.

Allocation of Loss Recovery Amount is determined on a class by class basis, rather than an individual basis, which means the benefit any individual Unitholder receives from the loss recovery amount may differ materially from the benefit a Unitholder would have received if the Loss Recovery Amount was determined individually for each Unitholder.

Where the Fund maintains a loss recovery account for calculating the Incentive Fee, Unitholders will benefit from the loss recovery account in proportion to their holdings of Units, irrespective of when such Unitholders subscribed to the relevant Class. As a result, the benefit any individual Unitholder receives from the loss recovery amount will be determined by the performance of the Fund from the time such class is initially issued rather than from the time any individual Unitholder’s subscription, and may differ materially from the benefit a Unitholder would have received if the Loss Recovery Amount was determined individually for each Unitholder based on the Fund’s performance from the time that individual Unitholder subscribed to the Fund.

The Fund will utilize leverage which may amplify losses, increase costs and limit cash flow that negatively affect the value of investments.

The Fund, its direct and indirect portfolio companies and certain of the Underlying Portfolio Funds will directly or indirectly utilize leverage in their investment strategies, including derivatives and potentially for transactions involving the recapitalization of their portfolio investments or assets (and, for the avoidance of doubt, such leverage may take the form of what is commonly referred to as a NAV Facility (as defined below)). Except to the extent the use of borrowing proceeds is limited by the Partnership Agreement, borrowing proceeds may be used by the Fund for various purposes, including to make or facilitate new or follow-on portfolio investments, to fully or partially pay down any existing indebtedness, to engage in restructuring of the Fund or any of its subsidiaries, to satisfy Fund or portfolio investment expenses or other obligations, to pay management fees and organizational expenses, to provide funds for distributions to Unitholders, to make payments under hedging transactions, to build reserves to cover actual or potential obligations or to fund redemptions. In addition, credit facilities for the Fund may be available to provide borrowed funds directly to the portfolio companies of the Fund, in which case such borrowed funds would be guaranteed by the Fund.

Although leverage will increase investment returns if the Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the returns of the Fund if it fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. It is possible that HarbourVest’s targeted leverage for the Fund will not be available to the Fund as a result of competition between the Fund and other HarbourVest-Managed Funds or accounts for access to available leverage from banks and other lenders.

When the Fund utilizes leverage to make investments, such leverage may but need not be short-term. The Fund expects any credit facility to be supported by the Fund’s assets and may not have the same maturity date as a credit facility supported by uncalled capital commitments to a fund would have. Additionally, the Fund may create subsidiary special purpose vehicles in connection with secondary investments and other investments that borrow in order to fund all or a portion of such secondary or other investments, as applicable, and the Fund may guarantee the indebtedness of one or more such special purpose vehicles. Any such guarantee will put other assets of the Fund at risk despite use of the special purpose vehicle to make the borrowing. Guarantees provided by the Fund in respect of its investments will not be included in the calculation of the borrowing limitations otherwise applicable to the Fund. The credit exposure of the Fund as a result of such guarantees may be in excess of any limitation on direct borrowing permitted by the Fund, which increases the risks of leverage. Furthermore, leverage that may remain outstanding for longer periods increases the risks described herein of the use of such leverage.

Moreover, the Fund expects to use leverage in other ways that generally differ from Underlying Portfolio Funds, including for purposes of paying redemption proceeds to the Unitholders. Such leverage may be paid down until receipt of proceeds from existing investments or from new subscriptions from prospective investors. While those provide different sources of potential cash flow to repay investments, neither is certain and both may be negatively affected by market downturns or volatility. If any outstanding borrowings become due and no cash is available to repay the borrowing, the Fund may be required to sell assets at unfavorable times or valuations. In addition to interest costs related to borrowing, the Fund will bear any related facility fees, commitment expenses and any other costs related to the borrowing.

To the extent the Fund uses borrowed funds, the Fund will bear the expense of interest on such borrowed funds. In addition to interest costs related to borrowing, the Fund will bear any related facility fees, commitment expenses and any other costs related to the borrowing. Because Unitholders may redeem from the Fund, such costs may be borne solely by the non-redeeming Unitholders.

The Fund’s utilization of credit facilities may also benefit third party co-investors who acquire securities of an investment from the Fund after the closing of an investment. While the Manager expects that the third party co-investors participating in an investment will bear their pro rata share of the principal, interest expense and fees allocable to any outstanding loan, there is no assurance that such third party co-investors will bear such pro rata expense and the Fund may end up bearing the portion of the principal, interest expense and fees otherwise allocable to such third party co-investor and, in any event, the Fund will bear all of the credit risk related to the portion of the borrowing attributed to the third party co-investor until the sell down of the investment to the third party co-investor.

While HarbourVest expects that all parties participating in an investment (including the General Partner and/or any co-investors) will bear their pro rata shares of the interest expenses but not necessarily origination and other costs allocable to the extension of credit, if multiple entities comprising the Fund incur debt in connection with that investment, certain such entities may bear a disproportionate amount of the credit risk in incurring the debt on behalf of the other such entities. An entity comprising the Fund could not have the necessary diversification of Unitholders or sufficient aggregate subscriptions to qualify for borrowing under any credit facility and, therefore, the amount of leverage available and attributable to the entities comprising the Fund could differ and, in such case, the investment results of the entities comprising the Fund could differ as well. Furthermore, the use of Fund level borrowings will differ based on available credit facility capacity and contractual terms applicable to the Fund and each such credit facility.

Furthermore, as the credit facilities utilized by the Fund and other HarbourVest-Managed Funds may have different terms, while the Fund and such HarbourVest-Managed Funds may be invested in the same investment, and while the valuation of such investment would be consistently determined pursuant to the relevant organizational documents of such HarbourVest-Managed Funds, the investment return can, in certain circumstances, differ among the Fund and such HarbourVest-Managed Funds as a result.

Borrowing by the Fund will generally be secured by the Fund’s assets, and documentation relating to such borrowing may provide that during the continuance of a default under such borrowing, the interests of the investors may be subordinated to such borrowing at the level of the Fund.

Borrowing by the Fund could be structured so that the entities comprising the Fund are jointly and severally liable on a cross-collateralized basis for any repayment of indebtedness under any such credit facility and security could be granted by one or more entities comprising the Fund or the General Partner over assets of the Fund to secure indebtedness obtained for the benefit of, or indebtedness incurred by, one or more entities comprising the Fund. Under any such arrangement, each entity comprising the Fund will be responsible for all outstanding amounts. Therefore, if an entity comprising the Fund defaults on its obligations in respect of such indebtedness, the other assets of the Fund could be foreclosed upon in order to satisfy such defaulted obligations. Each entity comprising the Fund is expected to enter into reciprocal guarantees with regards to its obligations and liabilities under any joint credit agreements. The Fund will only enter into such joint and several borrowing arrangements when the Manager determines it is in the best interests of the Fund. The Fund may enter into such arrangements even if a different arrangement could have been more beneficial for the Fund, and there can be no assurance such arrangements wouldn’t increase expenses of, or potential liability to, the Fund.

Borrowing by an Underlying Portfolio Fund will also involve risks. The Fund’s Underlying Portfolio Funds and their subsidiaries are also expected to incur leverage which could have risk implications similar to those described above to the Fund. The interest expense and other costs incurred in connection with such leverage might not be recovered by the appreciation in any investment purchased or carried by such amounts. The consequences of borrowing could include, without limitation (i) greater fluctuations in the net assets of the applicable Underlying Portfolio Fund or subsidiary; (ii) use of cash flow (including capital contributions) for debt service, distributions, or other purposes; (iii) to the extent that Underlying Portfolio Fund revenues or subsidiary revenues, as applicable, are required to meet principal payments, investors (including the Fund) might be allocated income (and therefore could incur tax liabilities) in excess of cash available for distribution; (iv) in certain circumstances, an Underlying Portfolio Fund or subsidiary could be required to prematurely realize investments to service its debt obligations; and (v) limitations on the flexibility of the Underlying Portfolio Fund to make distributions to its investors (including the Fund) or sell assets that are pledged to secure indebtedness. The assets of an Underlying Portfolio Fund or a subsidiary, as applicable will generally be available to satisfy all liabilities and other obligations of such Underlying Portfolio Fund or subsidiary, respectively. If a leveraged Underlying Portfolio Fund or a subsidiary defaults on secured indebtedness, the lender could foreclose and the Underlying Portfolio Fund or an applicable entity could lose its entire investment in the security for such loan. If an Underlying Portfolio Fund or a subsidiary itself becomes subject to a liability, parties seeking to have the liability satisfied could have recourse to its assets generally and not be limited to any particular asset, such as the investment giving rise to the liability. In addition, borrowing of an Underlying Portfolio Fund could be secured by assignment of the obligations of its investors (including the Fund) to make capital contributions to the applicable entity.

In addition, the General Partner may cause the Fund and/or one or more subsidiaries or special purpose vehicles to enter into Fund level “NAV” facilities that are secured by some or all of the Fund’s investments (each such facility a “NAV Facility”). Lenders under any NAV Facility may foreclose on the Fund’s assets if the Fund fails to repay the amounts borrowed under such NAV Facility or experiences another event of default.

The Fund could forgo investment opportunities due to insufficient borrowing capacity under credit facilities the Fund may enter into which could materially adversely affect the performance of the Fund.

HarbourVest generally expects to manage the level of cash reserves, in part, by utilizing amounts borrowed under a credit facility to support redemption requests, which could result in the Fund foregoing investment opportunities that would be otherwise suitable for it because capital from new subscriptions is needed to repay borrowings rather than fund new investments. Any borrowing by the Fund will be subject to the limitations on fund-level indebtedness set forth in the Partnership Agreement and the risks relating to the use of leverage described herein, including, but not limited to, the risk that the Fund will not qualify for, or otherwise will not be able to obtain, HarbourVest’s targeted amount of indebtedness for the Fund (see “ —The Fund will utilize leverage which may amplify losses, increase costs and limit cash flow that negatively affect the value of investments” above and “Leverage available to the Fund could be limited as a result of allocations of available leverage to other HarbourVest-Managed Funds.” below). The General Partner could, in its sole discretion, determine not to cause the Fund to participate in any portfolio investment (or any portion thereof) that would otherwise be appropriate for the Fund solely because the Fund does not have sufficient available capacity to make such portfolio investment using borrowing under its credit facility or other indebtedness (or would not have sufficient available capacity after borrowing under its credit facility or other indebtedness to support anticipated redemption requests) even though the Fund could have otherwise utilized capital from new subscriptions to make such investment. As a result, HarbourVest could determine to allocate such investment opportunities to other HarbourVest-Managed Funds or accounts, and such a determination could adversely impact the Fund or could otherwise result in such other HarbourVest-Managed Funds or accounts pursuing similar investments achieving returns that are better than the returns achieved by the Fund.

Movements in currency exchange rates could negatively affect the Fund or Unitholders.

The Fund will be denominated in U.S. dollars. However, the Fund could make investments in Underlying Portfolio Funds denominated in currencies other than U.S. dollars. Distributions received by the Fund in a local currency will be converted back to U.S. dollars for distribution to partners. Short-term currency fluctuations are not expected to significantly affect the Fund’s performance because capital calls (cash out-flows) and distributions (cash in-flows) will occur over an extended period of time. However, changes in currency exchange rates could result in the Fund becoming over- or under- concentrated in one or more particular strategies, Underlying Portfolio Funds, or having unfunded obligations that exceed its remaining commitments allocated thereto (or its remaining commitments in the aggregate), which could adversely affect the performance of the Fund. While HarbourVest has expertise in hedging and the use of forward currency contracts, the nature and timing of liquidity opportunities might not allow sufficient circumstances to protect against currency swings. While the Fund could occasionally hedge such currency risks, the Fund is not required to do so, and, in any event, such hedging activities could be costly or unsuccessful. Investors should understand that currency risk is inherent in long-term, international private equity investing.

The returns to investors whose local currency is not U.S. dollars could be increased or decreased as a result of currency fluctuations between their local currency and the U.S. dollar.

Certain countries have implemented or could implement strict controls on foreign exchange of its local currency, which could result in artificially pegged exchange rates that distort the results of, and returns on, investment in such countries. The ability of the Fund and Underlying Portfolio Funds and their portfolio companies to convert freely between the U.S. dollar and the local currencies could be restricted or limited and, in a number of instances, exchange rates and currency conversion are controlled directly or indirectly by governments or related entities. Further, the Fund will incur costs in converting investment principal and income from one currency to another.

Underlying Portfolio Funds and their underlying portfolio companies could in many cases be subject to risks relating to changes in currency values which could indirectly adversely affect the Fund. Among the factors that could affect currency values are trade balances, levels of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. Any returns on, and the value of, the Fund and its Underlying Portfolio Funds could, therefore, be materially affected by these factors and by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors.

In connection with secondary investments, the Fund could make certain investments in Underlying Portfolio Funds that own a limited number of assets, or only a single asset, the performance of which could significantly impact the performance of any such Underlying Portfolio Fund.

While the Underlying Portfolio Funds are generally expected to invest in diversified portfolios, in connection with secondary investments, the Fund could make investments in Underlying Portfolio Funds that hold a limited number of assets or only a single asset. Accordingly, the performance of any one asset could significantly impact the performance of any such Underlying Portfolio Fund.

The fund-of-funds structure results in multiple expenses being borne by the investor.

Each Underlying Portfolio Fund will impose carried interest payments as well as management fees and other expenses on the interests held by the Fund in such Underlying Portfolio Fund. In addition, the Fund will incur management costs and other administrative costs and due diligence costs and carried interest payments which will be imposed on the Unitholders. This fund-of-funds structure will result in greater expenses for Unitholders than if Unitholders invested directly in the Underlying Portfolio Funds.

The departure or reassignment of some or all of HarbourVest’s key individuals could prevent the Fund from achieving its investment objectives.

The success of the Fund will depend in substantial part on the skills and expertise of the investment professionals of HarbourVest. The loss of one or more key individuals could have a material adverse effect on the performance of the Fund.

The Fund is not regulated as an investment company under the Investment Company Act and related rules and is therefore not subject to certain regulatory oversight.

The Investment Company Act and related rules provide certain protections to investors and impose certain restrictions on companies that are registered as investment companies. While the Fund could be considered similar in some ways to a registered investment company, it is not required, and does not intend, to register as such under the Investment Company Act and, accordingly, Unitholders are not accorded the protections of the Investment Company Act.

RISKS RELATED TO THE FUND’S INVESTMENTS

The Fund may make a limited number of investments or investments that are concentrated in certain portfolio companies, geographic regions, asset types or sectors, which could negatively affect the Fund’s performance to the extent such concentrated investments perform poorly.

The Fund is expected, from time to time, to participate in a limited number of investments and, while such investments could themselves include some level of diversification, the overall investment returns of the Fund could be substantially adversely affected by the unfavorable performance of even a single investment by the Fund. Other than as summarized in “Item 1. Business” above, there are no requirements as to the degree of diversification of the Fund’s investments, either by size, geographic region, stage, asset type, investment strategy, sector or vintage year. Although the Fund will seek to construct a diversified portfolio of investments in Underlying Portfolio Funds as described herein, the Fund could fail to achieve its targeted level of portfolio diversification. To the extent the Fund’s investment portfolio is overly concentrated in a particular investment, industry, stage, geographic region or vintage, or is otherwise not adequately diversified, the Fund could be more susceptible to fluctuations in value resulting from adverse economic, business or market conditions. Moreover, there can be no assurances that all of the Fund’s investments will perform well or even return capital. Therefore, if certain investments perform unfavorably, for the Fund to achieve above-average returns, one or a few of its investments must perform very well. There are no assurances that this will be the case.

The Fund may not have sufficient coverage of insurance against certain catastrophic losses.

With respect to investments acquired by the Fund, liability, fire, flood, extended coverage and rental loss insurance with insured limits and policy specifications that HarbourVest, or, if applicable, underlying portfolio fund management, believes are appropriate for such properties will be maintained. However, certain losses of a catastrophic nature, such as wars, natural disasters, terrorist attacks or other similar events, may be either uninsurable or insurable at such high rates that to maintain such coverage would cause an adverse impact on the related Investments. In general, losses related to terrorism are becoming harder and more expensive to insure against. Many insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a property. As a result, not all Investments may be insured against terrorism. If a major uninsured loss occurs, the Fund and/or Underlying Portfolio Funds could lose both invested capital in and anticipated profits from the affected investments.

Consideration of sustainable investing factors could negatively impact the Fund’s performance.

Consideration of sustainable investing factors could increase the Fund’s exposure to certain companies, sectors, regions, countries or types of investments, which could negatively impact the Fund’s performance to the extent there is underperformance in such companies, sectors, regions, countries or investments. Applying sustainable investing goals to investment decisions is qualitative and subjective by nature, and there is no guarantee that the criteria utilized by HarbourVest, the managers of Underlying Portfolio Funds or any judgment exercised by any of the foregoing in making an investment decision will reflect the sustainable investing-related beliefs or values of any particular investor or group of investors. In evaluating an investment, HarbourVest is dependent upon information and data obtained through voluntary or third-party reporting that could be incomplete, inaccurate or unavailable, which could cause HarbourVest’s assessment of an investment’s sustainable investing practices and/or related risks and opportunities to be incorrect. In addition, HarbourVest makes investment decisions based on circumstances as they exist at the time the investment is made. Developments within or otherwise impacting an investment that take place subsequent to the Fund’s investment, might not conform to HarbourVest’s expectations regarding sustainable investing (for example, but not by limitation, an underlying portfolio company could pivot in its use of technology or change its business plan in a manner that is not consistent with and conflicts with, the Fund’s sustainable investing objectives and expectations in respect of the Fund’s investment in the company).

Sustainable investing-related investment practices and applicable regulatory regimes and considerations differ by region, sector and issue and are continually evolving and accordingly, an underlying portfolio company’s or an Underlying Portfolio Fund’s sustainable investing-related practices or HarbourVest’s assessment of such practices are likely to change over time.

The Fund might not obtain suitable investments, and, even if it does, there is a risk that the Fund’s investment objectives will not be achieved.

The business of identifying and structuring investments of the types contemplated by the Fund and the Underlying Portfolio Funds is competitive and involves a high degree of uncertainty. Furthermore, the availability of investment opportunities generally will be subject to market conditions and competition from other groups as well as, in some cases, the prevailing regulatory or political climate. Interest rates, general levels of economic activity, the price of securities, and participation by other investors in the financial markets could affect the value and number of investments made by the Fund and the Underlying Portfolio Funds or considered for prospective investment.

As of the date of this Registration Statement, the General Partner has not selected the investments that it will make on behalf of the Fund. Purchasers of Units will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the investments to be made by the Fund and, accordingly, will be dependent upon the judgment and ability of the General Partner and HarbourVest in investing and managing the capital of the Fund. No assurance can be given that the Fund will be successful in obtaining suitable investments, or if such investments are made, that the objectives of the Fund will be achieved. There can be no assurance that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions.

It is possible that competition for appropriate investment opportunities could increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made.

The Fund will be subject to risks that are unique to each underlying portfolio company and the specific investment strategies deployed.

The Fund and Underlying Portfolio Funds may pursue a range of different investment strategies, each of which carry specific risks to the strategy. For example:

Leveraged Buyout Transactions. The Fund and the Underlying Portfolio Funds can invest in leveraged buyouts of companies; leveraged buyouts by their nature require companies to undertake a high ratio of leverage relative to available income. Such leveraged investments as further discussed below are inherently sensitive to declines in portfolio company revenues and increases in portfolio company expenses and to increases in interest rates.

Growth Equity and Venture Capital Investments. The Fund and the Underlying Portfolio Funds can make growth equity and venture capital investments. Such investments involve a high degree of business and financial risk that can result in substantial losses. The most significant risks include the risks associated with investments in (i) companies in an early stage of development or with little or no operating history; (ii) companies operating at a loss or with substantial fluctuations in operating results from period to period; and (iii) companies with the need for substantial additional capital to support or to achieve a competitive position.

Investments in Credit-Related Transactions. The Fund and the Underlying Portfolio Funds could invest in credit-related transactions involving junior and senior debt investments. Although junior debt securities are typically senior to common stock and other equity securities in the capital structure of a portfolio company, they could be subordinated to large amounts of senior debt and could be unsecured. Such credit investments are subject to material risks as further discussed below.

Investments in Special Situation, Recapitalization, and Distressed Debt Transactions. The Fund and the Underlying Portfolio Funds can invest in securities of financially troubled companies or companies involved in work-outs, liquidations, reorganizations, recapitalizations, bankruptcies and similar transactions and securities of highly leveraged companies. While these investments could offer the potential for high returns, they also bring with them correspondingly greater risks as discussed below.

The Fund’s investment in debt securities and private debt instruments may reduce returns and increase financial risks.

The Fund’s and Underlying Portfolio Fund’s investments in junior and other debt instruments, if any, will entail normal credit risks (e.g., the risk of non-payment of interest and principal) and market risks (e.g., the risk that certain market factors will cause the value of the instrument to decline). The value of an investment could be subject to fluctuations due to changes in the issuer’s credit quality. Adverse changes in the financial condition of an issuer or in general economic conditions (or both) could impair the ability of such issuer to make payments and result in defaults on, and declines in, the value of its debt securities. The Fund’s and Underlying Portfolio Fund’s return to investors would be adversely impacted if an issuer in which the Fund or an Underlying Portfolio Fund invests becomes unable to make such payments when due. There can be no assurance that a portfolio company will generate sufficient cash to service its contractual obligations to the Fund or an Underlying Portfolio Fund, and, in any such case, the Fund or the Underlying Portfolio Fund could suffer a partial or total loss of the capital invested in such issuer.

Certain of the Fund’s investments carry interest rate risks.

Certain investments of the Fund and Underlying Portfolio Funds are expected to expose the Underlying Portfolio Funds and therefore the Fund to interest rate risk, meaning that changes in prevailing market interest rates could negatively affect the value of such investments. Factors that can affect market interest rates include, without limitation, inflation, deflation, slow or stagnant economic growth or recession, unemployment, money supply, governmental monetary policies, international disorders and instability in domestic and foreign financial markets. The Fund is permitted to, but is not required to (and is not expected to), hedge interest rate risk of investments. Similarly, such risks might not be hedged by any Underlying Portfolio Fund. In light of the current interest rate environment, the Fund’s and Underlying Portfolio Funds’ cost of capital (including any borrowing or hedging arrangements) are expected to be heightened (which could, among other things, increase the risk of default under certain borrowing arrangements of the Cayman Parallel Fund, its Underlying Portfolio Funds or their respective investments) as compared to the lower interest rate environments which the Fund or its Underlying Portfolio Funds may have experienced in prior periods. Any deterioration of the global debt markets, any possible future failures of financial services companies and/or a significant rise in market perception of counterparty default risk, interest rates and/or taxes may adversely affect the Fund’s and its Underlying Portfolio Funds’ ability to generate attractive risk-adjusted investment returns.

The Fund may become subject to collateral management risk.

The Fund may invest in derivatives that (i) do not require the counterparty to post collateral, (ii) require collateral but do not provide for perfection of the Fund’s security interest, (iii) require significant upfront deposits (initial margin) unrelated to the derivatives’ fundamental fair (or intrinsic) value, or (iv) do not require that collateral be regularly marked-to-market. When a counterparty’s obligations are not fully secured by collateral, the Fund runs a higher risk of not being able to recover what it is owed if the counterparty defaults. Counterparty risk will also be higher if the Fund has concentrated its derivatives with a single or small group of counterparties as a result of its use of swaps and other over-the-counter derivatives. To the extent the Fund has significant exposure to a single counterparty, this risk will be particularly pronounced for the Fund. If a counterparty defaults, the Fund may need to sell non-cash collateral received at prevailing market prices. In such a case the Fund could realize a loss due, inter alia, to inaccurate pricing or monitoring of the collateral, adverse market movements, deterioration in the credit rating of issuers of the collateral or illiquidity of the market on which the collateral is traded. Difficulties in selling collateral may delay or restrict the ability of the Fund to meet redemption requests.

Counterparty risk arising from investments in OTC financial derivative instruments is in part mitigated by ensuring that counterparties are appropriately rated and capitalized and that counterparties across the Fund’s and the Underlying Portfolio Funds’ portfolio of derivative instruments are diversified. Counterparty risk may also be further mitigated by the transfer of margin to the Fund by its counterparties.

The Fund and the Underlying Portfolio Funds may also incur a loss in reinvesting cash collateral received, where permitted. Such a loss may arise due to a decline in the value of the investments made. A decline in the value of such investments would reduce the amount of collateral available to be returned by the Fund and the Underlying Portfolio Funds to the counterparty as required by the terms of the transaction. The Fund and the Underlying Portfolio Funds would be required to cover the difference in value between the collateral originally received and the amount available to be returned to the counterparty, thereby resulting in a loss to the Fund and such Underlying Portfolio Funds.

Due diligence failures, including as a result of expedited transaction processes and reliance on outside or independent advisors, may subject the Fund to loss on investments and legal liability.

Investment analyses and decisions by HarbourVest could frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to HarbourVest at the time of making an investment decision could be limited, and HarbourVest might not have access to detailed information regarding the investment. Therefore, no assurance can be given that HarbourVest will have knowledge of all circumstances that could adversely affect an investment, and the Fund could make investments which it would not have made if more extensive due diligence had been undertaken. In addition, HarbourVest expects often to rely upon outside or independent advisors or consultants in connection with its evaluation of proposed investments. Furthermore, HarbourVest also expects to rely upon the outside advisors of third-party joint venture partners and other sponsors in connection with its evaluation of proposed joint investments, including legal diligence. No assurance can be given as to the accuracy or completeness of the information provided by such outside or independent advisors, consultants or parties and the Fund could incur liability as a result of such parties’ actions or limitations on the Fund’s right of recourse against such independent parties in the event that an error or omission does occur.

The Fund and the Underlying Portfolio Funds may acquire portfolio companies subject to commodity price risk.

Where specified in this Registration Statement, the Fund and the Underlying Portfolio Funds may invest in instruments providing exposure to the commodities market, including financial derivative instruments referencing commodities indices and financial instruments or funds linked to, or backed by the performance of, commodities. Investments in derivatives and other instruments related to commodities can be highly volatile: market prices of commodity derivatives and other commodity-related instruments may fluctuate rapidly. The price of commodity derivatives and other commodity-related instruments may fluctuate based on numerous factors, including changes in supply and demand (whether actual or perceived, anticipated or unanticipated) and other trading considerations generally or in the relevant commodity, domestic and international political, monetary and economic events and policies, and other public or private policies, actions or inactions, natural events such as weather conditions, agricultural factors, diseases, insufficient storage capacity, wars, or technological developments. The current or “spot” prices of commodities may also affect the prices of futures contracts in respect of the relevant commodity. Certain commodities (and related derivatives and instruments) are susceptible to negative prices due to factors such as supply surpluses caused by global events. Commodities may be subject to the risk of theft, spoilage, destruction, delivery disruption and similar risks. In addition, storage, insurance and other costs associated with holding commodities will affect the value of commodity-linked derivatives and instruments.

The Fund and the Underlying Portfolio Funds may make investments that are or may be volatile, which may cause the Net Asset Value per Unit to experience significant increases or decreases in value over short periods of time.

The volatility of a financial instrument is a measure of the variations in the price of that instrument over time. A higher volatility means that the price of the instrument can change significantly over a short time period in either direction. The Fund and the Underlying Portfolio Funds may make investments in instruments or markets that are likely to experience high levels of volatility. This may cause the Net Asset Value per Unit to experience significant increases or decreases in value over short periods of time.

The Fund could be subject to additional risks upon the disposition of an equity investment.

In connection with the disposition of an investment in a portfolio company, an Underlying Portfolio Fund (and potentially the Fund) could be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of any business, or could be responsible for the contents of disclosure documents under applicable securities laws. The Fund and the Underlying Portfolio Funds could also be required to indemnify the purchasers of such investment or underwriters to the extent that any such representations or disclosure documents turn out to be incorrect, inaccurate or misleading. These arrangements could result in contingent liabilities, and the Fund may be required to return amounts previously received to Underlying Portfolio Funds under the terms of the governing documents of such Underlying Portfolio Funds. In such instances, the Unitholders who suffer the loss resulting from such obligation to the Underlying Portfolio Funds may include Unitholders who purchased interests only after the applicable distribution had been made by the Underlying Portfolio Fund to the Fund and/or the time that the circumstances leading to such liability existed, although such liability would not necessarily have been priced into the Net Asset Value for any interim subscriptions or redemptions because it was not known to the General Partner or the Administrator.

The Fund may be subject to the liabilities of controlling interests and the provision of third-party managerial assistance.

The Fund and the Underlying Portfolio Funds (alone, or together with other investors) could have or be deemed to have a control or management position with respect to one or more underlying portfolio companies including as a result of their and/or their affiliated investors’ investments in such portfolio companies (for example, an affiliated private equity fund). Pursuant to applicable law and regulation, depending on the circumstances, this in turn could expose the Fund or the Underlying Portfolio Funds to risk of liability for underfunded pensions, environmental damage, product defects, failure to supervise management, anti-competitive activities or other anti-trust matters, violation of governmental regulations, and other types of liability, including, in the case of debt investments, lender liability.

The Fund or the Underlying Portfolio Funds could directly or alongside a lead sponsor designate directors to serve on the boards of directors of portfolio companies. The designation of directors could expose the assets of the Fund or the Underlying Portfolio Funds to claims by a portfolio company, its security holders and its creditors, including claims that the Fund or the Underlying Portfolio Funds are a controlling person and thus are liable for securities laws violations of a portfolio company. These measures also could result in certain liabilities in the event of the bankruptcy or reorganization of a portfolio company; could result in claims against the Fund or an Underlying Portfolio Fund if the designated directors violate their fiduciary or other duties to a portfolio company or fail to exercise appropriate levels of care under applicable corporate or securities laws, environmental laws or other legal principles; and could expose the Fund or the Underlying Portfolio Funds to claims that they have interfered in management to the detriment of a portfolio company.

Investing in derivatives, including short positions, may expose the Fund to substantial risks, including counterparty credit risk, leverage risk, and regulatory compliance costs

The Fund and the Underlying Portfolio Funds may use financial derivative instruments such as swaps, futures and forwards in order to obtain a short exposure to certain securities or other assets. A synthetic short position replicates the economic effect of a transaction in which a fund sells a security or asset it does not own but has borrowed, in anticipation that the market price of that security or asset will decline. When the Fund and the Underlying Portfolio Funds initiate such a synthetic short position in a security or asset that it does not own, they enter into a derivative-based transaction with a counterparty or broker-dealer and close that transaction on or before their expiry date through the receipt or payment of any gains or losses resulting from the transaction. If the price of the security or asset on which the synthetic short position is written increases between the time of the initiation of the synthetic short position and the time at which the position is closed, the Fund and the Underlying Portfolio Funds will incur a loss; conversely, if the price declines, the Fund and the Underlying Portfolio Funds will realize a gain. Any gain will be decreased and any loss increased by transactional costs and fees. Although the Fund’s and Underlying Portfolio Funds’ gain is limited to the price at which they opened the synthetic short position, their potential loss may be substantially higher. Stop loss policies are typically employed to limit losses. The Fund and the Underlying Portfolio Funds are required to maintain sufficiently liquid assets to cover any obligations arising from their short positions at any time. Short positions are expected to be used for hedging purposes only.

The Fund may employ hedging techniques which may not always be effective and could negatively affect the Fund.

The Fund is permitted to employ hedging techniques designed to reduce the risks of adverse movements in, among other things, interest rates, securities prices, and currency exchange rates (including exchange rates with respect to cryptocurrencies or tokens as well as traditional currencies). The Fund may enter into these arrangements in connection with any one or more investments (including with respect to the Fund’s portfolio as a whole), and the costs associated with, any income or loss, disposition proceeds derived from, and/or payments related to such arrangement, will be attributed to such investments for purposes of calculating the Incentive Fee payable to HarbourVest. While such transactions can reduce these risks, such transactions themselves can entail certain other risks, including the possible bankruptcy, or insolvency of, or default by the counterparty to the transaction and the illiquidity of the hedging instrument acquired by the Fund. Thus, while the Fund could benefit from the use of these hedging mechanisms, changes in interest rates, securities prices, or currency exchange rates (including exchange rates with respect to cryptocurrencies or tokens as well as traditional currencies) could result in the Fund forgoing investment returns it could have achieved if it had not entered into such hedging transactions. Furthermore, the costs associated with these arrangements could reduce the returns that the Fund would have otherwise achieved if these transactions were not entered into by the Fund. It is not possible to hedge fully or perfectly against any of the above portfolio risks, which are impacted by independent and variable factors that are outside of HarbourVest’s control. The Underlying Portfolio Funds could similarly employ such hedging techniques and be subject to such risks. The use of derivatives involves a number of risks, including counterparty risk, leverage risk, liquidity risk and documentation risk.

The Fund relies on certain banks, brokers, hedging counterparties, lenders or other custodians, which may not be able to meet their obligations to the Fund.

In the event the Fund determines to change its banks, brokers, hedging counterparties, lenders or other custodians of some or all of the Fund’s assets, there is a risk that the transfer of cash or other assets, especially if done in an expedited manner, will result in a technical violation of Rule 206(4)-2 (the “Custody Rule”) under the Advisers Act, even if performed in the Fund’s best judgment of its efforts to fulfill its obligations and maintain operations, including its ability to close transactions, make payroll or otherwise.

Further, such banks, brokers, hedging counterparties, lenders or other custodians, as a condition to using their services or otherwise, may require that the Fund maintain all or a set amount or percentage of its assets with such financial institutions or their affiliates (each, a “Custodian”), which heightens the risks with respect to such Custodians. Although the Fund seeks to do business with Custodians that it believes are creditworthy and capable of fulfilling their respective obligations to the Fund, it is under no obligation to use a minimum number of Custodians, or to maintain account balances at or below the relevant insured amounts.

The Fund and Underlying Portfolio Funds may invest in real assets which carry specific risks.

The Fund’s and Underlying Portfolio Funds’ investments in real assets, if any, will entail certain specific risks, including fluctuations of commodity prices, uncertainty of reserves, exploration and development risks, uncertainty in the developing alternative energy markets and technology, and governmental support and regulations.

The Fund is subject to various counterparty risks, including the risk that counterparties and custodians may be unable or unwilling to perform with respect to transactions or to safeguard assets due to insolvency or bankruptcy.

The Fund is subject to the risk that counterparties and custodians may be unable or unwilling to perform with respect to transactions or to safeguard assets, whether due to insolvency, bankruptcy or other causes, which could cause the Fund to incur substantial losses. There can be no assurance that an issuer or counterparty will not be subject to credit or other difficulties leading to a default on its contractual obligations and the loss of all or part of the amounts due to the Fund. This risk may arise at any time the assets of the Fund are deposited, extended, committed, invested or otherwise exposed through actual or implied contractual agreements.

For instance, counterparty risk may arise if the Fund has deposited cash with a financial institution or invests into debt securities and other fixed income instruments. Counterparty risk also arises if the Fund enters into financial derivative instruments obtained via exchange traded products, over-the-counter and buy-sell back transactions.

The Fund may be required to deliver collateral to its trading counterparties under the terms of its derivatives trading master agreements on a daily mark-to-market basis, and may be required to post initial margin as well. Circumstances may arise where a counterparty may be over-collateralized and/or the Fund may from time to time have uncollateralized mark-to-market exposure to a counterparty in relation to its rights to receive securities and cash. In both circumstances, the Fund will be exposed to the creditworthiness of any such counterparty and, in the event of the insolvency of a trading counterparty, the Fund will rank as an unsecured creditor in relation to amounts equivalent to any such over-collateralization and any uncollateralized exposure to such trading counterparty. In such circumstances it is likely that the Fund will not be able to recover any such amount in full, or at all.

Some derivatives transactions (such as futures and certain interest rate swaps) are required to be centrally cleared and certain other derivatives transactions may be voluntarily cleared. A party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position. In such cases, the Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Fund is not a member of a clearing house and only members of a clearing house (“clearing members”) can participate directly in the clearing house, the Fund will hold cleared derivatives through accounts at a clearing member. In cleared derivatives transactions, the Fund will make payments (including margin payments) to and receive payments from a clearing house through its accounts at a clearing member. The Fund might not be fully protected in the event of the bankruptcy of the Fund’s clearing member. Clearing houses (and in many cases clearing members) have broad rights to increase margin requirements for existing transactions or to terminate those transactions at any time. Such increase or termination could interfere with the ability of the Fund to pursue its investment strategy. Also, the Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that the Manager expects to be cleared), and no clearing member is willing or able to clear the transaction on the Fund’s behalf. Such transactions might have to be terminated, and the Fund could lose some or all of the benefit of the transaction, including loss of an increase in the value of the transaction and/or loss of hedging protection.

The Fund is directly or indirectly exposed to the credit risk of all of its counterparties, including brokers, dealers, exchanges and clearinghouses through which they deal, whether they engage in exchange-traded or off exchange transactions. If, for example, the Fund’s clearing brokers become bankrupt or insolvent, or otherwise default on their obligations to the Fund, the Fund may not receive all amounts owed to it in respect of its trading, despite the clearinghouse fully discharging all of its obligations. In the event of the insolvency of one of the clearing brokers or clearinghouses, the Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the clearing broker as margin) was held by the clearing broker. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearinghouses, and it is not clear how an insolvency proceeding of a clearinghouse would be conducted and what impact an insolvency of a clearinghouse would have on the financial system. In the event of the insolvency of a clearinghouse, the Fund might experience a loss of funds deposited through its clearing broker as margin with the clearinghouse, a loss of unrealized profits on its open positions, and the loss of funds owed to it as realized profits on closed positions. Such an insolvency might also cause a substantial delay before the Fund could obtain the return of funds owed to it by a clearing broker who was a member of such clearinghouse. In addition, certain of the instruments which the Fund may directly or indirectly trade are traded in markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a contract and not of an exchange or clearing corporation. The Fund is directly or indirectly subject to the risk of the inability or refusal to perform on the part of the counterparties with whom such contracts are traded.

The Underlying Portfolio Funds (and potentially the Fund directly) will invest in portfolio companies which are significantly debt-financed by third parties.

While investments in leveraged companies offer the opportunity for capital appreciation, such investments also involve a higher degree of risk. As a result of the use of leverage, economic downturns, operating problems, and other general business and economic risks can have a more pronounced effect on a company’s profitability or survivability. Moreover, rising interest rates can significantly increase portfolio company interest expense, causing losses and/or the inability to service debt. In addition, cash flow from operations or investment that could otherwise be available to a leveraged portfolio company to fund growth could instead be diverted to repay the company’s debt obligations. If a portfolio company cannot generate adequate cash flow to meet debt obligations, the Underlying Portfolio Funds (or the Fund) could suffer a partial or total loss of its invested capital.

Events of default could in some cases be triggered by events not related directly to the performance of the company itself. A decrease in the availability of financing from banks, debt capital markets or other sources or an increase in either interest rates or risk spreads demanded by finance providers, whether due to adverse changes in economic or financial market conditions or a decreased appetite for risk, could make it more expensive to acquire or maintain company financing on an ongoing basis. There could be times when a portfolio company might not be able to access those markets at attractive rates, or at all, which could have a material adverse impact on it. A portfolio company’s obligations to its lenders (other than the Underlying Portfolio Fund or the Fund) will likely be senior to an Underlying Portfolio Fund’s or the Fund’s investment in the company and could also be secured by the assets of the company. The junior status of an Underlying Portfolio Fund or the Fund could result in a loss of investment by an Underlying Portfolio Fund in liquidations or sale transactions. It could also be necessary from time to time for a leveraged portfolio company to seek refinancing or restructuring of its debt financing, and there can be no assurance that any needed refinancing or restructuring could be available on terms that are favorable to the investment by an Underlying Portfolio Fund or the Fund in the portfolio company.

Investments in portfolio companies experiencing or expected to experience financial difficulties, or that otherwise may become distressed, may ultimately cause such portfolio companies to become subject to bankruptcy proceedings.

The Fund could be exposed, through the investments of Underlying Portfolio Funds, to portfolio companies that are experiencing or are expected to experience financial difficulties. If such financial difficulties are not overcome, any such portfolio company could become subject to bankruptcy proceedings. Such investments could, in certain circumstances, subject the relevant Underlying Portfolio Fund or the Fund to certain additional potential liabilities that exceed the value of the original investments. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor could have its claims subordinated or disallowed or could be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to an Underlying Portfolio Fund or the Fund and distributions by an Underlying Portfolio Fund to investors (including the Fund) could be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws, which could result in a corresponding return of related distributions by the Fund to Unitholders. Furthermore, investments in companies undergoing restructuring could be adversely affected by local statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims.

The Fund may make investments in technology industries which are subject to a range of industry-specific risks and challenges.

The Fund could, through an Underlying Portfolio Fund, make investments in portfolio companies involved in the technology industry. The technology industry is challenged by various factors, including rapidly changing market conditions and/or participants, new competing products, changing consumer preferences, short product life cycles, services and/or improvements in existing products or services. Portfolio companies in the technology sector will compete in this volatile environment. There is no assurance that products or services sold by such portfolio companies will not be rendered obsolete or adversely affected by competing products and services or that such portfolio companies will not be adversely affected by other challenges. Barriers to entry in the software and technology industries are low, and new products and services can be distributed broadly and quickly at relatively low cost. Moreover, competition in this sector can result in significant downward pressure on pricing.

The Fund may acquire companies that are heavily dependent on patents, trademarks and other intellectual property, which could adversely impact the value of certain of the Fund’s investments or subject the Fund to significant liability.

Certain of the Fund’s investments through its Underlying Portfolio Funds could depend heavily on intellectual property rights, including patents, trademarks, trade secret protection, non-disclosure agreements and service marks. The ability to effectively enforce patent, trademark and other intellectual property laws will affect the value of many of these companies. Patent disputes are frequent and can preclude commercialization of products, and patent litigation is costly and could subject an issuer to significant liabilities to third parties. The presence of patents or other proprietary rights belonging to other parties could lead to the termination of the research and development of a portfolio company’s particular product.

The Fund may acquire companies that are heavily dependent on source code, which is subject to security risks, including risks of unauthorized disclosure.

Source code is often critical to portfolio companies in the technology sector. If an unauthorized disclosure of a significant portion of source code occurs, a portfolio company of an Underlying Portfolio Fund could potentially lose future trade secret protection for that source code. This could make it easier for third parties to compete with such portfolio company products by copying functionality, which could adversely affect revenue and operating margins. Unauthorized disclosure of source code could also increase security risks (e.g., viruses, worms, and other malicious software programs that may attack portfolio company products and services). Costs for remediating the unauthorized disclosure of source code and other cybersecurity breaches, may include, among other things, increased protection costs, reputational damage and loss of market share, liability for stolen assets or information and repairing system damage that may have been caused. Remediation costs may also include incentives offered to portfolio company customers or other business partners in an effort to maintain the business relationships after a security breach.

The Fund may invest in companies in the health care sector which carry certain industry-specific risks.

The Fund could, through an Underlying Portfolio Fund, make investments in the health care sector. Investing in health care companies involves substantial risks, including, but not limited to, the following: limited operating histories and limited experience instituting compliance policies, rapidly changing technologies and the obsolescence of products, change in government policies and governmental investigations, potential litigation alleging negligence, products liability torts, breaches of warranty, intellectual property infringement and other legal theories, extensive and evolving government regulation, disappointing results from preclinical testing, indications of safety concerns, insufficient clinical trial data to support the safety or efficacy of the product candidate, difficulty in obtaining all necessary regulatory approvals in each proposed jurisdiction, inability to manufacture sufficient quantities of the product candidate for development or commercialization in a timely or cost-effective manner, and the fact that, even after regulatory approval has been obtained, the product and its manufacturer are subject to continual regulatory review, and any discovery of previously unknown problems with the product or the manufacturer could result in restrictions or recalls. Each of these risks could have a material adverse effect on the indirect investments of the Fund.

Investments involving non-controlling interests and the reliance on third-party managers and company management may result in reduced control and potential conflicts of interest.

The returns achieved by the Fund will depend in large part on the efforts and performance results obtained by the managers of the Underlying Portfolio Funds. Furthermore, the Fund will not have an active role in the day-to-day management of the Underlying Portfolio Funds or in the tax structuring of investments made by the Underlying Portfolio Funds or the ability to approve the specific investment or management decisions made by the managers of the Underlying Portfolio Funds. As a result, the returns of the Fund will primarily depend on the performance of unrelated investment managers and other management personnel. Any of the forgoing risks could be more significant in the context of managers that are “emerging managers” with limited operational histories and track records or existing managers that have recently experienced significant changes in the composition of their teams or organizational structures.

In addition, the Fund and the Underlying Portfolio Funds could make minority equity investments in portfolio companies where the Fund or the Underlying Portfolio Funds do not expect to be able to protect their portfolio investments or to control or influence effectively the business or affairs of such entities. In many cases, the Fund or the Underlying Portfolio Funds could invest in such companies through an investment vehicle controlled by the majority equity holders. In such investments, the Fund or the Underlying Portfolio Funds will rely significantly on the existing management and board of directors of such companies, which could include representatives of other financial investors with whom the Fund or the Underlying Portfolio Funds are not affiliated and whose interests could at times conflict with the Fund’s or the Underlying Portfolio Funds’ interests. Such investments involve additional risks not present in investments where the Fund or Underlying Portfolio Fund has control, including the possibility that such other investors have financial difficulties resulting in a negative impact on such investments or take actions contrary to the investment objectives of the Fund or Underlying Portfolio Funds. In addition, the Fund or Underlying Portfolio Funds could in certain circumstances be liable for the actions of third-party co-investors. Furthermore, in such investments, the majority or control investors will in many cases control the form and timing of the sale of such investments by the Fund or Underlying Portfolio Funds. In addition, the ability to sell any related publicly traded stock held by the Fund or the Underlying Portfolio Funds could be controlled by the lead investor, not the Fund or the Underlying Portfolio Funds. The Fund or the Underlying Portfolio Funds could therefore be adversely affected by actions taken by the majority equity holders of the portfolio companies in which they invest. There can be no assurance that meaningful minority unitholder rights will be available to the Fund or the Underlying Portfolio Funds in such circumstances or that any rights received will provide full protection of the Fund’s or the Underlying Portfolio Funds’ interests.

The Fund will acquire interests in Underlying Portfolio Funds through secondary market transactions, which may result in higher expenses and investments that may be difficult to successfully value.

The Fund will acquire interests in Underlying Portfolio Funds through secondary market transactions. The due diligence costs involved in such investments could be higher than those involved in direct subscriptions and primary investments (if any) by the Fund and by other HarbourVest-Managed Funds and accounts. Secondary market transactions could also require the Fund to assume related contingent liabilities associated with events occurring prior to the Fund’s investment and, in particular, could require the Fund to “return” payments of distributions made by an Underlying Portfolio Fund to the seller of the Underlying Portfolio Fund interest. In certain circumstances, the Fund could be able to recover such payments from the seller. Such ability cannot, however, be guaranteed. The overall performance of an Underlying Portfolio Fund interest acquired through a secondary transaction will depend in large part on the purchase price paid by the Fund. Such price will be negotiated by the General Partner on the basis of information regarding the relevant Underlying Portfolio Fund provided by the seller and such Underlying Portfolio Fund, which could be inaccurate or incomplete. In addition, the Fund will generally not have any ability to negotiate terms with respect to interests in Underlying Portfolio Funds invested in through secondary market transactions.

The Fund may use futures contracts and options on futures contracts which involve certain special risks, including increased volatility.

The Fund may use futures contracts and options on futures contracts. A futures contract is an agreement between two parties to buy and sell a specific quantity of a security, commodity, rate, index, currency or other asset for a set price on a future date. The Fund may also buy and sell call and put options on futures. The use of futures and options on futures involves certain special risks. The low margin deposits normally required when trading futures or selling options on futures permit a high degree of leverage, which can result in the Fund experiencing substantial gains or losses due to relatively small price movements or other factors. The prices of futures and related options may be highly volatile. Certain risks arise because of the possibility of imperfect correlations between movements in the prices of futures and options on futures and movements in the prices of the underlying security, commodity, rate, index, currency or other asset or of the securities, currencies or other assets in the Fund’s portfolio which are the subject of the hedge (to the extent the Fund uses futures and options on futures for hedging purposes). The successful use of futures and options on futures further depends on the Manager’s ability to forecast market movements correctly. Other risks arise because the Fund may at times be unable to close out its futures or options on futures positions. There can be no assurance that a liquid market will exist for any futures contract or option on futures contract at a particular time. Additionally, there can be no assurance that any use of futures and related options by the Fund will be successful or have the intended effect. Certain rules or actions of regulators or exchanges, such as trading halts and limits on price fluctuations in a single day, may also limit the Fund’s ability to engage in futures and options on futures transactions. To the extent that the Fund enters into futures contracts or options on futures contracts, it is subject to the credit risk of the clearinghouse and the clearing member through which the Fund holds its position.

The Commodity Futures Trading Commission, certain foreign regulators, and many futures exchanges have established (and continue to evaluate and revise) limits, referred to as “position limits,” on the maximum net long or net short positions which any person, or group of persons acting in concert, may hold or control in particular futures and options on futures contracts. In addition, U.S. federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, energy and metals commodities. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of determining whether the applicable position limits have been exceeded, unless an exemption applies. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that positions of different clients managed by the Manager and its affiliates (or by the investment manager of an Underlying Portfolio Fund and its affiliates) may be aggregated for this purpose. Any modification of trading decisions or elimination of open positions that may be required to avoid exceeding such limits may adversely affect the performance of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy. The Fund may also be affected by other regimes, including those of the European Union and United Kingdom, and trading venues that impose position limits on commodity derivative contracts.

The Fund may become subject to risks related to special purpose acquisition companies.

The Underlying Portfolio Funds could form or sponsor one or more special purpose acquisition companies (each, a “SPAC”) that will seek to conduct an initial public offering and seek to merge with or acquire a private company in order to take such target company public. There can be no guarantee that any such SPAC will be able to identify a suitable acquisition target, or that a proposed acquisition will be approved by the shareholders of the relevant SPAC, and an Underlying Portfolio Fund could incur significant expenses in connection with a SPAC without the relevant SPAC ever successfully merging with a target company. If a SPAC successfully merges with or acquires a target company, such Underlying Portfolio Fund could be prohibited from selling its shares for twelve months or longer to comply with applicable regulations and as could be agreed in connection with such acquisition. The risks related to portfolio companies held by Underlying Portfolio Funds set forth elsewhere in this section of the Registration Statement will also apply with respect to any company held by a SPAC and such risks could result in losses for the applicable Underlying Portfolio Fund and the Fund. In addition, existing or new regulations enacted with respect to SPACs and enforcement thereof by regulators could hinder the execution of any SPAC’s business plan or otherwise result in losses for the applicable Underlying Portfolio Fund and the Fund.

The Fund may acquire interests in digital assets, the value of which could be volatile and subject to impairment, and are subject to regulatory risks.

The Underlying Portfolio Funds could invest in cryptocurrencies, decentralized application tokens and protocol tokens, blockchain-based assets and other cryptofinance and digital assets, or instruments for the purchase of such (“Digital Assets”), which represent speculative investments and involve a high degree of risk. As relatively new products and technologies, Digital Assets have not been widely adopted as a means of payment for goods and services by major retail and commercial outlets. Conversely, a significant portion of the demand for Digital Assets is generated by speculators and investors seeking to profit from the short- or long-term holding of Digital Assets. In their brief history, Digital Assets have experienced extreme price volatility that could continue, or worsen, in the future. Historical price increases in Digital Assets provide no assurance of future results. The value of Digital Assets also will be affected by the worldwide acceptance or rejection of Digital Assets. In particular, problems with the supply of Digital Assets, security flaws (or perceived security flaws), supply and demand, the effects of and investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates, prices of correlated assets or future regulatory measures, difficulties with converting Digital Assets to fiat currencies, and concerns that Digital Assets could disproportionately facilitate criminal activities could negatively affect the acceptance, growth and development of Digital Assets. For example, the exchange rate of Bitcoin into U.S. dollars has been very volatile, including dropping by more than 50% in a single day. To the extent any Underlying Portfolio Fund holds specific investments in Digital Assets, the value of those investments could be volatile and subject to impairment, and such investments could lose their entire value.

Many Digital Assets will derive their speculative value from the perceived usefulness of the blockchain networks they are attached to as many are designed to be consumed in transactions that record data or provide access to certain functionality on these networks. The ability of many Digital Assets to be used for transactions is contingent on persons continuing to “mine” such Digital Assets, and so a material reduction in the mining of any Digital Asset could make such Digital Asset very cumbersome or even unusable for transactions, which could result in the loss of some or all of the value of such Digital Assets held by any Underlying Portfolio Fund. The relative lack of acceptance of Digital Assets beyond their own blockchain networks in retail and commercial marketplaces limits the ability of end-users to pay for other goods and services with Digital Assets. There is no assurance that Digital Assets will maintain their long-term value in terms of purchasing power in the future, or that acceptance of Digital Asset payments by mainstream retail merchants, commercial businesses and regulators will become more widespread. Certain promoters of Digital Assets, including for example, Confido, LoopX and Yfdex, have taken the money raised from their investors and disappeared, resulting in a total loss for such investors. Some blockchain networks are further interdependent on other blockchain networks whose attached Digital Asset could have limited to no interoperability but where changes to the protocol could adversely affect some or all interdependent blockchain networks. It is possible these protocols have undiscovered flaws which could result in the loss of some or all assets held by any Underlying Portfolio Fund. There could also be network scale attacks against these protocols which result in the loss of some or all of the Digital Assets held by any Underlying Portfolio Fund. Some Digital Assets held by any Underlying Portfolio Fund could be created, issued or transmitted using experimental cryptography which could have underlying flaws. Advancements in quantum computing could break the cryptographic rules of protocols which support the assets held by any Underlying Portfolio Fund. The developers and/or stakeholders of a blockchain network or open source software project could alter the network protocol in a manner adverse to Digital Asset holders or any Underlying Portfolio Fund. Any of the foregoing could result in the loss of some or all of the value of Digital Assets held by any Underlying Portfolio Fund. The Fund makes no guarantees about the reliability of the cryptography used to create, issue, or transmit Digital Assets held by any Underlying Portfolio Fund.

Digital Assets are often controllable only by the possessor of unique private keys relating to the addresses in which the Digital Assets are held. The theft, loss or destruction of a private key required to access Digital Assets could be irreversible, and any such private key would not be capable of being restored by the relevant Underlying Portfolio Fund. Any loss of private keys relating to digital wallets used to store any Underlying Portfolio Fund’s Digital Assets could result in the loss of such Digital Assets, and the Underlying Portfolio Fund and the Fund could incur substantial, or even total, loss of capital.

Digital Assets are not legal tender in the United States, and federal, state, local or foreign governments could restrict the use and exchange of Digital Assets at any time, including by treating Digital Assets as securities for purposes of existing securities laws. Digital Assets have attracted the attention of various national and international regulatory agencies, and future regulation is likely. Various jurisdictions have or could, in the near future, adopt laws, regulations or directives that affect Digital Assets and parties that come into contact with such assets. Such laws, regulations or directives could negatively impact the Fund or the Underlying Portfolio Funds in a variety of ways, including increasing the compliance burden of the Fund or of the Underlying Portfolio Funds and their respective related parties or diminishing or eliminating the value of the Underlying Portfolio Funds’ investments in Digital Assets or increasing the tax rate on Digital Assets. To the extent that new regulations are imposed, regulatory authorities find ways to apply existing regulations to Digital Assets in unanticipated ways or governments develop their own competing Digital Assets, the Underlying Portfolio Funds’ investments could be materially adversely affected. Further, the taxation of Digital Assets is uncertain in many jurisdictions, and those jurisdictions that have formulated a position have reached varying (and continuously evolving) conclusions.

Uncertainty surrounding Digital Assets has led to the promotion of so-called “stablecoins” that purport to define their value relative to an external marker, such as the U.S. dollar or gold. However, any “stablecoin” could be subject to any of the risks mentioned above regarding any other type of Digital Asset. Furthermore, it is possible that a given Digital Asset (including any “stablecoin”) could be used to manipulate the value of another Digital Asset, which could result in the loss of some or all of the value of Digital Assets held by any Underlying Portfolio Fund.

The Fund’s investments in non-U.S. portfolio companies carry risks not typically associated with investing in U.S. securities and may adversely affect investment returns.

A portion of the assets of the Fund and the Underlying Portfolio Funds is expected to be invested outside of the United States. Non-U.S. securities involve certain factors not typically associated with investing in U.S. securities, including risks relating to (i) differences between the U.S. and non-U.S. securities markets, including greater price volatility in and less liquidity of some non-U.S. securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation; (ii) certain economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation; (iii) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such securities; and (iv) the impact of changes in the value of non-U.S. currencies relative to the U.S. dollar and other currencies.

The Fund may invest in developing or emerging markets that involve additional risks and considerations not typically associated with investing in more established markets.

A portion of the assets of the Fund and the Underlying Portfolio Funds is expected to be directly and indirectly invested in developing countries. Investing in developing countries exposes the Fund and Underlying Portfolio Funds to risks of a nature and degree not normally encountered in relation to more developed economies and additional to those inherent in any private equity investment. These risks include, but are not limited to (i) the risk of adverse political developments, such as nationalization, confiscation without fair compensation, confiscatory taxation, war, or construction of trade barriers or other protectionist measures in countries with which such target countries trade; (ii) the risk of fluctuations in currency exchange rates; (iii) greater price fluctuations and market volatility, less liquidity and smaller capitalization of securities markets; (iv) higher rates of inflation; (v) greater governmental involvement in and control over the economies; (vi) the risk of governmental, market, exchange, and other restrictions on capital movements, which can make it difficult or impossible to exchange or repatriate non-U.S. currency; (vii) the risk of inadequate or immature legal systems in some countries reducing the ability of the Fund or the Underlying Portfolio Funds to obtain satisfactory legal advice or recourse or protect their interest in investments; (viii) the risk of inadequate financial information and accounting and auditing standards and controls limiting the ability to assess investment opportunities and monitor investments; (ix) the risk of pollution-related liabilities arising out of historically poor environmental controls and inability to determine the extent of legal responsibility for, and size of, such potential liabilities; (x) limitations on obtaining and enforcing judgments against residents in developing countries; (xi) the risk that regulations might prevent portfolio companies from implementing strategies to pursue expansion, to reduce costs or to improve operations, or otherwise to enhance the value of the investment by the Fund and the Underlying Portfolio Funds in such portfolio companies; (xii) less extensive regulation of the securities markets; (xiii) operational clearance, settlement, and custody problems that could result in failed securities transactions or longer settlement periods for securities transactions; (xiv) differences in tax regimes and changes in tax treaties; (xv) less developed corporate laws regarding fiduciary duties and the protection of investors; and (xvi) the risk of encountering organized crime and/or corruption. The foregoing factors could increase transaction costs and adversely impact the value of the direct and indirect investments by the Fund and the Underlying Portfolio Funds in such portfolio companies. In addition, laws and regulations of emerging countries could impose restrictions or approvals that do not exist in the United States and other more developed markets and could require financing and structuring alternatives that differ significantly from those customarily used in the United States and other more developed markets. Other countries could also impose taxes, including retroactively, on the Fund or the Unitholders.

Difficult market, economic, political and/or regulatory conditions could materially adversely affect the Fund.

The activities of the Fund and its investments could be materially adversely affected by the instability in the global financial markets or changes in market, economic, political or regulatory conditions, as well as by numerous other factors outside the control of the General Partner, HarbourVest, or their respective affiliates, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in applicable laws, trade barriers, currency exchange controls, terrorism, war, other armed conflicts, cyber attacks, economic and trade sanctions and local, national and international political and socioeconomic circumstances in respect of the countries in which the Fund may invest, including sanctions, restrictions and counter-measures by governments of NATO member states and other countries relating to the 2022 invasion of Ukraine by Russia. These factors could affect the level and volatility of security prices and liquidity of the securities held by the Fund or its Underlying Portfolio Funds. Unexpected volatility or liquidity could impair the Fund’s profitability or result in losses to the Fund. General levels of economic activity could affect the value and number of investments made or considered for prospective investment by the Fund or Underlying Portfolio Funds. Public markets from time to time experience bouts of volatility. In addition, future disruptions in the global markets could affect the price of, as well as the ability to make, certain types of investments, and there can be no assurance that these disruptions will not occur. In particular, global, regional, and local political dynamics, including recent populist and anti-globalization movements could result in material changes in economic, trade, and immigration policies, all of which could lead to significant disruption of global markets and could have materially adverse consequences on the investments of the Fund, including, in particular, on portfolio companies whose operations are directly or indirectly dependent on international trade, including, in particular, trade with the United States. For example, the United States under President Donald J. Trump has implemented a 10% baseline tariff across the board on nearly all imports into the United States and higher country-specific tariff rates on imports from certain trading partners, which tariffs could be subject to further changes in the future. Certain countries targeted by U.S. tariff measures have implemented, or announced that they are considering implementing, reciprocal tariffs against the United States. The ultimate outcome of the developing trade disputes between the United States and other countries, as well as their impact, is uncertain. Escalating trade measures can create several legal and operational risks for Underlying Portfolio Funds or underlying portfolio companies, including increased costs and supply chain disruptions, contractual uncertainty with counterparties and increased regulatory compliance costs, among others. If the ongoing trade disputes continue for a sustained period of time or escalate, including through the imposition of additional tariff measures or the modification and/or withdrawal of certain countries from existing trade agreements, there could be material adverse effects on local economies and the broader global economy, all of which in turn could materially and adversely affect the Fund and/or its Underlying Portfolio Funds and underlying portfolio companies and the value of the Fund’s investments.

In the event of a market downturn, each of the investments held by the Fund could be adversely affected. Underlying Portfolio Funds invested in by the Fund could face reduced opportunities to sell and realize value from their existing investments and there could be a lack of suitable new investments for the Underlying Portfolio Funds and the Fund to make. In addition, economic downturns could make it more difficult for portfolio companies to meet their debt service obligations and satisfy financial covenants, either of which could have a material adverse effect on their businesses and negatively affect the performance of the Fund.

Epidemics, pandemics and other health risks may adversely affect the Fund.

The 2019-nCoV (together with any variants, “Covid-19”) pandemic resulted in significant disruption in global public and private markets and supply chains, and government restrictions put in place included the institution of quarantines, border closures, travel restrictions and closures of businesses, schools, courts and other public venues. These events had a material adverse effect on the economic environment as a whole, and in particular on businesses in the transportation, hospitality, tourism, entertainment and other similar industries. Although restrictions have generally been lifted, they could be reimposed from time to time in response to the emergence of new variants or outbreaks of new diseases. The potential impacts of any such health crisis are uncertain and difficult to assess. As a result, the extent and duration of any such health crisis and its negative impacts with respect to the Fund and global markets as a whole are generally unknown.

Any health crisis could have a material adverse impact on underlying portfolio companies, local economies in the affected jurisdictions and also on the global economy if supply chains are disrupted and cross-border commercial activity and market sentiment are impacted by any such outbreak and government and other measures seeking to contain its spread. In addition to any adverse consequences for underlying portfolio investments of the Fund and the Underlying Portfolio Funds and the value of the Fund’s and the Underlying Portfolio Funds’ investments therein, the operations of HarbourVest and the Fund could be adversely impacted, including through quarantine measures and travel restrictions imposed on HarbourVest’s or its affiliates’ personnel or service providers based around the world, and any related health issues of such personnel or service providers. In addition, managers of the Underlying Portfolio Funds could experience similar impacts. The Fund’s or the Underlying Portfolio Funds’ operations could be disrupted if any of their or their affiliates’ personnel contract Covid-19 and/or any other infectious disease. Any of the foregoing events could materially and adversely affect the Fund’s and the Underlying Portfolio Funds’ ability to source, manage and divest investments and their ability to fulfill their investment objectives.

The Fund may engage in OTC financial derivative instruments which are subject to various risks, including counterparty risks.

In general, there is less government regulation and supervision of transactions in the OTC markets than of transactions entered into on organized exchanges. OTC derivatives are executed directly with the counterparty rather than through a recognized exchange and clearing house. As discussed in more detail above, Counterparties to OTC derivatives are not afforded the same protections as may apply to those trading on recognized exchanges, such as the performance guarantee of a clearing house.

The principal risk when engaging in OTC derivatives (such as non-exchange traded options, forwards, swaps or contracts for difference) is counterparty risk, as discussed in more detail above. In addition to counterparty risk relating to a counterparty’s default or insolvency, OTC derivatives may expose the Fund and the Underlying Portfolio Funds to the risk that the counterparty will not settle a transaction in accordance with its terms, or will delay the settlement of the transaction, because of a dispute over the terms of the contract (whether or not bona fide). Counterparty risk may be mitigated by the transfer of margin to the Fund by its counterparties; however, as discussed above, not all OTC derivatives transactions are subject to margin requirements. The value of the margin posted by a party may fluctuate, however, so there are no assurances that the value of collateral held will be sufficient to cover the amount owed to the Fund and the Underlying Portfolio Funds.

Through comprehensive global regulatory regimes impacting derivatives (e.g., the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the European Market Infrastructure Regulation, Markets in Financial Instruments Regulation/Markets in Financial Instruments Directive (II)) and comparable regulation in the United Kingdom, certain derivatives transactions in which the Fund may engage are subject to various requirements, including mandatory central clearing of transactions, trading on electronic platforms, pre- and post-trade transparency reporting requirements and mandatory bilateral exchange of variation and initial margin for non-cleared derivatives. Any of these regulations, changes to these regulations or future regulations may increase the costs of the Fund and potentially reduce market liquidity. Regulatory requirements may also adversely affect the Manager’s ability to pursue the Fund’s investment program, make investments and achieve its investment objectives. Because these requirements are evolving, their ultimate impact remains unclear. However, even if the Fund itself is not located in a particular jurisdiction or directly subject to the jurisdiction’s derivatives regulations, the Fund may still be impacted to the extent the Fund enters into a derivatives transaction with a regulated market participant or counterparty that is organized in that jurisdiction or otherwise becomes subject to that jurisdiction’s derivatives regulations.

The effect of such requirements is generally expected, and is generally expected to continue (directly or indirectly), to increase the Fund’s overall costs of entering into derivatives transactions. In particular, margin requirements, position limits and significantly higher capital charges resulting from global capital regulations, even if not directly applicable to the Fund, can cause an increase in the pricing of derivatives transactions entered into by market participants to whom such requirements apply or affect the overall ability of the Fund to enter into derivatives transactions with certain counterparties. Such global capital regulations and the need to satisfy various requirements by counterparties have resulted in increased funding costs, increased overall transaction costs, and significant balance sheet effects, thereby resulting in changes to financing terms and potentially impacting the Fund’s ability to obtain financing. Administrative costs, due to requirements such as registration, recordkeeping, reporting, and compliance, even if not directly applicable to the Fund, may also be reflected in the Fund’s derivatives transactions. Requirements to trade certain derivatives transactions on electronic trading platforms and trade reporting requirements may lead to (among other things) fragmentation of the markets, higher transaction costs or reduced availability of derivatives, and/or a reduced ability to hedge, all of which could adversely affect the performance of certain of the Fund’s trading strategies. In addition, changes to derivatives regulations may impact the tax and/or accounting treatment of certain derivatives, which could adversely impact the Fund.

Investments in OTC derivatives may be subject to the risk of differing valuations arising out of different permitted valuation methods. Although the Fund and the Underlying Portfolio Funds have implemented appropriate valuation procedures to determine and verify the value of OTC derivatives, if any, certain transactions are complex and valuation may only be provided by a limited number of market participants who may also be acting as the counterparty to the transactions. Inaccurate valuation can result in inaccurate recognition of gains or losses and counterparty exposure.

Unlike exchange-traded derivatives, which are standardized with respect to their terms and conditions, OTC derivatives are generally established through negotiation with the other party to the instrument. While this type of arrangement allows greater flexibility to tailor the instrument to the needs of the parties, OTC derivatives may involve greater legal risk than exchange-traded instruments, as there may be a risk of loss if the agreement is deemed not to be legally enforceable or not documented correctly. There also may be a legal or documentation risk that the parties may disagree as to the proper interpretation of the terms of the agreement. However, these risks are generally mitigated, to a certain extent, by the use of industry-standard agreements such as those published by the International Swaps and Derivatives Association (“ISDA”).

In the case of OTC derivatives, the bankruptcy or insolvency of the counterparty may (or may not) allow the Fund to elect to terminate early with respect to some or all the transactions under the agreement with that counterparty, and the relevant agreement may permit the non-defaulting party to calculate a single net payment to close out applicable transactions. However, there is no guarantee that the terms of such agreement will be enforceable, including, for example, when applicable insolvency laws impose restrictions on or prohibitions against rights to terminate, offset obligations or apply collateral to the counterparty’s obligations.

Additionally, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that the Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations or realization on collateral, could be stayed or eliminated under special resolution regimes adopted in the United States, the European Union, the United Kingdom and various other jurisdictions. Such regimes provide governmental authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the European Union, governmental authorities could reduce, eliminate or convert to equity the liabilities of a counterparty experiencing financial difficulties (sometimes referred to as a “bail-in”).

Underlying Portfolio Funds may recall distributions from the Fund.

Underlying Portfolio Funds will have the right to recall some or all of the distributions to their investors, including the Fund, in order to make additional investments, pay expenses, satisfy an indemnity obligation or for other purposes. Furthermore, it is also possible that an Underlying Portfolio Fund in which the Fund invested on a secondary basis will request that the Fund return distributions originally made to the transferor (in addition to any amount distributed to the Fund).

Certain investments could require, or present an opportunity to make, follow-on investments.

The Fund and the Underlying Portfolio Funds could be called upon to provide follow-on funding for their portfolio investments or have the opportunity to increase their investment in such portfolio investments (a “Follow-On Investment”). Certain Follow-On Investments could include an Underlying Portfolio Fund restructuring or reorganization transaction in which the Fund could (i) commit additional capital to an Underlying Portfolio Fund (or to a new limited partnership or other entity established for the purposes of acquiring one or more assets from an existing Underlying Portfolio Fund) or (ii) rollover all or a portion of its existing indirect interest in a portfolio investment to another vehicle. There can be no assurance that the Fund or an Underlying Portfolio Fund will wish to make Follow-On Investments or that it will have sufficient funds to do so (or will be permitted to make such Follow-On Investments under investment restrictions applicable to the Fund or Underlying Portfolio Fund). Any decision by the Fund or an Underlying Portfolio Fund not to make Follow-On Investments or their inability to make them could have a substantial negative impact on a portfolio investment in need of such an investment or could result in a lost opportunity for the Fund or Underlying Portfolio Fund to increase its participation in a successful investment, and could result in the Fund’s or Underlying Portfolio Fund’s investments in the relevant portfolio investment becoming substantially diluted, particularly where such Follow-On Investment comprises a rescue financing transaction. In addition, in circumstances where the Follow-On Investment is offered at a discount to market value, any failure by the Fund or Underlying Portfolio Fund to participate could result in a loss of value for the Fund or Underlying Portfolio Fund.

“Acts of God” may adversely affect the Fund and may not be insured.

Force majeure is the term generally used to refer to an event beyond the control of the party claiming that the event has occurred, including acts of God, fire, flood, earthquakes, war, terrorism and labor strikes. Disease outbreaks have occurred in certain countries in the past and are currently occurring (including severe acute respiratory syndrome, or SARS, avian flu, H1N1/09 flu, COVID-19 and other coronaviruses) and any prolonged occurrence of infectious disease or other adverse public health developments or natural disasters in any country in which Underlying Portfolio Funds target investments could have a material adverse effect on the macro economy and/or the business operations of portfolio companies in which they invest. Some force majeure events can adversely affect a party’s ability to perform its obligations until it is able to remedy the force majeure event. In some cases, project agreements can be terminated if the force majeure event is so catastrophic as to render it incapable of remedy within a reasonable, pre-agreed time period. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more investments or its assets, could result in a loss to an Underlying Portfolio Fund (and the Fund), including if its investment in such investment or asset is cancelled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing can therefore adversely affect the performance of the Fund and its investments.

The Fund and portfolio companies may be materially and adversely affected by inflation, financial crises, and the governmental efforts to address them.

If a portfolio company of an Underlying Portfolio Fund is unable to increase its revenue in times of higher inflation, its profitability might be adversely affected. The portfolio companies of an Underlying Portfolio Fund could have long-term rights to income linked to some extent to inflation including, without limitation, by government regulations and contractual arrangements. Typically, as inflation rises, a portfolio company will earn more revenue but also will incur higher expenses, including in the form of increased cost of capital. As inflation declines, a portfolio company might be unable to reduce expenses in line with any resulting reduction in revenue. A rise in real interest rates would likely result in higher financing costs for portfolio companies and could therefore result in a reduction in the amount of cash available for distribution to investors (including the Fund).

LEGAL AND REGULATORY RISKS

New regulations relating to private funds and related negative perceptions of the private funds industry could materially adversely affect the Fund.

U.S. and non-U.S. governments have enacted and could enact various regulations that could adversely impact the Fund, the Underlying Portfolio Funds and their investments. In the U.S., certain parts of Europe, and other jurisdictions, the private funds industry has, over the last few years, been subject to criticism by some politicians, regulators and market commentators. The negative perception of this industry in certain countries could make it harder for funds sponsored by alternative investment management firms, such as the Fund and Underlying Portfolio Funds, to bid for and complete investments. U.S. regulatory agencies continue to focus on the implementation of extensive financial regulatory reform legislation adopted by the U.S. Congress since the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 following the 2008 global financial crisis. Such reforms require, among other things, increased registration and regulation of alternative investment management firms and disclosure with respect to such firms and the funds they sponsor that could impact the General Partner’s management of the Fund and the management of Underlying Portfolio Funds by their managers and sponsors. Other jurisdictions, including the EU, have passed and are in the process of implementing similar measures. Such increased regulatory burdens and reporting requirements could divert the attention of personnel and the management teams of Underlying Portfolio Funds and could furthermore place the Fund or its Underlying Portfolio Funds at a competitive disadvantage to the extent that the General Partner, its affiliates or managers of the Underlying Portfolio Funds (or their underlying portfolio companies) are required to disclose sensitive business information. Investors should note that the outcome of U.S. and non-U.S. elections creates uncertainty with respect to legal, tax and regulatory regimes in which the Fund and its Underlying Portfolio Funds and underlying portfolio companies, as well as the General Partner, and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the asset management industry, tax law, immigration policy and/or government entitlement programs could have a material adverse impact on the Fund and its investments.

Economic Sanctions and Anti-Bribery Considerations may restrict the Fund’s activities, delay investments or cause legal, financial and reputational harm.

Economic sanction laws in the United States and other jurisdictions may prohibit HarbourVest, HarbourVest’s professionals and the Fund from transacting with or in certain countries and with certain individuals and companies. For example, in the United States, the U.S. Department of the Treasury’s Office of

Foreign Assets Control (“OFAC”) administers and enforces laws, Executive Orders and regulations establishing certain U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, sanctions evaders, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs. The lists of OFAC prohibited countries, territories, persons and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions may restrict the Fund’s investment activities. Other jurisdictions maintain different and/or additional economic and trade sanctions. Should an investor be, or become (or is believed by the Fund or its duly authorized delegates or agents (including the administrator or affiliates) to be or become) at any time while it owns or holds an interest in the Fund, (a) an individual or entity named on any sanctions list maintained by the United States, the EU or any of its member states, the UK (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the Fund in its sole discretion, then (i) the Fund and its duly authorized delegates or agents (including the administrator or affiliates) may immediately and without notice to such investor cease any further dealings with such investor or freeze any dealings with the interests or accounts of such investor (e.g., by prohibiting payments by or to such investor or restricting or suspending dealings with the interests or accounts) or freeze the assets of the Fund (including interests or accounts of other subscribers who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the Fund and its duly authorized delegates or agents (including the administrator or affiliates) may be required to report such action or failure to comply with information requests and to disclose such investor’s identity (and/or the identity of such investor’s beneficial owners and control persons) to OFAC, HM Treasury, the Cayman Islands Monetary Authority (the “Monetary Authority”), the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying such investor that such information has been so provided) and (iii) the Fund and its duly authorized delegates or agents (including the administrator or affiliates) have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by such investor as a result of a Sanctioned Persons Event.

In some countries, there is a greater acceptance than in the United States of government involvement in commercial activities, and of corruption. HarbourVest has a policy and procedure framework designed to comply with the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which it is subject. As a result, the Fund may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for the Fund to act successfully on investment opportunities and for underlying portfolio companies to obtain or retain business.

In recent years, the U.S. Department of Justice and the SEC have actively enforced the FCPA, subject to the enforcement priorities of each presidential administration. In addition, the UK has continued to broadly enforce the UK Bribery Act of 2010 (“UK Bribery Act”). While HarbourVest has developed and implemented policies and procedures designed to result in compliance by HarbourVest and its personnel with applicable anti-corruption and anti-bribery laws, such policies and procedures may not be effective in all instances to prevent violations. In addition, in spite of HarbourVest policies and procedures, affiliates of Underlying Portfolio Funds, particularly in cases where the Fund or another HarbourVest-Managed Fund or account does not control such investments, may engage in activities that could result in violations of applicable anti-corruption and anti-bribery laws. Any determination that HarbourVest has violated the FCPA, the UK Bribery Act or other potentially applicable anti-corruption laws or anti-bribery laws could subject HarbourVest to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect HarbourVest’s business prospects and/or financial position, as well as the Fund’s ability to achieve its investment objectives and/or conduct its operations. The Fund may incur costs and expenses associated with engaging external counsel or other third-party consultants or professionals in connection with inquiries or investigations relating to FCPA or other applicable anti-corruption laws or anti-bribery laws including with respect to its Underlying Portfolio Funds and underlying portfolio companies.

The U.S. government has imposed restrictions that limit or impede the ability of U.S. persons to transact with and invest in certain Chinese companies, including companies deemed by the United States to be so-called “Communist Chinese military companies,” and restrict the ability of Chinese companies to engage in activities or transactions in the United States. In response to these U.S. measures, China has adopted various counter-measures that could be applied to the Fund. These restrictions, as well as increased scrutiny of widely-adopted practices, such as China’s “crackdown” on variable interest entities used to list Chinese companies in the United States, could limit the ability of the Fund to make certain investments in an Underlying Portfolio Fund. In addition, the Fund could be forced to withdraw from an Underlying Portfolio Fund to address U.S. sanctions concerns or China counter-measures. Furthermore, if the U.S.-China relationship worsens and additional U.S. sanctions are imposed or Chinese counter-measures are adopted, there could be a material adverse impact on the Fund and its investments. Similar considerations could apply with respect to similar sanctions or restrictions, and any related counter-measures, imposed by the U.S. government or by foreign governments, including, sanctions, restrictions and counter-measures by governments of NATO member states and other countries relating to the 2022 invasion of Ukraine by Russia, which could have a severe and/or prolonged adverse impact on all or a portion of the global economy and trade.

The United Kingdom’s exit from the European Union could materially adversely affect the Fund.

The UK withdrew from the European Union (“EU”) and the European Economic Area (the “EEA”) on January 31, 2020 (“Brexit”). Following the end of the Brexit transition period, the EU and the UK’s approach to regulating the financial services sector including the private fund industry will continue to diverge. This divergence will be particularly apparent in respect of those EU financial services regulations that the UK chose to retain as part of its post-Brexit regulatory framework. The UK Financial Services and Markets Act 2023 contains a mechanism that allows for the revocation of financial services retained by EU law. Keeping up to date with these changes is likely to result in increased legal, regulatory and compliance obligations for HarbourVest.

CFIUS could adversely impact the Fund’s ability to make certain investments in the United States or delay or add expenses to the Fund’s investments and increase compliance burdens.

Review by the Committee on Foreign Investment in the United States (“CFIUS”), an inter-agency committee of the U.S. government, of foreign persons’ control of or investments in certain types of U.S. businesses that can raise national security concerns could adversely affect the timing of the Fund’s or an Underlying Portfolio Fund’s entering into such transactions, or their ability to do so, or could otherwise restrict the Fund’s ability to access information, exercise voting rights or take other actions relating to any such investment that are advantageous to the Fund. Even where the Fund’s or Underlying Portfolio Fund’s acquisition of an interest in any such business is not controlling, CFIUS could have jurisdiction to review the transaction if the relevant investor is accorded certain rights. An Underlying Portfolio Fund could seek to limit the Fund’s access to certain types of information about any such U.S. business in which the Fund invests through such Underlying Portfolio Fund, for example through excluding or restricting the ability of the Fund’s representative on a limited partner advisory committee of an Underlying Portfolio Fund to participate in a decision impacting any such investment or by otherwise curtailing the Fund’s rights to board seats or involvement in substantive decision making in respect of such businesses. In addition, the Fund could be forced to withdraw from an Underlying Portfolio Fund or excluded completely from participating in certain investments by Underlying Portfolio Funds as a result of measures taken to address CFIUS concerns. In most circumstances, review by

CFIUS is triggered by a voluntary filing by the parties to a transaction; the Fund does not expect to be in a position to determine whether such a filing will be made in respect of any transaction in which it participates. If a filing is made, CFIUS review can take up to 90 days or more. Furthermore, as a condition of its approval, CFIUS could impose conditions on the parties to, or the U.S. business subject to, a transaction, certain of which could adversely affect the Fund’s or an Underlying Portfolio Fund’s ability to execute its investment strategy. CFIUS also can refer a transaction to the President for decision, including where it recommends that the transaction be suspended or prohibited. With respect to any particular investment in a U.S. business by the Fund or an Underlying Portfolio Fund, there can be no assurance that CFIUS will approve the Fund’s or an Underlying Portfolio Fund’s investment.

Investors are subject to certain indemnification obligations that could result in a recall of distributions.

The Fund will be required to indemnify the General Partner, affiliates of HarbourVest, their respective agents, partners, officers, employees, directors, members, shareholders and trustees and their respective successors, assignees and legal representatives, and each Director for liabilities incurred in connection with the affairs of the Fund and otherwise as provided in the Partnership Agreement. Such liabilities could be material and have an adverse effect on the returns to the Unitholders. The indemnification obligations of the Fund will be payable from the assets of the Fund. If the assets of the Fund are insufficient, the General Partner could recall distributions previously made to the Unitholders (subject to certain limitations set forth in the Partnership Agreement). The partnership agreements of the Underlying Portfolio Funds are expected to contain similar provisions. Each Underlying Portfolio Fund has similar indemnification obligations to its general partner, investment manager and their affiliates, including HarbourVest, and therefore Unitholders are also subject to bearing indemnification indirectly through each Underlying Portfolio Fund.

Natural disasters and other major events may adversely affect the Fund.

HarbourVest’s, the Fund’s, the Underlying Portfolio Funds’ and their portfolio companies’ business operations could be vulnerable to disruption in the case of catastrophic events such as fires, natural disasters (e.g., tornadoes, floods, hurricanes, volcanic eruptions and earthquakes), epidemics, pandemics, terrorist attacks, public unrest, war and other armed conflicts, cyber attacks, or other circumstances resulting in, among other things, property damage, network interruption and/or prolonged power outages, disruptions in markets or supply chains and/or prolonged office closures. Although HarbourVest has, and portfolio companies and the managers of its Underlying Portfolio Funds are expected to have, implemented various measures to manage risks relating to these types of events, there can be no assurances that all contingencies can be planned for. If such business operations are disrupted or suspended for extended periods of time, the Fund could be adversely affected.

RISKS RELATED TO TAXATION

There are tax risks associated with an investment in the TE Feeder and the TE Feeder’s investments.

The TE Feeder is a Delaware limited partnership that is intended to be treated as a partnership for U.S. federal income tax purposes.

The Cayman Parallel Fund is a Cayman Islands exempted limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes, and is expected to be a PFIC and may be treated as a CFC with respect to U.S. Unitholders (including, potentially, the TE Feeder) that own (or are deemed to own) 10% or more (by vote or value) of the Cayman Parallel Fund. The income taxation of partnerships and partners, and non-U.S. corporations (including PFICs and CFCs) and their owners, is extremely complex, involving, among other things, significant issues as to the character, timing of realization, and sourcing of gains and losses. A Unitholder in the TE Feeder (which intends to make a “qualified electing fund” election in respect of its interest in the Cayman Parallel Fund), would be allocated taxable income without regard to actual cash distributions. Similar rules may apply with respect to any U.S. Person that is considered a “United States shareholder” of the Cayman Parallel Fund to the extent it is treated as a CFC. Such Unitholder’s tax liability in any given tax year is expected to exceed the cash distributions to it in such tax year. Unitholders should not expect to receive their Schedule K-1s from the TE Feeder or PFIC information related to the Cayman Parallel Fund prior to the time when their tax return reporting obligations become due and should expect to need to file for extensions.

If the Cayman Parallel Fund is treated as a CFC, any U.S. Person who indirectly owns interests in the Cayman Parallel Fund (including through the TE Feeder) and is treated as a “United States shareholder”, would generally be subject to current U.S. tax on certain types of income of the Cayman Parallel Fund (subject to certain limitations, including dividends, interest, capital gains, rents, royalties and “net CFC tested income”) as ordinary income, regardless of whether there are cash distributions from the Cayman Parallel Fund. If the Cayman Parallel Fund is a PFIC, certain U.S. Persons who own, indirectly, interests in the Cayman Parallel Fund could be subject to a substantial interest charge on their shares of certain distributions from the Cayman Parallel Fund and on their shares of gain from the disposition of an interest in the Cayman Parallel Fund (including through actual or deemed redemptions), and such dispositions could be treated as giving rise to ordinary income (rather than capital gain). If such a U.S. Person makes a QEF election with respect to its direct or indirect interest in the Cayman Parallel Fund, such interest charge may be avoided. However, such QEF election may result in other adverse consequences to such U.S. Person. A U.S. Person generally must make such election with its U.S. federal income tax return for the tax year that includes the U.S. Person’s initial investment into the Cayman Parallel Fund. See “Certain U.S. Federal Income Tax Considerations—The Cayman Parallel Fund” for a detailed discussion of PFIC considerations with respect to the Cayman Parallel Fund. If a direct or indirect U.S. Person owns (or is deemed to own) 10% or more (by vote or value) of the Cayman Parallel Fund, special rules and other adverse consequences may be applicable to such U.S. owner’s interest in the Cayman Parallel Fund, and such U.S. Persons are urged to consult their own tax advisors.

Legal, tax, and regulatory changes could occur that could adversely affect the TE Feeder, the Cayman Parallel Fund or the Aggregating Partnership’s investments, or the Unitholders.

The TE Feeder, the Cayman Parallel Fund, and the Unitholders could be subject to tax return filing obligations and income, franchise, or other taxes in the jurisdictions in which the Aggregating Partnership invests. In addition, income or gains from investments held by the Aggregating Partnership could be subject to withholding or other taxes in such jurisdictions.

Prospective investors are urged to consult their own tax advisors with reference to their specific tax situations, including any applicable U.S. federal, state, and local and non-U.S. taxes and, in the case of prospective investors subject to special rules under U.S. federal income tax laws such as tax-exempt U.S. investors and non-U.S. investors, with reference to any special issues that an investment in the TE Feeder could raise for such Unitholders.

The tax structuring of the TE Feeder, the Cayman Parallel Fund or the Aggregating Partnership’s investments will not necessarily be tax efficient for any particular investor. No undertaking is given that amounts distributed to investors will have any particular tax characteristics or that any specific tax treatment will be enjoyed. Prospective investors are urged to take their own professional advice in this regard.

The TE Feeder and the Cayman Parallel Fund could be subject to numerous information reporting regimes (including FATCA, CRS, and DAC 6) that could require the TE Feeder and the Cayman Parallel Fund (or its advisors or other third parties) to report to an applicable government authority information about its investments, the partners and certain persons that indirectly hold, or that control, an interest in the Fund through a partner. A partner will be required to provide such information and documentation, and comply with such procedures, as are required to comply with any requirements relating to such reporting regimes. The failure of a partner to comply with these requirements could result in adverse consequences to the Fund and/or such partner. There remains some uncertainty regarding the interpretation of DAC 6, and it is not clear how such rules will apply to the TE Feeder, the Cayman Parallel Fund, the TE Feeder’s investments or the investors. The failure to timely and properly report transactions that are required to be reported could result in penalties for the TE Feeder, the Cayman Parallel Fund or the investors.

The Organisation for Economic Co-operation and Development (the “OECD”) together with the G20 countries has committed to reduce perceived abusive global tax avoidance, referred to as base erosion and profit shifting (“BEPS” including “BEPS 2.0”). As part of this commitment, an action plan has been developed to address BEPS by realigning taxation with economic activities and value creation by creating a single set of consensus-based international tax rules. As part of the BEPS project new rules have been, and it is anticipated that additional new rules will be, introduced dealing with minimum levels of taxation, the operation of double tax treaties, the definition of permanent establishments and how hybrid instruments are taxed. Depending on whether and how these proposals are implemented, they could have a material impact on the Fund or the investors. Such implementation could also give rise to additional reporting and disclosure obligations for investors and the Fund. Some OECD countries have begun the process of implementing the BEPS proposals. As part of the BEPS project, a number of jurisdictions have signed the so-called multilateral instrument (the “MLI”) that will transpose certain BEPS proposals into double tax treaties worldwide. To the extent that treaty benefits were relevant to one or more of the Fund’s investments, the changes pursuant to the application of the MLI and any other subsequent changes in tax treaties could significantly affect returns to the Fund and the investors. Such implementation could also give rise to additional reporting and disclosure obligations for investors and the Fund. Further BEPS initiatives are anticipated under the action plan as well as the BEPS 2.0 ‘Two Pillar’ proposals for taxing multi-national enterprises released in October 2021. These have two parts, known as Pillar I and Pillar II, which are targeted at large multi-national enterprises (“MNE”) and respectively seek to reallocate taxing rights to jurisdictions where the consumers of certain digital services provided by MNE are based and to ensure that large MNE groups pay a minimum level of tax on the income arising in each of the jurisdictions where they operate. Pillar II changes have been implemented by some jurisdictions but the implementation of the Two Pillars remains subject to change, especially Pillar I where consensus has not been achieved. Effective tax rates could increase for the Fund’s underlying investments and costs of tax compliance may also increase as a result of these changes, which could adversely affect any returns to the investors.

In addition, the Council of the European Union has adopted Directives 2016/1164 and 2017/952 (collectively, “ATAD”) that address many of the same issues as the BEPS project, including the taxation of hybrid vehicles and instruments. The implementation of ATAD into the domestic laws of the individual EU member states could have negative impacts on the Fund or the investors, including additional taxable income or additional tax expenses due to the disallowance of tax deductions. In addition, the Fund could require additional information from the partners to determine the status of the Fund or the Fund’s investments. A partner will be required to provide such information and documentation, and comply with such procedures, as are required for the Fund or the Fund’s investments to make such determinations.

Under the UK Criminal Finances Act 2017, a failure to prevent the criminal facilitation of tax evasion is treated as a corporate offense, the commission of which can result in the imposition of unlimited financial penalties. The offense can be committed by bodies corporate and partnerships, wherever incorporated or formed and could therefore impact the Fund and the Fund’s investments. The offense is committed when an associated person of the body corporate or partnership commits criminal facilitation of tax evasion when acting in the capacity of an associated person. The offense is wide in scope and catches facilitation of non-UK tax evasion as well as UK tax evasion. It is a complete defense to prosecution if the body corporate or partnership has in place reasonable procedures designed to prevent associated persons from committing tax evasion facilitation offenses. The Fund is in the process of documenting the procedures that are in place in order to avail itself of this defense.

The Cayman Islands has periodically been identified by different tax authorities as a low-tax or non-cooperative tax jurisdiction. For example, in February 2020, the Cayman Islands was added to Annex I of the EU list of non-cooperative jurisdictions for tax purposes. The Cayman Islands has taken actions intended to bring its legislation in line with EU standards for tax administration and information sharing and was removed from Annex I in October 2020. However, it could nonetheless be identified as a non-cooperative jurisdiction by individual EU member states or other jurisdictions. As a result of the Cayman Islands being included on such lists, the Cayman Parallel Fund could be subject to increased withholding rates, increased information reporting obligations or other tax, legal or regulatory regimes which could have negative impacts on the Cayman Parallel Fund and the investors.

OTHER CONSIDERATIONS

The exercise of the General Partner’s discretion with respect to mandatory withdrawals and redemptions may have an adverse impact on a Unitholder’s return on investment.

The General Partner, in its sole discretion, may require a Unitholder to redeem all or any portion of its Units and withdraw from the Fund, as determined by the General Partner at any time for any reason or for no reason, with or without prior notice. To the extent the General Partner requires the mandatory redemption of any Units of any Unitholder, such withdrawal will be subject to the same terms as voluntary redemptions of Unitholders (including the limitations imposed thereon), unless otherwise determined by the General Partner in its sole discretion, and provided that the mandatory redemption of all or any portion of a Unitholder’s Units is permitted to be satisfied in priority to other requested redemptions in the discretion of the General Partner. Accordingly, any mandatory redemption could cause the Unitholder to be redeemed at an inopportune time as compared to when a Unitholder may have determined on its own to redeem Units and the applicable net asset value of Units could be less than the Unitholder might have otherwise received had it not been redeemed.

Misconduct of employees and of third-party service providers could result in poor investment performance, litigation or serious financial harm, including limiting the Fund’s business prospects or future activities.

There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and there is a risk that employee misconduct could occur with respect to the Fund. Misconduct by employees or by third-party service providers could cause significant losses to the Fund. Employee misconduct could include, among other things, binding the Fund to transactions that exceed authorized limits or present unacceptable risks and other unauthorized activities or concealing unsuccessful investments (which, in either case, can result in unknown and unmanaged risks or losses), or otherwise charging (or seeking to charge) inappropriate expenses to the Fund or HarbourVest. In addition, employees and third-party service providers could improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future activities. Furthermore, because of HarbourVest’s diverse businesses and the regulatory regimes under which they operate, misdeeds by a HarbourVest entity (or its personnel) could result in foreclosing the Fund’s ability to conduct its activities in the manner otherwise intended. It is not always possible to deter misconduct by employees or service providers, and the precautions HarbourVest and its affiliates take to detect and prevent this activity might be ineffective in some cases.

Investors have limited control over the Fund.

Unitholders will have no right or power to participate in the management or control of the activities of the Fund and thus must depend solely upon the ability of the General Partner and HarbourVest with respect to the conduct of the affairs of the Fund.

In addition, the Registrant is a limited partner of and generally does not control decisions and actions taken by the Cayman Parallel Fund. The Cayman Parallel fund is a limited partner of and generally does not control decisions and actions taken by the aggregating Partnership. Accordingly, there may be changes to the fees, expenses and valuation policies applicable to the Cayman Parallel Fund or the Aggregating Partnership impacting the Registrant over which the Registrant does not have control. For example, the valuation policies applicable to the Cayman Parallel Fund and Aggregating Partnership may be modified without the approval of the Audit Committee of the Registrant.

The Partnership Agreement may be amended without the consent of the Unitholders which could result in changes that are materially adverse to certain Unitholders.

Except as otherwise required by law or in the Partnership Agreement, the Partnership Agreement may be amended, modified or supplemented, and any provision of the Partnership Agreement may be waived, by the written consent of the General Partner (without the consent of the Unitholders). However, any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect on the Unitholders in the aggregate, will require the approval of the Independent Directors and any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership) related to Class-specific management fees or liquidity terms that is viewed by the General Partner in its discretion, exercised in good faith, as having a material adverse effect solely on the Unitholders of a particular Class of Units in the aggregate, the approval of the Independent Directors, acting in the best interests of the Unitholders in such affected Class, shall be required. To the extent the General Partner has not appointed Independent Directors, any matters for which the Independent Directors have authority or obligation to act pursuant to the Partnership Agreement can be effected by consent of the Board. To the extent the General Partner has not appointed a Board, any matters for which the Board has authority or obligation to act pursuant to the Partnership Agreement can be effected by consent of either the General Partner or Unitholders holding a majority of Units, which may include Unitholders who are affiliated with the General Partner. The General Partner intends to give notice to Unitholders through its public filings and otherwise only to the extent that such amendment, modification or supplement is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the Unitholders of the Fund.

Developments with respect to social networks, message boards and other means of mass communication could adversely affect HarbourVest, the Fund, the Fund’s Underlying Portfolio Funds and underlying portfolio companies or the Unitholders.

The use of social networks such as Facebook, X (formerly known as Twitter) and Instagram, message boards such as Reddit and other internet channels has become widespread within the U.S. and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation without relying on traditional media intermediaries. Information often spreads rapidly across large segments of the U.S. and global population, frequently without any independent verification as to its accuracy, which has led to the spread of misinformation in many cases. The spread of information or misinformation regarding HarbourVest, the Fund, the Fund’s Underlying Portfolio Funds (including their underlying portfolio companies) or their respective affiliates could result in material and adverse effects on any of the foregoing. For example, a publicly-traded portfolio company held by several HarbourVest-Managed Funds or accounts was named in a widely-circulated story that made various claims, which are widely understood to be unfounded, about the company’s operations. In that instance, HarbourVest believes there has been no identified material adverse effect on the portfolio company, but it is possible that the spread of such information or misinformation could lead to a negative reputational and/or financial impact on HarbourVest, the Fund, the Fund’s Underlying Portfolio Funds (including their underlying portfolio companies) or their respective affiliates in the future. Furthermore, certain administrators of or other service providers to social networks, message boards, app stores, websites and other internet outlets have taken actions to ban, block, verify or censor the content disseminated on their networks. Such actions, or similar actions taken by government regulators or courts, could negatively affect HarbourVest, the Fund, the Fund’s Underlying Portfolio Funds (including their underlying portfolio companies) or their respective affiliates (e.g., if a portfolio company were to face public backlash or regulatory penalties for taking such actions, or if a portfolio company were itself the subject of such a ban). In addition, the debt or equity securities of portfolio companies held by the Fund’s Underlying Portfolio Fund’s or of their affiliates could become the subject of speculation, including speculation stemming from posts on websites, applications, widely-followed social networks or message boards such as Reddit. Such speculation could result in volatility in the prices of such securities, disruptions in capital availability for, or of the operations of, such portfolio companies and/or short-term or long-term losses for such portfolio companies, their affiliates, the applicable Underlying Portfolio Funds and/or the Fund.

The Fund may make in-kind distributions and the risk of loss and delay in liquidating such assets will be borne by the Unitholders.

The Fund is permitted to distribute securities and other assets to the Unitholders of the Fund that are not marketable or are otherwise illiquid upon a dissolution or winding-up of the Fund. The risk of loss and delay in liquidating such assets will be borne by the Unitholders (as applicable), with the result that Unitholders could receive less cash than was reflected in the fair value of such assets when distributed as determined by the General Partner pursuant to the Partnership Agreement. In addition, when investments are distributed to Unitholders in kind, such Unitholders could then become minority equityholders in, or lenders to, Underlying Portfolio Funds or their portfolio companies and might be unable to protect their interests effectively.

A distribution in-kind of securities or other assets may result in adverse tax consequences for the Fund and/or the Unitholders. For example, an in-kind distribution of an asset by the Fund may result in the Fund recognizing gain on such distribution equal to the difference between such asset’s adjusted tax basis in the hands of the Fund and its fair market value at the time of distribution. Similar rules may apply to any distribution by the Cayman Parallel Fund, including any distribution made to the TE Feeder, with respect to any asset used in a U.S. trade or business and the Cayman Parallel Fund would generally be subject to tax on any gain treated as ECI under the rules discussed below under the heading “Item 1. Business—Certain Tax, ERISA, and Other Considerations–The TE Feeder–Distributions and Adjusted Tax Basis.” Furthermore, certain in-kind distributions by the TE Feeder (to the extent it receives an in-kind distribution from the Cayman Parallel Fund) may be treated as distributions of cash and the Unitholders who receive such distributions would be subject to tax on such distributions in accordance with the rules discussed below under the heading “Item 1. Business—Certain Tax, ERISA, and Other Considerations–The TE Feeder–Distributions and Adjusted Tax Basis.” The tax treatment of investments distributed in kind could also differ, potentially materially, from the tax treatment of Units held by a Unitholder. Unitholders should consult with their tax advisers regarding the consequences of receiving assets in kind in light of their own facts and circumstances.

The Fund is permitted to satisfy in kind the payment of the redemption amount to any Unitholder who requests it by allocating to the Unitholder investments from the portfolio of assets of the Fund equal to the value of the Units to be redeemed. The assets to be transferred in such case shall be determined on a fair and reasonable basis as determined by the General Partner and may result in a distribution of a particular asset on a non-pro rata basis.

The General Partner may elect to permit or assist some Unitholders but not all Unitholders in pursuing a transfer of their Units to a secondary purchaser.

While the General Partner may, in its discretion, permit or assist Unitholders who otherwise wish to redeem their Units in pursuing a transfer of such Units to a secondary purchaser (a “Secondary Market Purchaser”), the General Partner will have no obligation to do so. The General Partner may, in its discretion, elect to permit or assist some Unitholders but not all Unitholders in this effort. As a result, some Unitholders may have an opportunity to exit their investment at a price that is higher than may be obtained by other Unitholders. In addition, there is no guarantee, even if the General Partner attempts to assist in such transfer, that a Secondary Market Purchaser will be available or successfully located. Furthermore, Unitholders must be prepared to receive significantly less money from the Secondary Market Purchaser in connection with such a transfer than would be paid in normal market conditions and less than would have been obtained had the Unitholder redeemed its Units in the ordinary course. To the extent that the General Partner attempts to facilitate such a transfer to a Secondary Market Purchaser, none of the General Partner, the Fund or any of their affiliates will have any liability to the Unitholders transferring such interests or to the Secondary Market Purchaser, whether in respect of the purchase price secured therefor or in any other respect. Furthermore, the General Partner will not be obligated to accept any proposed Secondary Market Purchaser who does not otherwise meet the eligibility requirements to invest in the Fund. As a result, a Unitholder may be unable to ultimately consummate the proposed transfer of Units, including where the Unitholder has already incurred significant costs in respect thereof.

The Fund may face risks relating to artificial intelligence and machine learning.

Recent technological advances in artificial intelligence and machine learning technology (collectively, “Machine Learning Technology”), including OpenAI’s release of its ChatGPT application, could pose risks to HarbourVest, the Fund, the Underlying Portfolio Funds and their portfolio companies or their respective affiliates to the extent used by such parties or their personnel. While HarbourVest could utilize Machine Learning Technology in connection with its business activities, including investment activities, HarbourVest continues to evaluate and adjust internal policies governing use of Machine Learning Technology by its personnel. Notwithstanding any such policies, HarbourVest personnel, HarbourVest advisors or other associated persons of any HarbourVest affiliate could, unbeknownst to HarbourVest, utilize Machine Learning Technology in contravention of such policies. HarbourVest, the Fund, the Underlying Portfolio Funds and their portfolio companies or their respective affiliates could be further exposed to these risks if any third-party service providers or counterparties use Machine Learning Technology in their business activities, whether or not known to HarbourVest. HarbourVest will not be in a position to control the manner in which third-party Machine Learning Technology products are developed or maintained or the manner in which third-party service providers or counterparties may utilize such products. For example, certain revenue management system software providers are subject to lawsuits and investigations alleging antitrust violations in connection with the use of algorithmic price setting technologies. There is no guarantee that Machine Learning Technology utilized or developed by operating partners or service providers will not present similar risks in the future and HarbourVest, the Fund, the Underlying Portfolio Funds and their portfolio companies or their respective affiliates could experience directly or indirectly negative impacts or otherwise be subject to or implicated by litigation or investigations involving any possible violation of laws related to use of these technologies by operating partners or service providers.

Use of Machine Learning Technology by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public information) – either by any such third parties in contravention of non-disclosure agreements, or by HarbourVest personnel or service providers in contravention of HarbourVest’s policies – into Machine Learning Technology applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party Machine Learning Technology applications and users.

Independent of the context of its use, Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it may not be possible or practicable to incorporate all relevant data into any given model that Machine Learning Technology utilizes to operate. Additionally, certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would likely degrade the effectiveness of Machine Learning Technology. To the extent that HarbourVest, the Fund, the Underlying Portfolio Funds or their portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could have adverse impacts on HarbourVest, the Fund, the Underlying Portfolio Funds and their portfolio companies.

Machine Learning Technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments. For example, if HarbourVest were to share or license Machine Learning Technology, including technology that includes some degree of internal development, with investors, sponsors or managers of Underlying Portfolio Funds, underlying portfolio companies or other third parties, such activity could introduce a number of additional risks. Regulations related to Machine Learning Technology may also impose certain obligations on organizations using such technology, and the costs of monitoring and responding to such regulations, as well as the consequences of non-compliance, could have an adverse effect on HarbourVest, the

Fund, the Underlying Portfolio Funds and their portfolio companies, to the extent they are subject to such regulations. For example, the EU has introduced a new regulation applicable to certain Machine Learning Technology and the data used to train, test and deploy them (the “EU AI Act”). The EU AI Act entered into force on August 1, 2024 and its requirements became effective on a staggered basis, beginning February 2, 2025. The EU AI Act imposes material requirements on both the providers and deployers of certain Machine Learning Technology, with infringements punishable by sanctions including fines of up to 7% of total annual worldwide turnover or 35 million euros (whichever is higher) for the most serious breaches. In parallel, the EU has introduced revisions to the EU Product Liability Directive, which entered into force on December 9, 2024, intended to facilitate claims for damages brought by EU users of Machine Learning Technology. Preparing for and complying with the EU AI Act and other regulations related to Machine Learning Technology could involve material compliance costs and/or adversely affect the operations or performance of HarbourVest, the Fund, its Underlying Portfolio Funds and their portfolio companies.

Machine Learning Technology and its current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.

Cybersecurity breaches and identity theft could adversely affect HarbourVest, the Fund, the Underlying Portfolio Funds and their portfolio companies.

Cybersecurity incidents and cyber attacks have been occurring globally at a more frequent and severe level and are expected to continue to increase in frequency in the future. The information and technology systems of HarbourVest, the Fund, and the Fund’s Underlying Portfolio Funds and their portfolio companies and their respective service providers could be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, security threats (including ongoing cybersecurity threats to and attacks on information technology infrastructure), computer and telecommunication failures, infiltration by unauthorized persons, security breaches, usage errors or malfeasance by their respective professionals or service providers, power, communications or other service outages, and catastrophic events such as fires, tornadoes, floods, hurricanes, earthquakes, systemic risk associated with cyber-kinetic warfare, catastrophic nation-state hacks or terrorist incidents. In particular, ransomware attacks are evolving and are frequently carried out via a form of malicious software designed to encrypt files on, and/or block access to, an information system until the demanded ransom is paid, resulting in significant business disruption, financial losses (including potentially ransom payments and/or costs and expenses associated with engaging decryption specialists), reputational costs, and loss of data. If unauthorized parties gain access to such information and technology systems, or if personnel abuse or misuse their access privileges, they could be able to steal, publish, delete or modify private and sensitive information. Although HarbourVest has implemented, and its service providers could implement, various measures to manage risks relating to these types of events, such measures could be inadequate and, if compromised, information and technology systems could become inoperable for extended periods of time, cease to function properly, or fail to adequately secure private information. Even with sophisticated prevention and detection systems, breaches such as those involving covertly introduced malware, impersonation of authorized users, and industrial or other espionage could not be identified in a timely manner or at all, potentially resulting in further harm and precluding appropriate remediation. HarbourVest and the Fund could have to make significant investments to fix or replace information and technology systems. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the operations of HarbourVest, the Fund and/or their service providers and result in a failure to maintain the security, confidentiality, or privacy of sensitive data, including personal information relating to Unitholders (and their beneficial owners) and the intellectual property and trade secrets of HarbourVest and the Fund. Such a failure could harm the reputation of HarbourVest and the Fund, subject any such entities and their respective affiliates to legal claims and adverse publicity and otherwise affect their business and financial performance. Similar considerations apply to the Underlying Portfolio Funds and their managers, portfolio companies and service providers. The costs related to cyber or other security threats or disruptions or data privacy breaches may not be fully insured or indemnified by other means.

In addition, on May 25, 2018, the EU’s General Data Protection Regulation (“GDPR”) came into effect. The GDPR modernized the legal framework of data protection and privacy in Europe with the aim of ensuring the consistent protection of personal data by making businesses more accountable for compliance with applicable requirements. Accordingly, onerous penalties will be imposed for breaches of the GDPR, including a failure to report cybersecurity breaches or to implement or maintain appropriate cybersecurity systems and protocols and while the Fund will (and Underlying Portfolio Funds and portfolio companies could) endeavor to maintain systems to avoid such breaches and penalties, there can be no assurance that these systems will always be effective in doing so. Following its departure from the EU, the UK has retained and transposed the GDPR into domestic law pursuant to the European Union (Withdrawal) Act 2018.

RISKS RELATED TO CONFLICTS OF INTEREST

Prospective investors should be aware that various actual and potential conflicts will arise from the overall investment activities of the Fund, the General Partner, HarbourVest, other HarbourVest-Managed Funds or accounts and their respective affiliates. HarbourVest currently manages, and expects to form, additional funds, parallel funds and separate accounts that make investments in specific regions and/or sectors of the markets, and in the overall markets, targeted by the Fund or that otherwise have substantially the same investment objectives and investments as the Fund. Such other funds and accounts often will have economic terms that are different than those of the Fund, and can incorporate terms that individually or in the aggregate are more favorable for their limited partners (or their equivalent) than the equivalent terms of the Fund. There is no restriction on HarbourVest establishing or managing additional funds or accounts that invest in specific regions and/or sectors of, or in the overall markets targeted by the Fund.

The following discussion identifies certain potential conflicts of interest that should be carefully considered before making an investment in the Fund. In addition, prospective investors should be aware that HarbourVest, its personnel, and their respective affiliates could in the future engage in further activities that could result in additional conflicts of interest not addressed below. HarbourVest and its affiliates will attempt to resolve any conflicts of interest in good faith in a manner consistent with the procedures described herein and in the Partnership Agreement. There can be no assurance that HarbourVest will identify or resolve all conflicts of interest and, if resolved, that such conflicts will be resolved in a manner that is favorable to the Fund (or any particular HarbourVest-Managed Fund or account). While it is likely that Underlying Portfolio Funds and their managers will be subject to similar conflicts of interest, Unitholders should note that such Underlying Portfolio Funds, managers and sponsors could be subject to additional or alternative conflicts of interest.

Conflicts of interest are expected to arise in respect of Underlying Portfolio Funds and underlying portfolio companies invested in by the Fund and other HarbourVest-Managed Funds.

It is expected that other HarbourVest-Managed Funds or accounts will, from time to time, acquire investments in the same Underlying Portfolio Fund (or underlying portfolio company) opportunity as the Fund as part of a single transaction or otherwise. In connection with any such investment by such other HarbourVest-Managed Funds or accounts, the Fund, on the one hand, and such other HarbourVest-Managed Funds or accounts, on the other hand, could have conflicting interests if they invest in the same Underlying Portfolio Fund or underlying portfolio company. Where the Fund and such other HarbourVest-Managed Funds or accounts invest in the same securities, HarbourVest could give advice to or otherwise take actions on their behalf in respect of such investments that could differ from advice given to or actions taken on behalf of the Fund. For example, other HarbourVest-Managed Funds or accounts and the Fund could have an investment in the same securities of an Underlying Portfolio Fund or (including through an Underlying Portfolio Fund) underlying portfolio company, but could buy or sell such investments at a different time, at a different price or otherwise on different terms or conditions or could exercise voting and other rights relating to such securities in a different manner, including but not limited to as a result of their differing liquidity needs, regulatory limitations or obligations or other relevant considerations that cause their respective interests or requirements to be unaligned. Such advice or actions on behalf of other HarbourVest-Managed Funds or accounts could adversely impact the

Fund or could otherwise result in such other HarbourVest-Managed Funds or accounts achieving returns on such investments that are better than the returns achieved by the Fund.

Such conflicts of interest could be more material where the Fund and such other HarbourVest-Managed Funds invest in different securities issued by the same portfolio companies or Underlying Portfolio Funds. For example, if the Fund invests, including through an Underlying Portfolio Fund, in the equity securities of a portfolio company and another HarbourVest-Managed Fund or account invests in the debt securities of the same company, the various economic and other terms of the debt and equity securities, including the interest rates to be paid on the debt securities, any security granted in respect thereof, the characterization of the debt securities as preferred equity or subordinated debt and the nature of the covenants running in favor of the other HarbourVest-Managed Fund or account as a debt holder, could raise conflicts of interest between the Fund, on the one hand, and such other HarbourVest-Managed Fund or account, on the other hand. Questions could arise as to whether payment obligations and covenants of the debt securities should be enforced, modified or waived by the holders of the debt securities or whether the debt securities should be refinanced by the portfolio company, which decisions could be influenced by the other HarbourVest-Managed Fund or account holding the debt securities. Such conflicts of interest will be particularly heightened where the portfolio company is in financial difficulty as, in such situations, the interests of debt and equity holders typically will not be aligned. Decisions about what action should be taken by the Fund (or an Underlying Portfolio Fund), as an equity holder or by the other HarbourVest-Managed Fund or account as a debt holder in a troubled situation, including whether to enforce creditor claims, whether to advocate or initiate a portfolio company restructuring or liquidation inside or outside of bankruptcy proceedings, and the terms of any work-out or restructuring of a portfolio company or its debt, will raise material conflicts of interest. In such circumstances, the other HarbourVest-Managed Fund or account might be best served by a liquidation of the portfolio company that would result in its debt being paid but leave nothing with respect to the Fund’s interest in the company’s equity. It is possible in distressed situations that actions taken by the other HarbourVest-Managed Fund or account as a debt holder could materially adversely impact, if not in effect eliminate, any remaining value attaching to equity securities held by the Fund. The reverse would be the case where the Fund holds debt securities of a portfolio company and another HarbourVest-Managed Fund or account acquires equity securities of the same company.

In circumstances where the Fund and other HarbourVest-Managed Funds or accounts directly or indirectly hold investments in different classes of a portfolio company’s debt and/or equity (or, where applicable, different classes of securities issued by an Underlying Portfolio Fund), HarbourVest intends, to the fullest extent permitted by applicable law, to take steps in respect of such investments to reduce the potential for adversity between the Fund and the other HarbourVest-Managed Funds or accounts, including by causing the Fund to take certain actions that, in the absence of such conflict, it would not take, such as, for example but without limitation (i) remaining passive in a portfolio company restructuring or similar situation (including by electing not to vote or voting pro rata with other security holders), (ii) divesting investments, (iii) appointing an independent decision-maker or (iv) otherwise taking an action designed to reduce such adversity. Any such step could have the effect of benefiting other HarbourVest-Managed Funds or accounts and therefore could not be in the best interests of, and could be adverse to, the Fund. HarbourVest manages a number of funds and accounts that are deemed to be investing plan assets subject to ERISA and that target, in whole or in part, similar investments to those targeted by the Fund. If HarbourVest is acting in any transaction on behalf of a fund deemed to be investing plan assets subject to ERISA, applicable law will require HarbourVest to act in the best interests of such fund when considering any actions regardless of any adverse effect that could result for other HarbourVest-Managed Funds or accounts, including the Fund. Similar considerations could apply if the Fund and other HarbourVest-Managed Funds and accounts were to invest in different parts of the debt capital structure of the same portfolio company (for example if the Fund holds debt securities that are junior to debt securities held by other HarbourVest-Managed Funds and accounts).

In addition to investing at the same time in the same portfolio company or Underlying Portfolio Fund, including in different classes of securities issued thereby, the Fund could directly or indirectly pursue a transaction with an entity in which another HarbourVest-Managed Fund or account has a pre-existing investment, or another HarbourVest-Managed Fund or account could pursue a transaction with an entity in which the Fund has a pre-existing investment. For example, the Fund could lead a recapitalization of a portfolio company in which another HarbourVest-Managed Fund or account has a pre-existing investment, or invest in a later-stage equity issuance by a portfolio company in which another HarbourVest-Managed Fund or account has a pre-existing investment in an earlier-stage equity issuance. Similarly, the Fund could invest in a preferred equity issuance by an Underlying Portfolio Fund in which another HarbourVest-Managed Fund or account has a pre-existing equity investment. As discussed above, such investments could give rise to conflicts of interest to the extent that HarbourVest takes into account the interests of such other HarbourVest-Managed Funds and accounts in its consideration of certain actions by the Fund in respect of such investments, and in certain circumstances, the pre-existing interests of the other HarbourVest-Managed Funds or accounts in the relevant entity could preclude the Fund from taking actions it would otherwise have taken or could otherwise be detrimental to the Fund, or alternatively, such other HarbourVest-Managed Funds or accounts could benefit from actions taken on behalf of the Fund. For example, if the valuation at which an investment by the Fund is made into an existing portfolio company of another HarbourVest-Managed Fund or account is below or in excess of the valuation implied by the original investment, such investment by the Fund could be dilutive or accretive to the existing investment held by such other HarbourVest-Managed Fund or account. If any such other HarbourVest fund or account is no longer making investments or does not have sufficient capital to participate (in full or in part) in such new investment in the portfolio company, such HarbourVest fund or account will be unable to protect itself against any such dilution resulting from a later issuance at a lower valuation. Conversely, if the Fund makes an investment in an existing portfolio company of another HarbourVest fund or account at a valuation higher than that implied by the original investment, the investment by the Fund will indirectly benefit such other HarbourVest fund or account. In addition, if another HarbourVest-Managed Fund or account makes a preferred equity investment in an Underlying Portfolio Fund in which the Fund has a pre-existing equity interest, the interest of the Fund is likely to be very significantly diluted and could in effect be eliminated if the portfolio of the Underlying Portfolio Fund is distressed. Alternatively, if the Fund makes such an investment in an Underlying Portfolio Fund in which another HarbourVest-Managed Fund or account has a pre-existing investment, such other HarbourVest-Managed Fund or account could materially benefit from the investment of the Fund which could enable the Underlying Portfolio Fund to make defensive follow-on investments in its portfolio that would not otherwise have been possible, thereby protecting the remaining value of the portfolio. It is possible that the Fund could be precluded from making certain investments or taking certain actions by reason of an existing relationship of another HarbourVest-Managed Fund or account in a potential or actual portfolio investment. For example, as discussed further below, if another HarbourVest-Managed Fund or account holds an investment in a public company with respect to which it has received material non-public information, the Fund could be prohibited or otherwise limited in its ability to make direct or indirect investments in the same company under applicable law. Likewise, regulatory “cross-attribution” rules could be implicated to the extent the Fund were to invest directly or indirectly in a company in which another HarbourVest-Managed Fund or account holds an investment, which could result in the Fund being unable to make such investment, being required to invest less than it would otherwise invest, or being subject to legal or regulatory requirements to which it would not otherwise be subject.

The Fund could pursue a transaction with an entity in which another HarbourVest-Managed Fund or account anticipates investing. For example, the Fund could participate in the warehouse of an investment for an Underlying Portfolio Fund in which another HarbourVest-Managed Fund or account anticipates investing. Such transactions could give rise to conflicts of interest as HarbourVest could take into account the interests of such other fund or account in determining whether or not to cause the Fund to participate in such transactions, which transactions could incur costs and otherwise be detrimental to the Fund or be beneficial solely to the other HarbourVest-Managed Fund or account.

Where the Fund and other HarbourVest-Managed Funds or accounts target or otherwise co-invest in the same Underlying Portfolio Funds or their underlying portfolio companies, such other HarbourVest-Managed Funds or accounts are not necessarily required to share in expenses in respect thereto that are paid by the Fund, either with respect to a co-investment opportunity that is not consummated (i.e., a broken deal) or with respect to other potential investments that are offered to the Fund. In such event, the Fund could bear more than its pro rata share of such expenses (see “Allocation of expenses between the Fund and other HarbourVest-Managed Funds and accounts” below).

Transactions between the Fund and other HarbourVest-Managed Funds and accounts or HarbourVest and its affiliates are expected to give rise to conflicts of interest.

In accordance with the Cayman Parallel Fund Partnership Agreement and to the extent not otherwise prohibited by law, the General Partner could cause the Cayman Parallel Fund (without the consent of the Cayman Parallel Fund Board or any Cayman Parallel Fund Unitholders) to sell securities to, or purchase securities from, another HarbourVest-Managed Fund or account (a) at fair market value as determined by the General Partner in its discretion or (b) within 24 months following the acquisition of such securities by the Cayman Parallel Fund or such other HarbourVest-Managed Fund or account, as applicable, at the Cayman Parallel Fund’s or such other HarbourVest-Managed Fund’s or account’s cost, as applicable (which cost shall include cost of funds and, without duplication, any interest, fees and other charges incurred by the Cayman Parallel Fund or such other HarbourVest-Managed Fund or account, as applicable, in connection with its acquisition of such securities) (see “Potential conflicts with respect to cross transactions” below). For these purposes, the recapitalization of a portfolio investment in which cash invested in a portfolio company (or an Underlying Portfolio Fund) by the Cayman Parallel Fund is used in whole or in part to redeem debt or equity interests in such portfolio company owned by another HarbourVest-Managed Fund or account (or enable an Underlying Portfolio Fund to make distributions to another HarbourVest-Managed Fund or account) (or vice versa) will not be treated as a transaction in which the Cayman Parallel Fund is the seller (or purchaser) of securities to (or from) another HarbourVest-Managed Fund or account.

Except as otherwise disclosed herein or in the Cayman Parallel Fund Partnership Agreement, without the consent of the Cayman Parallel Fund Independent Directors, the Cayman Parallel Fund generally cannot sell any security to, or purchase any security from, the General Partner, HarbourVest, or HarbourVest-owned affiliates. To the extent the General Partner has not appointed Cayman Parallel Fund Independent Directors, any matters for which the Cayman Parallel Fund Independent Directors have authority or obligation to act pursuant to the Cayman Parallel Fund Partnership Agreement can be effected by consent of the Cayman Parallel Fund Board. To the extent the General Partner has not appointed a Cayman Parallel Fund Board, any matters for which the Cayman Parallel Fund Board has authority or obligation to act pursuant to the Cayman Parallel Fund Partnership Agreement can be effected by consent of either the General Partner or Unitholders holding a majority of Cayman Parallel Fund Units, which may include Cayman Parallel Fund Unitholders who are affiliated with the General Partner.

Potential conflicts with respect to cross transactions.

The General Partner is expected to cause the Fund to purchase certain investments from other HarbourVest-Managed Funds or accounts, and to cause the Fund to sell certain investments to another HarbourVest-Managed Fund or account without the consent of any Directors or any Unitholders. Such transactions create conflicts of interest because, by not exposing such buy and sell transactions to market forces, the Fund may not receive the best price otherwise possible, or the General Partner might have an incentive to improve the performance of the Fund by selling underperforming assets to another HarbourVest-Managed Fund or account in order, for example, to earn fees. Additionally, in connection with such transactions, the General Partner, its affiliates and/or their professionals may (i) have significant investments, or intentions to invest, in the HarbourVest-Managed Fund or account (including where such HarbourVest-Managed Fund or account was formed exclusively for such persons) that is selling and/or purchasing such an investment or (ii) otherwise have a direct or indirect interest in the investment (such as through certain other participations in the investment). The General Partner and its affiliates may receive management or other fees in connection with their management of the relevant HarbourVest-Managed Fund or account involved in such a transaction, and generally are entitled to share in the investment profits of the relevant HarbourVest-Managed Fund or account. To address these conflicts of interest, in connection with effecting such transactions, the General Partner may, but in most cases is not required to, consult with the Board.

Potential conflicts with respect to advisory committee members of the Fund’s Underlying Portfolio Funds.

In certain circumstances, an investor in the Fund or another HarbourVest-Managed Fund or account could have a pre-existing relationship with the sponsor of a primary partnership investment by the Fund (if any). In connection with such investment, the sponsor of such Primary Partnership Investment could decide to offer an advisory committee seat directly to such investor (and not to HarbourVest) or, where such investor invests in a HarbourVest-managed account established solely for its benefit, the sponsor could offer an advisory committee seat to HarbourVest in its capacity as the manager of such managed account acting solely for the benefit of such investor, and not in its capacity as the manager of all participating HarbourVest-Managed Funds or accounts including the Fund. In such circumstances, the advisory committee seat would be made available to HarbourVest solely to serve the interests of the investor with the pre-existing relationship with the sponsor. While HarbourVest could be offered an additional advisory committee seat to be exercised for the benefit of any other HarbourVest-Managed Funds or accounts participating in the relevant primary investment, including the Fund, there can be no assurance of this and in many if not all instances, this could not be the case. Conflicts of interest will arise where HarbourVest is offered advisory committee seats in such circumstances. The interests of the investor with the pre-existing relationship with the sponsor of the Primary Partnership Investment on the one hand, and other HarbourVest-Managed Funds and accounts (including the Fund) participating in such investment on the other hand, may not be aligned in all circumstances in which HarbourVest is called on to take any action as the holder of an advisory committee seat made available to HarbourVest solely for the benefit of such investor. Any action taken by HarbourVest for the benefit of such investor could adversely impact the Fund.

Transactions between the Fund and Unitholders or prospective unitholders of the Fund or other HarbourVest-Managed Funds and accounts.

Unitholders and prospective unitholders of the Fund or other HarbourVest-Managed Funds or accounts can sell or buy portfolio investments to or from the Fund or any Underlying Portfolio Fund and, in the case of such a sale, can use the proceeds to make investments in the Fund and other HarbourVest-Managed Funds or accounts. Such transactions can give rise to conflicts of interest to the extent that HarbourVest is incentivized to facilitate such transactions on terms acceptable to the relevant Unitholders or prospective unitholders to facilitate such investments in the Fund or other HarbourVest-Managed Funds or accounts.

Transactions involving Underlying Portfolio Funds and other third-party funds in which the Fund, other HarbourVest-Managed Funds or accounts or HarbourVest have an interest, may involve conflicts of interest.

The Fund could invest in an Underlying Portfolio Fund whose general partner or manager is partially owned by another HarbourVest-Managed Fund or account, entitling such other HarbourVest-Managed Fund or account (and indirectly HarbourVest itself) to receive a portion of the carried interest and/or management fees borne by the Fund with respect to such Underlying Portfolio Fund. Further, the Fund could invest in an Underlying Portfolio Fund whose general partner, manager or sponsor (or the individual owners or principals thereof) is an investor or prospective investor in the Fund or other HarbourVest-Managed Funds or accounts. In such circumstances, conflicts of interest will arise as HarbourVest could be incentivized to take such actual or prospective investments by such general partner, manager or sponsor (or the individual owners or principals thereof) and the potential carried interest, management fees and/or other economic benefits to HarbourVest and its affiliates from such investments, into consideration in determining to invest the Fund in such Underlying Portfolio Fund.

Furthermore, the Fund could buy securities from a third-party fund in which other HarbourVest-Managed Funds or accounts are limited partners (or their equivalent) and/or have an investment in the general partner or manager of such third-party fund. The other HarbourVest-Managed Funds or accounts invested in such selling fund could indirectly benefit from such transaction. The Fund could also buy securities of a company that is owned, in whole or in part, by other HarbourVest-Managed Funds or accounts or third-party funds in which other HarbourVest-Managed Funds or accounts are limited partners, and the transaction could allow such other HarbourVest-Managed Funds or accounts or such third-party funds, to increase their holding value of such securities, which could benefit such HarbourVest-Managed Funds or accounts and HarbourVest.

Transactions between portfolio companies of the Fund and other HarbourVest-Managed Funds and accounts could conflict with each other and could preclude HarbourVest from taking actions it would otherwise have taken on behalf of the Fund, which could materially adversely affect the performance of the Fund.

The activities of the portfolio companies invested in by the Fund through an Underlying Portfolio Fund and of other HarbourVest-Managed Funds and accounts could conflict with each other. The Fund could, for example, invest in a portfolio company that competes with a different portfolio company held by the Fund or another HarbourVest-Managed Fund or account or that becomes involved in a legal dispute with such portfolio company. Conflicts among portfolio companies could preclude HarbourVest from taking actions it would otherwise have taken on behalf of the Fund to the extent HarbourVest determines such action would be detrimental to one or more of the other funds and accounts it manages, including the Fund.

Allocation and classification of investment opportunities and related conflicts of interest may materially adversely affect the Fund.

The Fund and certain other HarbourVest-Managed Funds and accounts will target the same investments in Underlying Portfolio Funds. HarbourVest has sole discretion to determine the manner in which investment opportunities are allocated between the Fund and such other HarbourVest-Managed Funds and accounts in such circumstances. Such allocation decisions present inherent conflicts of interest where demand exceeds available supply. As a result, the Fund’s share of investment opportunities could be materially affected by competition from another HarbourVest-Managed Fund or account. Such conflicts will not always be resolved to the advantage of the Fund, and the Fund is not expected to receive allocation priority over other HarbourVest-Managed Funds or accounts.

HarbourVest adheres to an Investment Allocation Policy that will apply to the Fund and HarbourVest’s other funds and accounts and that takes into account a variety of factors, currently including, but not limited to: (i) capital available for investment by each fund or account; (ii) the size and characteristics of the investment; (iii) risk / return profile of the fund or account; (iv) contractual obligations, including any priority rights with respect to investment allocations, such as the priority rights of Dover with respect to Secondary Investments described under “Item 1. Business—Allocation of Investment Opportunities;” (v) principles of diversification; (vi) the tactical plan of each fund or account, including without limitation its targeted strategies, pacing, investment minimums and maximums, level of portfolio concentration and investment guidelines; (vii) other investment opportunities that are expected to be available in the near term; (viii) restrictions imposed by the underlying manager, portfolio company or lead sponsor of the investment opportunity (e.g., restrictions relating to ERISA concerns); (ix) structural, tax or legal issues of a transaction that could make an investment not appropriate for a particular fund or account; (x) whether the specific characteristics of the investment opportunity are consistent with one or more investment strategies; (xi) regulatory restrictions applicable to participating funds and accounts; (xii) a determination by HarbourVest that the investment is inappropriate, in whole or in part, for one or more of the funds or accounts; (xiii) whether a fund or account has a narrow or specific objective or focus; (xiv) whether a fund or account has discretion and the necessary timeframe for the approval and funding process; (xv) whether a conflict waiver could be required and the necessary timeframe for obtaining such waiver; (xvi) applicable transfer or assignment provisions; (xvii) the investment period of a fund or account, including the proximity of a fund to the end of its investment period or specified term, if any; (xviii) the liquidity terms of a fund or account including whether it permits withdrawals or redemptions or targets a specified yield; (xix) ability to borrow and available borrowing capacity on any applicable subscription line or other credit facility; (xx) excessive transaction costs relative to the size of a fund or account’s participation; (xxi) whether a fund or account has an existing interest in the investment; (xxii) whether a fund or account has an existing interest in an investment managed by the same manager; or (xxiii) such other factors as HarbourVest reasonably deems relevant. Among others, the above factors provide substantial discretion to HarbourVest in allocating any individual investment opportunity. The outcome of any allocation decision could result in the Fund receiving all or none of an investment opportunity or a non-pro rata interest in the opportunity. In situations where there is insufficient investment supply relative to demand, HarbourVest, in its sole discretion, will make subjective judgments using some or all of the above factors.

Secondary investment opportunities meeting the Fund’s investment objectives that are offered to HarbourVest will generally be allocated among the Fund, Dover and other funds or accounts managed by HarbourVest or its affiliates based on a sharing arrangement whereby at least 70% of such investment opportunities can be allocated in priority to Dover and the remainder to such other HarbourVest funds or accounts. Additionally, as discussed further below, certain other HarbourVest-Managed Funds and accounts have allocation priority (including priority over Dover) in respect of certain investment opportunities.

There can be circumstances where HarbourVest funds or accounts, including the Fund, are precluded from participating in a certain investment opportunity. Such circumstances include instances in which the use of multiple buyers is prohibited or not feasible. There can also be commercial, structural, regulatory, or other legal (including ERISA or the Investment Company Act) or other reasons as described above, that could prevent the investment by other HarbourVest funds or accounts. The respective general partners of the other HarbourVest funds or accounts could determine that a prospective investment would not be prudent for such funds or accounts.

Notwithstanding the above, certain HarbourVest-Managed Funds or accounts have in the past been, and are expected in the future to be allocated investment opportunities sourced by one or more beneficial owners, or due to the relationships that one or more beneficial owners thereof has with other sponsors (including, for the avoidance of doubt, relationships arising from pre-existing investments by HarbourVest-managed accounts in which such a beneficial owner participates, as determined by HarbourVest in its sole discretion, taking into account the nature of the relationship and such other factors as HarbourVest deems appropriate under the circumstances). Accordingly, such investment opportunities would not be allocated to the Fund in whole or in part. Such investment opportunities could be allocated solely or disproportionately to such other funds or accounts.

HarbourVest has in the past established and/or managed, and may in the future establish and/or manage certain funds and accounts that are regulated by local regulators and, as such, are subject to material investment restrictions and obligations in respect of their investment activities. For example, HarbourVest has established certain regulated investment funds in Luxembourg that are regulated by the Commission de Surveillance du Secteur Financier and a regulated investment companies or business development companies registered under the Investment Company Act established by HarbourVest from time to time (a “Regulated Fund”). HarbourVest may in the future establish other Regulated Funds. Such Regulated Funds invest and are expected to continue to invest alongside the Fund to the extent permitted under applicable laws and related regulations (including, if applicable, the terms of any exemptions or other regulatory relief from limitations and restrictions that would otherwise apply to such Regulated Funds). The Fund may invest alongside certain Regulated Funds managed by HarbourVest in reliance on an exemptive order from the SEC (as may be amended or superseded, the “Exemptive Order”). In some circumstances, due to regulatory considerations applicable to such regulated HarbourVest-Managed Funds and accounts, including the Exemptive Order, such funds and accounts will not be considered eligible to participate in specific investments for allocation purposes or may be required to satisfy various conditions in order to invest alongside the Fund. As a result, certain of such other HarbourVest-Managed Funds and accounts may not be able to participate in all of the same investments as the Fund and/or may not be able to participate in follow-on investments even when such other funds and accounts have initially participated in investments alongside the Fund. In certain other circumstances, the Fund may not be able to participate at all in an investment opportunity if certain of such other HarbourVest-Managed Funds and accounts are participating. Allocations of investment opportunities to the Fund and such other HarbourVest-Managed Funds and accounts pursuing a similar investment strategy could therefore vary materially from investment to investment as a result of such regulatory considerations. In such situations, allocations of investment opportunities to the Fund can be expected to materially increase or decrease, or the terms of such investment opportunities may be modified, where such other HarbourVest-Managed Funds and accounts are participating alongside the Fund in such investments and such allocations, including where they relate to follow-on investments, could have an adverse impact on the Fund and their desired investment returns and/or disproportionately benefit such other HarbourVest-Managed Funds or accounts.

In addition, from time to time sponsors of the Fund’s potential portfolio investments could determine which HarbourVest-Managed Fund or account could participate in HarbourVest-sourced investment opportunities, and any such determination could differ from the allocation HarbourVest would have made under its Investment Allocation Policy. Although the core focus of the Fund will be in secondary investments in buyout, and to a lesser extent, growth equity and venture capital, special situations, and other private market investments globally, the Fund may also make investments via secondary transactions in credit investments and real asset investments. HarbourVest-Managed Funds and accounts that are part of HarbourVest’s real assets program have priority (including priority over Dover) over secondary investments which are determined by the General Partner in its sole discretion to have as their principal investment objective investing in power, energy, oil and gas, natural resources, real estate or infrastructure assets. Additionally, other HarbourVest-Managed Funds and accounts that are part of HarbourVest’s credit program have priority (including priority over Dover) over secondary investments which have as their principal investment objective investing in debt.

The Fund can invest in opportunities that other HarbourVest-Managed Funds or accounts have declined or could decline to invest in opportunities in which other HarbourVest-Managed Funds or accounts have invested or will invest.

The classification of an investment opportunity as appropriate or inappropriate for the Fund or any of the other HarbourVest funds will be made by HarbourVest, in good faith, at the time of purchase and will govern in this regard. This determination frequently will be subjective in nature. Consequently, HarbourVest could determine that an investment opportunity is more appropriate for another HarbourVest fund and such investment could be allocated to such other HarbourVest fund.

The classification of a potential portfolio investment as a primary investment, direct investment or a secondary investment frequently will be subjective in nature and will be made by HarbourVest in good faith based on its view of what is appropriate in the relevant circumstances at the time of investment. For example, the Fund could acquire an interest in an Underlying Portfolio Fund holding a single or very small number of assets representing a highly concentrated underlying portfolio and HarbourVest could determine to treat such investment as either a direct investment or a secondary investment depending on the specific structure and terms of the proposed transaction, the timing of the Fund’s investment and other relevant considerations. As a further example, while a portfolio investment comprising a subscription for a new interest issued by an Underlying Portfolio Fund that has not made or committed to make portfolio investments will typically be treated as a primary investment, HarbourVest could in the circumstances determine that a subscription for a new interest issued by an Underlying Portfolio Fund that has made and/or committed to make material portfolio investments is more appropriately treated as a secondary investment. HarbourVest could classify the Fund’s interest in a portfolio investment differently than HarbourVest classifies the interest of another HarbourVest-Managed Fund or account in the same or a similar portfolio investment (for example, if two or more HarbourVest-Managed Funds each have an existing investment in an Underlying Portfolio Fund, HarbourVest could cause each such fund to make a follow-on investment in such Underlying Portfolio Fund at the same time, with such follow-on investment being classified as a primary investment with respect to one HarbourVest-Managed Fund and as a secondary investment with respect to the other HarbourVest-Managed Fund, as determined by HarbourVest in accordance with the specific investment guidelines governing each such fund). In addition to impacting the basis upon which a potential portfolio investment is allocated among HarbourVest managed funds and accounts, including the Fund, the classification of a potential portfolio investment could have economic consequences for HarbourVest. HarbourVest is typically not entitled to carried interest or Incentive Fee payments in connection with primary investments by HarbourVest-Managed Funds and accounts, whereas it is expected to receive carried interest or Incentive Fee payments in connection with secondary investments and direct investments. Such varied economic consequences will give rise to an additional conflict of interest for HarbourVest in determining the appropriate classification of a potential portfolio investment. HarbourVest could receive different amounts of compensation from the Fund and other HarbourVest-Managed Funds or accounts with similar investment objectives as the Fund. HarbourVest could have an incentive to favor those HarbourVest-Managed Funds or accounts from which it receives higher compensation in making its allocation decisions. HarbourVest has in place policies and procedures to address these conflicts, including policies and procedures designed to ensure allocation of investments to the Fund and other HarbourVest-Managed Funds or accounts on a fair and equitable basis.

HarbourVest employees, including their family members, and the Fund can own investments in the same securities and such jointly-held investments can lead to conflict of interests. HarbourVest seeks to mitigate these conflicts through its code of ethics and other applicable policies and procedures.

Investors are urged to carefully review the additional information regarding HarbourVest’s allocation policies as they apply to the Fund set forth in “Item 1. Business—Allocation of Investment Opportunities.”

Leverage available to the Fund could be limited as a result of allocations of available leverage to other HarbourVest-Managed Funds.

To access more favorable leverage terms, to warehouse an investment for another HarbourVest-Managed Fund or account, to allow another HarbourVest-Managed Fund or account to participate in an investment at a later date than the Fund or otherwise for operational efficiency purposes, HarbourVest could cause the Fund to join an umbrella credit facility with other HarbourVest-Managed Funds or accounts pursuant to which the total amount of leverage available to the HarbourVest-Managed Funds and accounts that are party to such umbrella credit facility, including the Fund, will be limited. In addition, many banks limit their exposure to all funds under management by a single manager and accordingly the Fund and other HarbourVest-Managed Funds and accounts could be limited in the amount they can borrow from a particular bank. HarbourVest has sole discretion to determine the appropriate amount of leverage to make available to the Fund and any such other HarbourVest-Managed Funds and accounts under any such umbrella credit facility or separate credit line. As a result, HarbourVest could ultimately determine to allocate less (or no) leverage to the Fund relative to other HarbourVest-Managed Funds or accounts. Such a determination could adversely impact the Fund or could otherwise result in such other HarbourVest-Managed Funds or accounts achieving returns that are better than the returns achieved by the Fund.

In these situations, the other HarbourVest-Managed Funds or accounts party to any such umbrella credit facility may utilize all or a portion of the Fund’s borrowing capacity thereunder, resulting in a reduction in the Fund’s borrowing ability, and the other HarbourVest-Managed Funds or accounts could benefit from lower interest rates or more favorable terms than they could obtain from their own lenders, while the Fund could incur higher costs by sharing its credit capacity. Additionally, the Fund would incur additional risk under any such line of credit, as it would be required to be jointly and severally liable with the other HarbourVest-Managed Funds or accounts for such other HarbourVest-Managed Funds’ or accounts’ obligations under the line of credit. The other HarbourVest-Managed Funds or accounts could impair the liquidity of the Fund or its ability to meet its own obligations by delaying or defaulting on the repayment of the funds borrowed by such other HarbourVest-Managed Funds or accounts under the line of credit or by using the borrowed funds as collateral for other transactions, in which event the Fund would be responsible for all such amounts (and any accrued but unpaid interest thereon or other outstanding amounts related thereto), and the lender would have the ability to exercise remedies against the Fund. Additionally, while it is expected that any other HarbourVest-Managed Funds or accounts would also be responsible for all outstanding amounts under any such line of credit, the other HarbourVest-Managed Funds or accounts might not bear the interest related to any funds that they borrow under the line of credit, which would increase the costs borne by the Fund. Further, there is no assurance that any other

HarbourVest-Managed Fund or account will be permitted under its organizational or governing documents, or will be otherwise authorized, to be jointly and severally liable for all such amounts. In such a scenario, the borrowing base under the arrangement may be limited to the collateral pledged by the Fund. Thus, although the Fund would not benefit from increased borrowing capacity under the arrangement, the Fund would end up bearing the portion of the principal, interest expense and fees otherwise allocable to such other HarbourVest-Managed Fund or account, and, in any event, the Fund would bear all of the credit risk related to the portion of the borrowing attributed to the other HarbourVest-Managed Fund or account until the arrangement is paid down or otherwise terminated. Moreover, even if the borrowing base under the arrangement includes the collateral pledged by another HarbourVest-Managed Fund or account (and the facility size is correspondingly increased), if the proportion of the collateral of the Fund that is included in the borrowing base is larger than the proportion of the collateral in another HarbourVest-Managed Fund or account that is included in the borrowing base, the Fund will bear an increase in credit risk that is disproportionate to its increased borrowing capacity.

The Fund could pay more than its proportionate share of expenses.

The appropriate allocation between the Fund and other funds and accounts managed by HarbourVest of deal sourcing expenses and expenses and fees generated in the course of evaluating and making investments which are not consummated, such as out-of-pocket fees associated with due diligence, attorneys’ fees and the fees of other professionals, will be determined by the General Partner generally based on expected participation in such investment. However, certain of the funds and accounts managed by HarbourVest will not bear sourcing or broken deal expenses, and in such event the Fund could bear more than its share of expenses. Expenses related to consummated investments will generally be allocated by invested capital among the Fund and other funds and accounts managed by HarbourVest. Fund-specific expenses will generally be allocated to the fund incurring such expenses, however certain other HarbourVest-Managed Funds or accounts could indirectly benefit from products or services paid for by another fund.

HarbourVest could, in its sole discretion, make one or more short-term interest-free loans to the Fund.

To the extent permitted under the Partnership Agreement, HarbourVest could, in its sole discretion, make one or more short-term loans to the Fund in certain circumstances, including, but not limited to, prior to the Fund entering into a credit facility (or before borrowing proceeds become available under any such credit facility). Such loans could be made for various purposes, such as to fund other obligations related to, Underlying Portfolio Funds and to address any shortfall in available capital in circumstances where the Fund has capital needs prior to the date on which new subscriptions or distributions from existing investments are anticipated. Any such loans by HarbourVest will be subject to the affiliate transaction provisions of the Partnership Agreement (see “Transactions between the Fund and other HarbourVest-Managed Funds and accounts or HarbourVest and its affiliates are expected to give rise to conflicts of interest” above). Such loans are expected to be interest-free for the Fund, in the sole discretion of HarbourVest. HarbourVest has no obligation to make any such loans and, consequently, Unitholders should not have any expectation that such loans will be available to the Fund. The Fund will be obligated to repay such loans on the terms set by HarbourVest and, similar to the typical treatment of debt obtained from a third party, such loans will be repayable prior to the Fund making distributions to partners regardless of whether the borrowed capital is used in a manner that results in a loss for the Fund, such as to fund a poorly performing investment.

Allocation of expenses between the Fund and other HarbourVest-Managed Funds and accounts may result in the Fund bearing more or less of certain fees and expenses than other participants or potential participants in the same investments or strategies in which the Fund invests, which could materially adversely affect the Fund’s performance.

HarbourVest will determine, in its sole discretion, the appropriate allocation of investment and other expenses borne by the Fund and other HarbourVest-Managed Funds and accounts pursuant to the Partnership Agreement. Out-of-pocket expenses associated with a completed investment in which the Fund participates will generally be borne by the Fund and other HarbourVest-Managed Funds and accounts on a pro rata basis relative to the size of their investments. Expenses related more generally to an investment strategy, including broken deal expenses, fees and expenses of consultants and costs and expenses of research relating to a strategy, and certain fees and expenses included as organizational expenses that are generally related to a strategy, will generally be allocated to the Fund and other HarbourVest-Managed Funds and accounts on what HarbourVest determines is a fair and equitable basis. For example, HarbourVest has engaged a consultant to provide credit monitoring and restructuring advice with respect to certain credit investments held by HarbourVest-Managed Funds and accounts, and generally expects to allocate fees and expenses with respect thereto among such HarbourVest-Managed Funds and accounts (and the Fund) based on their respective participation in such credit investments. Expense allocation decisions by HarbourVest could result in the Fund bearing more or less of certain fees and expenses than other participants or potential participants in the same investments or strategies in which the Fund invests. The General Partner will make judgments with respect to allocation of expenses in its good faith discretion, notwithstanding its interest in the outcome, and can make corrective allocations after the fact should it determine that such corrections are necessary or advisable (any amounts payable to the Fund in respect of any overpayment of expenses by the Fund will not bear interest). Notwithstanding the foregoing, the portion of an expense allocated to the Fund for a particular item or service will not necessarily reflect the relative benefit derived by the Fund from that item or service in any particular instance and certain HarbourVest-Managed Funds and accounts could indirectly benefit from products or services paid for by the Fund and vice versa. For example, the cost of the Fund’s review of a prospective investment, structuring a vehicle in a novel jurisdiction, or other organizational costs will generally be borne by the Fund, which could result in cost efficiencies for other HarbourVest-Managed Funds and accounts when such other funds or accounts subsequently evaluate similar or related investments. Additionally, for example, certain organizational expenses borne by the Fund (including expenses related to the generation and dissemination of information relating to the Fund’s investment strategy), could result in benefits to HarbourVest to the extent the relevant activities assist HarbourVest in raising capital for other HarbourVest-Managed Funds and accounts.

The Fund may engage in warehousing activities that could expose the Fund to additional risks and expenses.

In certain circumstances, subject to applicable law, the Fund could initially acquire or agree to acquire an investment with the expectation of selling or reallocating a portion of such investment to other HarbourVest-Managed Funds or accounts or third-party co-investors. In such circumstance, the Fund can (but is not required to) charge interest for the time period the investment was held by the Fund or any other related expenses to such other HarbourVest-Managed Fund or account or third-party co-investor, as applicable. Furthermore, after entering into an agreement to acquire an investment, but prior to closing such transaction, HarbourVest could reallocate such investment either by allocating an additional amount to the Fund with respect to such investment, or allocating amounts to other HarbourVest-Managed Funds or accounts or third-party co-investors. Any such reallocation prior to the closing of the purchase of the underlying investment will not constitute a purchase or sale of a security by the Fund from or to another HarbourVest-Managed Fund or account for purposes of the Partnership Agreement.

There can be no assurance that, if the Fund has initially acquired or agreed to acquire an investment with the expectation of selling or reallocating a portion of such investment to other HarbourVest-Managed Funds or accounts or third-party co-investors, the Fund will be successful in subsequently selling or reallocating such portion of such investment and the Fund could consequently hold a greater concentration and have more exposure to such investment (and its related expenses) than was initially intended, which could reduce the Fund’s overall investment returns. In such a case, HarbourVest could also be deemed to have control with respect to such investment, and therefore could be exposed to additional risks as set forth above in “Risks of control positions; managerial assistance.” Furthermore, if such investment is not consummated, the Fund could bear all of the related broken-deal expenses, including expenses related to the portion of the proposed investment it had expected to sell.

Similarly, in certain circumstances, subject to applicable laws and applicable partnership agreements, the Fund could acquire an investment from other HarbourVest-Managed Funds or accounts or third-party co-investors that have warehoused such investment for the Fund. In such circumstances, the Fund could be required to pay interest (and related expenses) to such other HarbourVest-Managed Funds or accounts or third-party co-investors.

The Fund could make strategic primary partnership investments that do not result in investment opportunities for the Fund and/or that do not perform as well as primary partnership investments made by other HarbourVest-Managed Funds and accounts.

The Fund could make strategic primary partnership investments or other investments as determined by HarbourVest that have the potential for generating future investment opportunities for the Fund and/or other HarbourVest-Managed Funds and accounts, and HarbourVest expects to primarily consider the potential for such future investment opportunities in its evaluation of, and decision to cause the Fund to make, such strategic primaries or other investments. Such investments could, for example, adversely impact the Fund’s ability to participate in other investments that would have been more advantageous to the Fund and could not perform as well as primary partnership investments made by other HarbourVest-Managed Funds and accounts. Strategic primary partnership investments will be selected primarily because such investments are expected to increase the likelihood of generating investment opportunities. Future investment opportunities attributable to such strategic primary and other investments will be allocated among the Fund and other HarbourVest-Managed Funds and accounts in accordance with HarbourVest’s allocation policies and procedures, and the Fund will not have any investment priority over any other HarbourVest-Managed Funds or accounts with respect to any such opportunities. Furthermore, the Fund could choose not to participate in such investment opportunities, if and when they arise, and, to the extent such opportunities would cause the Fund to be in breach of its investment restrictions or would require an investment in excess of the Fund’s available capital, such opportunities could be allocated in full to other HarbourVest-Managed Funds or accounts. As such, the Fund ultimately might not participate in such future investment opportunities if and when they arise.

The Fund could pay finder’s fees in connection with deal sourcing.

Any finder’s, placement, brokerage and other similar fees (or an allocable portion thereof) incurred in connection with sourcing portfolio investments will be payable by the Fund. One possible source of portfolio investments is limited or prospective partners of the Fund or other funds or accounts managed by HarbourVest and such persons could, to the extent permitted by law, be paid finders or other similar fees.

Possession of material non-public information could restrict the Fund’s investment activities.

In connection with the management of the Fund or other HarbourVest-Managed Funds or accounts, HarbourVest could come into possession of material, non-public information in respect of certain portfolio companies of its Underlying Portfolio Funds or could otherwise become an “insider” with respect to such companies. HarbourVest has not established information barriers between its internal investment teams. Trading by HarbourVest on the basis of such information, or improperly disclosing such information, or trading while HarbourVest has such “insider” status can be restricted pursuant to applicable law and/or internal policies and procedures adopted by HarbourVest to promote compliance with applicable law. Accordingly, the possession of such “inside information” or “insider” status with respect to such portfolio companies will likely significantly constrain the Fund’s investment activities with respect to such portfolio companies. In particular, due to possession by HarbourVest of such information or status in respect of companies in respect of which the Fund holds publicly traded securities or (to the extent permitted) is targeting investment in such securities, the Fund is not likely to be able to initiate a purchase or sale transaction involving such securities other than in very limited circumstances, which could adversely impact the Fund. The Fund could also be subject to contractual “stand-still” obligations, “non-circumvent” obligations and/or confidentiality obligations that restrict its ability to trade in such securities. In certain circumstances, HarbourVest could engage an independent agent to dispose of securities of issuers in which HarbourVest is deemed to have material non-public information on behalf of the Fund. Such independent agent could dispose of the relevant securities for a price that could be lower than the Fund’s valuation of such securities.

HarbourVest could outsource services it has historically performed in-house.

Services that HarbourVest has historically performed in-house for other HarbourVest-Managed Funds or accounts could be outsourced in whole or in part to third parties in the sole discretion of HarbourVest or the General Partner in connection with the operation of the Fund. Such outsourced services could include, without limitation, accounting, tax, compliance, investment and operational due diligence, trade settlement, information technology or legal services. Outsourcing could not occur uniformly for all HarbourVest-Managed Funds and accounts and, accordingly, certain costs could be incurred by the Fund through the use of third-party service providers that are not incurred for comparable services used by other HarbourVest-Managed Funds or accounts. The decision by HarbourVest to initially perform particular services in-house for the Fund will not preclude a later decision to outsource such services, or any additional services, in whole or in part to third parties. The General Partner is permitted to treat the costs, fees or expenses of any such third-party service providers as Fund expenses borne by the Fund or, in certain circumstances where the General Partner deems it appropriate (e.g., in connection with the transfer of any Units in the Fund), as costs, fees and expenses borne in whole or in part by one or more Unitholders.

HarbourVest expects to charge for certain services performed by in-house personnel.

It is expected that the Fund will be charged amounts for Insourced Services in connection with the provision of certain administrative services by in-house personnel. “Insourced Services” are expected to include amounts charged to the Fund for administrative services provided by employees of HarbourVest Partners L.P. or its affiliates in connection with the Fund’s operations, including, but not limited to, services related to maintaining capital accounts and other books and records, preparing and issuing financial statements, reports and statements, annual audits, compliance with tax matters, conducting anti-money laundering, sanctions and anti-corruption related due diligence, monitoring and administration with respect to investors in connection with their investment in the Fund and the Fund’s investments, preparation and delivery of capital call and distribution notices, other periodic and episodic investor communications and notices, portfolio reporting and similar investor services and treasury services. For the avoidance of doubt, Insourced Services will not include any Fund expenses charged to the Fund as described in clause (xiv) of the definition of Fund Expenses.

In addition, it is expected that the Fund will be charged its allocable share of Employee Expenses for HarbourVest employees providing certain legal, compliance and tax services in connection with the Fund’s portfolio investments and certain IT support services. HarbourVest will not be required to obtain pricing information from unaffiliated third-party service providers and accordingly compensation of such employees charged to the Fund could be in excess of the cost of comparable services provided in an arm’s-length transaction.

HarbourVest could receive certain fees from Underlying Portfolio Funds or proposed Underlying Portfolio Funds (or their underlying portfolio companies).

HarbourVest could, from time to time, receive cash and non-cash transaction fees, consulting fees, directors’ fees, break-up fees, advisory fees, monitoring fees or other similar fees in connection with the purchase, monitoring or disposition of investments or in connection with unconsummated transactions. Non-cash compensation could include securities, warrants, options, derivatives and other rights in respect of securities owned by the Fund. The potential to receive such fees could create an incentive for HarbourVest to engage in transactions when it might not otherwise be in the best interest of the Fund to do so. Management Fees otherwise payable to HarbourVest will be reduced by the Fund’s pro rata share (based on capital invested or proposed to be invested by the Fund and any other investment entities managed by HarbourVest) of the amount of such fees (net of applicable taxes to the extent such fees are paid to any such persons other than HarbourVest), excluding any fees received directly or indirectly from an Underlying Portfolio Fund, proposed Underlying Portfolio Fund (or its underlying portfolio company) or any other person in respect of any investor or potential investor in such Underlying Portfolio Fund or proposed Underlying Portfolio Fund (or its underlying portfolio company) other than the Fund and any other investment entities managed by HarbourVest. Unitholders will not receive the benefit of an offset of the portion of fees received by HarbourVest apportioned to any other entity investing alongside the Fund (including, without limitation, any other investment entities managed by HarbourVest) in the relevant Underlying Portfolio Fund or portfolio company, and fee income received by HarbourVest in respect of such entities will be retained by HarbourVest to the extent permitted in accordance with the relevant organizational agreements of the applicable co-investing entities. In addition, for the avoidance of doubt, the management fee received by HarbourVest will not be reduced by any amounts received directly or indirectly from an Underlying Portfolio Fund, proposed Underlying Portfolio Fund (or its underlying portfolio company) or any other person to the extent such amounts constitute Fund expenses, including, but not limited to fees related to Insourced Services.

Potential conflicts may exist with respect to service providers.

Other HarbourVest-Managed Funds or accounts may hold equity or debt investments in certain advisors and other service providers (including, without limitation, accountants, administrators, valuation agents, lenders, bankers, brokers, attorneys, consultants, placement agents and certain other advisors and agents) to the Fund or HarbourVest (or affiliates of such advisors and service providers). Alternatively, the Fund may invest in advisors or service providers providing such services to other HarbourVest-Managed Funds or accounts, or such advisors or service providers could otherwise have other business, personal, financial or other relationships with HarbourVest, its affiliates, other HarbourVest-Managed Funds or accounts or their respective portfolio companies. Such advisors and service providers could also be investors in the Fund, other HarbourVest-Managed Funds or accounts or their respective portfolio companies, affiliates of the General Partner or HarbourVest, sources of investment opportunities or co-investors or counterparties therewith. Additionally, certain HarbourVest employees could have family members or relatives employed by advisors and service providers. These service providers and their affiliates could contract or enter into any custodial, financial, banking, administration, valuation, advising or brokerage, placement agency or other arrangement or transaction with the Fund, the General Partner, HarbourVest, any investor in the Fund or any portfolio company in which the Fund has made an investment, including through an Underlying Portfolio Fund. These relationships could influence the General Partner or HarbourVest in deciding whether to select or recommend such a service provider to perform services for the Fund or a portfolio company. If the Fund or other HarbourVest-Managed Funds or accounts invest in a company which provides services to the Fund, other HarbourVest-Managed Funds or accounts or any of their respective portfolio companies, (i) the cost of such services will generally be borne directly or indirectly by the Fund or such other HarbourVest-Managed Funds or accounts, as applicable, and (ii) any fees paid to such service providers in connection therewith (for the avoidance of doubt, which will not include fees paid to a placement agent in connection with the placement of the Units) will not offset management fees borne by the Fund. To the extent the Fund directly or indirectly makes a portfolio investment in any such company, it is possible that actions taken by the Fund (or its Underlying Portfolio Fund) in a distressed situation as a debt holder could adversely impact such company and the HarbourVest-Managed Funds or accounts or their portfolio companies that such company provides services to (and vice versa, where other HarbourVest-Managed Funds or accounts hold equity or debt investments in such companies that provide services to the Fund or their portfolio companies). These relationships could also preclude HarbourVest from taking actions it would otherwise have taken on behalf of the Fund to the extent HarbourVest determines such action would be detrimental to one or more of the other HarbourVest funds and accounts it manages or their portfolio companies.

Advisors and service providers could charge different rates or have different arrangements.

Advisors and service providers often charge different rates or have different arrangements for specific types of services. For example, the fee for a particular type of service can vary based on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Fund are different from those used by HarbourVest, other HarbourVest-Managed Funds or accounts, their portfolio funds, portfolio companies or their respective affiliates, any of the foregoing could pay different amounts or rates than those paid by the Fund with respect to any particular advisor or service provider. Even if the type of service used by the Fund is the same as those services used by HarbourVest, other HarbourVest-Managed Funds or accounts, their portfolio funds, portfolio companies or their respective affiliates, the Fund and such other parties could enter into different arrangements or pay different amounts or rates with the same advisors or service providers for the same services.

Each Parallel Fund could bear certain organizational expenses of the other Parallel Funds.

Organizational Expenses of the Fund (including organizational expenses of any related feeder funds and the respective general partners or managers) may be aggregated and allocated between the Parallel Funds and the subscriptions of the partners of the Parallel Funds (unless the General Partner determines in good faith that a different share is appropriate). Accordingly, each Parallel Fund could bear certain organizational expenses of one or more other Parallel Funds.

Incentive Fees and Management Fees have the potential to give rise to conflicts of interest.

The Manager’s (or its affiliates’) entitlement to receive Incentive Fees will create an incentive for the General Partner to make investments expected to generate greater cash yield than would be the case in the absence of this arrangement. In addition, the Management Fees payable to an affiliate of the General Partner will be calculated on the basis of applicable Net Asset Value, which could create an incentive for the General Partner and the Manager to make investments on behalf of the Cayman Parallel Fund that are not as focused on generating yield as would be the case in the absence of this arrangement.

In addition, the manner in which the General Partner’s (or its affiliates’) entitlement to Incentive Fees and the Manager’s entitlement to Management Fees is determined could result in a conflict between their interests and the interests of the Unitholders with respect to the sequence and timing of disposals of investments. For example, the ultimate recipients of the Management Fee and the Incentive Fee are generally subject to U.S. federal and local income tax (unlike certain of the Unitholders). The General Partner will be incentivized to operate the Cayman Parallel Fund, including to hold and/or sell investments, in a manner that takes into account the tax treatment of its (or its affiliates’) Incentive Fees.

Stapled secondary transactions could give rise to conflicts.

The Fund could subscribe for a new interest issued by an Underlying Portfolio Fund by the sponsor of such Underlying Portfolio Fund in connection with one or more secondary transactions, including but not limited to, in order to obtain the consent of such sponsor to proceed with a secondary investment in a related Underlying Portfolio Fund managed by such sponsor or could subscribe for such interests alongside a seller of secondary partnership investments or its affiliates, including through a co-investment or aggregating vehicle administered or otherwise operated by such seller or by HarbourVest in order to purchase such Secondary Partnership interests (any such subscription alongside a Secondary Investment, a “Stapled Secondary”). While subscribing for such a new interest in a fund that has not made and/or committed to make material portfolio investments at the time of subscription would typically be considered a “Primary Partnership” investment for purposes of the Partnership Agreement, the General Partner will deem any such investment made in connection with a Stapled Secondary to be a “Secondary Partnership” investment under the Partnership Agreement for purposes of complying with the Fund’s investment guidelines. Accordingly, conflicts of interest could arise in connection with a determination by the General Partner on behalf of the Fund to invest in a Stapled Secondary (see also “Allocation and classification of investment opportunities and related conflicts of interest” above).

Incentive Fee payments and valuation can create conflicts of interest.

The entitlement to Incentive Fee payments with respect to the Cayman Parallel Fund can create incentives for the General Partner to make Cayman Parallel Fund investments that are riskier or more speculative than would be the case in the absence of the Incentive Fee although this incentive could be tempered in that losses will reduce the Cayman Parallel Fund’s performance and thus the Incentive Fee payment. Similar concerns apply with respect to Underlying Portfolio Funds and carried interest or other profit participation payable to their sponsors. Also, the Incentive Fee is based on realized and unrealized appreciation of the Cayman Parallel Fund and the Manager could receive Incentive Fee payments with respect to unrealized as well as realized appreciation, which could create incentives for the General Partner to value investments more highly than their ultimate realization price.

As described under “Item 1A. Risk Factors—Valuations of portfolio companies are estimates of fair value and may not necessarily correspond to reasonable value and valuations of investments used by the General Partner—and, accordingly, Net Asset Value per Unit calculations used for subscriptions and redemptions—likely will not reflect the prices at which such investments are ultimately sold.” above, the value of the Fund’s investments will be valued at the valuations assigned by the Cayman Parallel Fund, which will be determined by the General Partner in accordance with HarbourVest’s valuation policies. Accordingly, the carrying value of an investment may not reflect the price at which the investment could be sold in the market, and similarly, the Net Asset Value may not reflect the net price received (net of Incentive Fee payments) at which all investments could be sold in the market. In each case, the difference between carrying value or Net Asset Value, as applicable, and the ultimate sales price or net sales prices, respectively, may be material. The valuation of investments may also affect the ability of HarbourVest to raise other HarbourVest funds and accounts because prospective investors are likely to consider performance of the Cayman Parallel Fund in making any investment decisions with respect to a fund or account. As a result, there may be circumstances where the General Partner is incentivized to determine valuations that are higher than the actual fair value of investments.

Only certain expenses are included in calculating the Incentive Fee which can create incentives for the General Partner to characterize expenses in a manner that increases the Incentive Fee. For example, indebtedness can be utilized for purposes related to an investment (in which case, expenses related to such indebtedness would reduce the Incentive Fee) or for general fund cash management purposes (in which case, expenses related to such indebtedness would not reduce the Incentive Fee), and the same facility can be utilized for both purposes at times. The General Partner will characterize all expenses in its good faith discretion. For example, interest expense with respect to indebtedness is typically only treated as related to an investment if the indebtedness was specifically contemplated as part of the investment and was intended to be repaid with proceeds from the investment (rather than from a subscription).

HarbourVest professionals can engage in other activities unrelated to the Fund which may materially adversely affect the performance of the Fund.

The managing directors and other employees of HarbourVest will devote that portion of their business time to the affairs of the Fund necessary for the proper performance of their duties. Other investment activities of HarbourVest are likely to require those individuals to devote substantial amounts of their time to matters unrelated to the business of the Fund.

The Fund can enter into other agreements with Unitholders that can contain more favorable terms.

The Fund is permitted to enter into other written agreements (“Other Agreements”) with one or more Unitholders. These Other Agreements can entitle a Unitholder to make an investment in the Fund on terms other than those described herein or in the Partnership Agreement. Any such terms, including with respect to (i) reporting obligations of, or the provision of further information in relation to, the Fund, (ii) transfer of Units in the Fund, (iii) jurisdiction or venue, (iv) consent rights to certain amendments of the Partnership Agreement, (v) ability to disclose certain confidential information, (vi) limitations on the exercise of the General Partner’s discretions under the Partnership Agreement, (vii) limitations on powers to execute documents for the Unitholders under the powers of attorney contained in the Partnership Agreement, (viii) confirmations of the way in which the General Partner will carry out certain of its duties, (ix) additional warranties relating to the Fund or its operation, (x) confirmation that the General Partner will use commercially reasonable efforts to facilitate the sale of securities distributed in kind to the Unitholder, (xi) confidentiality obligations in relation to information about a Unitholder, (xii) access to information and audit rights, (xiii) confirmation that the General Partner will use commercially reasonable efforts to encourage portfolio entities to follow relevant ethical or governance guidelines, (xiv) grants of most favored nation provisions, (xv) special economic arrangements including reduced Management Fee and Incentive Fee percentages or adjustment of redemption terms, (xvi) rights to co-invest with the Fund, (xvii) classification of a Unitholder or recognition of a Unitholder’s internal policies or applicable laws or regulations, (xviii) deferring, reducing or eliminating the obligation to make payments under circumstances where the Unitholder is required by its internal policies or applicable laws or regulations or (xix) any other matters described therein, can be more favorable than those offered to any other Unitholders. The other Unitholders will have no recourse against the Fund or any of its affiliates in the event that certain Unitholders receive additional or different rights or terms as a result of such Other Agreements. Other Agreements could be available to a Unitholder only after such Unitholder has become a limited partner of the Fund and will not be disclosed to Unitholders unless specifically requested.

Unitholders could have relationships with HarbourVest and its affiliates outside of the Fund.

Unitholders could make investments, or hold existing investments, in other HarbourVest-Managed Funds and accounts and HarbourVest and its affiliates could provide services, including advisory and management services, to Unitholders other than in their respective capacities (and/or in addition to their respective capacities) as Unitholders of the Fund. These investments or arrangements could take into account the scope of the broader relationship of such Unitholders (or of their affiliates or other related or associated persons) with HarbourVest, including the Unitholders’ (or such affiliates’ or other related persons’) investment in the Fund. Without limiting the foregoing, these arrangements could include strategic partnerships and multi-fund commitment arrangements. For example, a Unitholder and/or its affiliates or related persons could make a commitment or could be expected to make a commitment to invest in the Fund and/or other HarbourVest-Managed Funds or accounts, which commitments could be required or expected to (i) reach or exceed specified amounts or targets, (ii) be made over a specified period of time or (iii) satisfy other specified conditions or targets. In consideration of these arrangements, HarbourVest could provide more favorable economic, governance, or other terms to such Unitholders and/or their affiliates with respect to any or all of their respective investments in HarbourVest funds and accounts, including with respect to the Fund. These arrangements do not constitute Other Agreements and will not be disclosed to other Unitholders or otherwise be made available to other Unitholders under most favored nation provisions granted with respect to the Fund.

The Unitholders can have conflicting investment, tax, and other interests with respect to their investments in the Fund.

The Unitholders can have conflicting investment, tax, and other interests with respect to their investments in the Fund. The conflicting interests of individual Unitholders can relate to or arise from, among other things, the nature of investments made by the Fund, the structuring or the acquisition of investments and the timing of disposition of investments. It is also possible that the Fund or the portfolio companies of the Underlying Portfolio Funds will be counterparties to or participants in agreements, transactions or other arrangements with a Unitholder or an affiliate of such Unitholder. As a consequence, conflicts of interest could arise in connection with the decisions made by the General Partner, including with respect to the nature or structuring of investments that could be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Fund could make investments that could positively or negatively impact other investments made by a Unitholder or an affiliate of such Unitholder. Likewise, other investments by Unitholders and their affiliates could positively or negatively impact investments by the Fund. In selecting and structuring investments appropriate for the Fund, the General Partner will consider the investment and tax objectives of the Fund and its partners as a whole, not the investment, tax or other objectives of any Unitholder individually.

The investors to whom intermediaries provide certain services might be subject to different terms and entail the payment of Servicing Fees by certain Classes.

The Fund may enter into platform or distribution agreements or similar arrangements with placement agents and other financial intermediaries, which may involve such placement agents or other financial intermediaries providing certain administrative, reporting and other services to certain underlying investors and/or Unitholders in one or more Classes, including without limitation, by facilitating access to the Fund to such underlying investors and/or Unitholders, for instance via certain intermediary structures or platforms and/or by serving as nominee Unitholders or similar on behalf of underlying investors on an aggregate basis. Depending on the operational structure of such access facilities and/or on the terms of each specific placement or distribution agreement or similar arrangement, the Fund, or as applicable a Class, may be required to pay Servicing Fees to such placement agents or other financial intermediaries in relation to the foregoing services and/or to apply certain calculations, such as an Early Redemption Fee, redemption gates and holding period to such nominee Unitholder rather than to the underlying investors on an individual basis. As a result, certain Classes may incur Servicing Fees and, underlying investors of nominee Unitholders may in practice have different liquidity and other terms in respect of their indirect interest in the Fund through the nominee Unitholder than those applied by the Fund in respect of direct Unitholders.

There are risks associated with co-investments and strategic co-investors, including that certain Unitholders may not be permitted to participate in certain co-investment opportunities and that the General Partner could use its discretion to allocate co-investments among interested parties to the detriment of the Fund.

HarbourVest could agree to offer certain Unitholders, clients or other third parties opportunities to co-invest alongside the Fund. The General Partner will allocate any such opportunities among interested parties in its sole discretion, including, for example, on the basis of the size of investor subscriptions to the Fund and to other HarbourVest-Managed Funds and accounts, as well as a broad range of other considerations, including commercial considerations for the applicable investment, a Unitholder’s stated desire to participate in co-investments, the General Partner’s determination of the appropriateness of offering a co-investment opportunity, an investor’s ability to execute such offer and the approval of transaction counterparties. There can be no assurances with respect to the amount of any co-investment opportunity (if any) that will be made available to any Unitholder in connection with the Fund, and nothing in this Registration Statement constitutes a guarantee, prediction or projection of the availability of future co-investment opportunities. Investing in the Fund does not entitle any Unitholder to allocations of co-investment opportunities and such opportunities can, and typically will, be offered to some and not other Unitholders or to other HarbourVest clients, or third parties who are not investors in the Fund. In addition, an investor could be offered fewer co-investment opportunities than investors with the same, greater or smaller subscriptions to the Fund. Unitholders are not required to participate in co-investments offered by the General Partner. The performance of co-investments is not aggregated with that of the Fund, including for purposes of determining the General Partner’s carried interest or management fees under the Partnership Agreement. The General Partner can, in its sole discretion, charge management fees, one-time funding fees, monitoring fees, administrative fees and/or carried interest in respect of co-investments, subject to the terms of any applicable agreements with investors. The allocation of any co-investment opportunities can directly or indirectly benefit the General Partner or its affiliates as a result of, among other things, the receipt of any such fees or Incentive Fees, subscriptions to the Fund and to other funds or accounts managed by HarbourVest. Co-investors in one or more specific investments will not in each case be required to share in broken-deal expenses that are paid by the Fund, either with respect to a co-investment opportunity that is not consummated or with respect to other potential investments that are offered to the Fund, and in such event the Fund will bear all such expenses. In certain circumstances, co-investors can acquire an interest in an investment after the Fund has made such investment.

Without limiting the above, HarbourVest may enter into partnership or other arrangements with potential co-investors to pursue certain secondary investment opportunities where HarbourVest has determined that such joint pursuit of such investments could provide “strategic” benefits to the Fund and other HarbourVest-Managed Funds and accounts participating in such investments, for example by increasing the likelihood of the Fund and such other HarbourVest-Managed Funds and accounts securing the investment opportunity or securing a greater allocation of the investment opportunity by virtue of the existing relationships, profile and/or geographic, sector or other specific expertise of the relevant co-investor. Such relationships, profile and/or expertise could also be beneficial to HarbourVest’s ability to assess and/or execute such investment opportunities. These strategic co-investors could include Unitholders and/or investors in other HarbourVest-Managed Funds and accounts giving rise to the potential direct and indirect benefits described above. There is no guarantee that such co-investment arrangements will achieve their objective or will not otherwise have an adverse impact on the Fund and/or other HarbourVest-Managed Funds and accounts. For example, where HarbourVest views the participation of a strategic investor as potentially beneficial to securing an investment opportunity, there is no guarantee that this will be the case (or that such participation will not in fact adversely affect its ability to do so). In addition, these arrangements could include minimum allocation rights on the part of the strategic co-investor that apply regardless of how much of the relevant investment opportunity HarbourVest would otherwise view as available for third party co-investment pursuant to its internal allocation policies. If HarbourVest does not succeed in achieving its target allocation of any given opportunity notwithstanding the participation of the strategic co-investor, any minimum allocation rights agreed with the strategic co-investor (or the need to allocate any amount of the opportunity to the strategic co-investor) could result in the Fund being allocated an amount of the opportunity that is materially less than the amount HarbourVest views as in its best interests. Depending on the performance of the relevant investment, such reduced allocation could have an adverse impact on the performance of the Fund.

HarbourVest may pursue other business activities and provide services to similar businesses to the Fund, which may compete with the Fund for investment opportunities and result in the allocation of investment opportunities to others to the detriment of the Fund’s business.

HarbourVest or the HarbourVest-managed accounts will likely hold investments in entities or vehicles that are engaged in or pursue similar businesses to those of the Fund. HarbourVest continues to seek to develop or maintain relationships and enter into transactions with numerous domestic and international entities, both operating companies and financial firms. The Fund could invest, or may wish to invest, in entities or investments with which HarbourVest has a relationship and HarbourVest, on the one hand, and the Fund, on the other hand, could simultaneously pursue separate transactions with the same entity. As a result, any of the foregoing entities may compete with the Fund for investment opportunities.

HarbourVest will be able to pursue other business activities and provide services to third parties that compete directly or indirectly with the Fund, including third parties that sponsor or manage or advise a private equity fund, hedge fund or fund of funds that makes investments that are similar to the types of investments that the Fund intends to make. In addition, HarbourVest has established, sponsors or advises, and will continue to establish, sponsor or advise, other investment entities that rely on the diligence, skill and business contacts of HarbourVest’s investment professionals and the information and deal flow they generate during the normal course of their activities. The requirements of these entities will be substantial and may cause HarbourVest to divert some or a material amount of the resources and professionals that would otherwise be made available to a client. Some of these entities will also have investment objectives that overlap with or are substantially similar or identical to the Fund’s investment objectives and HarbourVest may have greater financial or other incentives to assist those other entities over the Fund. To the extent that HarbourVest engages in activities for itself or others, those activities can be detrimental to the Fund’s business and adverse to the interests of the Unitholders and could, in some cases, lead to the allocation of investment opportunities to others.

Nothing herein precludes, restricts or in any way limits the activities of HarbourVest, including its ability to buy or sell interests in, or provide financing to, underlying funds or portfolio companies, for its own account or for the account of other investment funds or Unitholders in the Fund.

Potential conflicts may exist with respect to investments alongside a regulated fund.

HarbourVest has received an Exemptive Order that permits certain existing and future HarbourVest funds or accounts that are closed-end management investment companies that are registered under the Investment Company Act or that have elected to be regulated as a business development company (i.e., Regulated Funds), among other things, to co-invest with certain other persons, including certain affiliates of HarbourVest, and certain funds managed and controlled by HarbourVest and its affiliates (including the Fund), subject to certain terms and conditions. For so long as any privately negotiated investment opportunity falls within certain established investment criteria of one or more Regulated Funds, such investment opportunity will also be offered to such Regulated Funds. In the event that one or more Regulated Funds will participate in an investment opportunity that is consistent with the investment strategy of the Fund, and if the aggregate targeted investment sizes of the Fund and such Regulated Funds that were allocated the investment opportunity exceed the amount of such investment opportunity, allocation of such investment opportunity to the Fund and such Regulated Funds will be made pro rata on the basis of the size of the Internal Orders (as defined in an exemptive order from the SEC (as may be amended or superseded, the “Exemptive Order”)), which could result in allocation to the Fund in an amount less than what they would otherwise have been if such Regulated Funds did not participate in such investment opportunity. The Exemptive Order also restricts the ability of HarbourVest-Managed Funds or accounts (including the Fund) from investing in any privately negotiated investment opportunity alongside a Regulated Fund except at the same time, for the same price and on same terms, conditions, class, registration rights and any other rights, as described in the Exemptive Order. As a result, the Fund could be unable to make investments in different parts of the capital structure of the same issuer in which a Regulated Fund has invested or seeks to invest, and Regulated Funds could be unable to make investments in different parts of the capital structure of the same issuer in which the Fund or other HarbourVest-Managed Funds or accounts have invested or seek to invest. In addition, if the Fund invests alongside a Regulated Fund, it will be subject to legal, tax, financing, regulatory, accounting, contractual and other similar considerations related to the Regulated Fund, including Investment Company Act considerations (including the Exemptive Order). The Fund may be unable to participate in or effect certain transactions, or take certain actions in respect of certain investments, on account of applicable restrictions under the Investment Company Act, related guidance from the SEC and/or the Exemptive Order. For example, the Fund could be restricted from participating in certain transactions or taking certain actions in respect of portfolio companies in which certain funds managed and controlled by HarbourVest and its affiliates and/or Regulated Fund has also invested, which may include but is not limited to declining to vote, participating in a potential co-investment opportunity (as such participation may not comply with the conditions of the Exemptive Order), exercising rights with respect to any such investment, and/or declining to participate in follow-on investments. The Fund may also be required to sell an investment to avoid potential violations of the Investment Company Act and/or related rules thereunder or for other reasons. Any such determination will be made by HarbourVest in its discretion and there can be no assurance that any such determination will be resolved in favor of the Fund’s interests. In such cases, the Fund’s interests in an investment could be adversely affected, including by resulting in the dilution of or decrease in the value of the Fund’s investment, or otherwise by resulting in the Fund being put in a disadvantageous position with respect to the investment as compared to other HarbourVest-Managed Funds or accounts and the Regulated Funds. Whether the Fund participates or declines to participate in any such action or transaction will be made by HarbourVest taking into account HarbourVest’s fiduciary duties and applicable law, including the Investment Company Act, the rules thereunder and/or the Exemptive Order. There is no assurance that any such determination will be resolved in favor of the Fund’s interests. The rules promulgated by the SEC under the Investment Company Act, as well as any related guidance from the SEC and/or the terms of the Exemptive Order itself, are subject to change, and HarbourVest could undertake to amend the Exemptive Order (subject to SEC approval), obtain additional exemptive relief, or otherwise be subject to other requirements in respect of co-investments involving the Fund and any Regulated Funds, any of which may include restrictions and limitations that are not currently foreseen and extend beyond those described herein, impact the amount of any allocation made available to Regulated Funds and thereby affect (and potentially decrease) the allocation made to the Fund.

HarbourVest has filed an application to amend the Exemptive Order (the “Amended Order”) which, among other things, prescribes less restrictive conditions than the Exemptive Order and permits the Fund greater flexibility to negotiate the terms of co-investments. The Amended Order, if granted, would: (i) grant HarbourVest increased freedom in the allocation of investment opportunities across HarbourVest-affiliated entities, including allowing previously ineligible affiliated entities and accounts to participate in transactions alongside a Regulated Fund; (ii) allow a Regulated Fund to more readily invest in issuers in which other HarbourVest-affiliated entities have an existing position; and (iii) allow a significantly greater number of transactions to be effected without the approval of the independent board members of the Regulated Fund, if these transactions are effected in accordance with applicable policies and procedures approved by the relevant board of trustees. There is no assurance that the Amended Order will be granted by the SEC.

Due to the potential requirements applicable to Regulated Funds under an Exemptive Order, in the event that a Regulated Fund participates in an investment alongside the Fund, the structuring options available for such investment are expected to be more limited than if a Regulated Fund were not participating in such investment, and such structuring could result in increased costs to the Fund that would not otherwise have resulted had a Regulated Fund not participated. The Fund could therefore incur materially higher expenses on an ongoing basis than would otherwise be the case, particularly with respect to Regulated Funds that share investment objectives with the Fund and invest alongside the Fund. In addition, HarbourVest and its affiliates, including the Fund, are expected to structure investments in which a Regulated Fund participates differently than if a Regulated Fund were not participating, or make or refrain from making certain investments in consideration of the participation by a Regulated Fund, which can in each case give rise to conflicts of interest between the Regulated Fund, the Fund and other participating HarbourVest-Managed Funds or accounts.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

TE Feeder was organized on February 17, 2026 as a Delaware limited partnership. The TE Feeder has not yet commenced commercial activities and does not hold any investments. Effective March 1, 2026, the General Partner and the Manager each agreed to contribute $10.00 as initial capital contributions to form the Registrant in exchange for one Class I Limited Partnership Unit each. As of the date hereof, such contributions have not been funded. Such contributions are expected to be funded in conjunction with the Fund accepting third party investor capital to commence operations.

The Registrant is a private fund exempt from registration under Section 3(c)(7) of the Investment Company Act. The Fund is considered an investment company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946.

Revenues

The Fund plans to generate revenues primarily from its indirect investment in the Aggregating Partnership through its interests in the Cayman Parallel Fund. The Aggregating Partnership will primarily generate income through direct or indirect exposure to the equity and debt of primarily private businesses, across geographies, sectors and stages through Secondary Investments and complemented by certain Primary Partnership Investments in the private equity space, with the potential to generate medium to long-term outperformance compared to public markets while striving to limit volatility and downside risk.

Expenses

Management Fee

For a discussion of the compensation of the Manager, see “Item 1. Business—Compensation of the Manager” above.

Incentive Fee

For a discussion of the Incentive Fee, see “Item 1. Business—Compensation of the Manager” above.

Subscription Fees

For a discussion of the Subscription Fees, see “Item 1. Business—Compensation of the Manager” above.

Ongoing Servicing Fees

For a discussion of the Ongoing Servicing Fees, see “Item 1. Business—Compensation of the Manager” above.

Fund Expenses and Initial Fund Expenses Support

See “Item 1. Business—Expenses.”

Hedging

The Fund may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management, which may include hedging its foreign currency exchange risk. See “Item 1A. Risk Factors - The Fund may employ hedging techniques which may not always be effective and could negatively affect the Fund.”

Financial Condition, Liquidity and Capital Resources

The Fund generates cash primarily from the net proceeds of its Private Offering, proceeds from net borrowings on its credit facilities and cash flows from operations.

As of March 31, 2026, the Fund had not yet commenced commercial activities. The primary use of the Fund’s cash is to purchase investments, funding the cost of its operations and funding redemptions, and funding cash distributions, if any, to the holders of the Units.

Quantitative and Qualitative Disclosures About Market Risk

The Fund will be subject to financial market risks, including changes in interest rates. The Fund intends to generate revenues primarily from its indirect investment in the Aggregating Partnership through its interests in the Cayman Parallel Fund. Most of the Fund’s investments will not have a readily available market price, and the Fund will value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with the Fund’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments the Fund makes. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Limited Partner Matters-Calculation of Net Asset Value.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3. PROPERTIES

The Fund’s corporate headquarters are located at One Lincoln Street, Suite 1700, Boston, MA 02111, and are provided by the General Partner and Manager. The Fund believes that its office facilities are suitable and adequate for its business as it is contemplated to be conducted.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out certain ownership information with respect to the Registrant’s Units for each of its directors and executive officers and all directors and officers as a group. None of the Classes of Units have voting power.

Name and Address	Type of Ownership	Units Owned	Percentage
(1)				%
(1)				%
(1)				%
(1)				%
All current directors and executive officers as a group ( persons)				%

(1)	The address for each of the Registrant’s directors and officers is c/o HarbourVest Partners L.P., One Lincoln Street, Suite 1700, Boston, MA 02111.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board. The General Partner will appoint members to the Board, including Independent Directors. The Board holds certain oversight rights, including with respect to particular conflicts of interest, as outlined herein and in the Partnership Agreement.

Approval of the Independent Directors will also be required for (i) any actual or potential conflicts of interest in certain transactions or relationships between the Fund, on the one hand, and the General Partner and/or its affiliates, on the other hand, and (ii) any matter which approval is required under the Advisers Act, including Section 206(3) thereof.

Board of Directors and Executive Officers

Information regarding the Board of Directors and executive officers of the TE Feeder are set forth below:

Name	Year of Birth	Position	Position Held Since
Monique Austin	1978	Chief Executive Officer and Principal Executive Officer	April 2026

Peter Mahoney	1974	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	April 2026

Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of the Registrant’s directors is c/o HarbourVest Partners L.P., One Lincoln Street, Suite 1700, Boston, MA 02111.

Each officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.

Biographical Information

Directors

The Registrant’s directors have been divided into two groups—non-Independent Directors and Independent Directors.

Non-Independent Directors

Independent Directors

Executive Officers

Monique Austin. Ms. Austin served as the Fund’s Chief Executive Officer since April 2026 and has similarly served as the Chief Executive Officer of HSEC since April 2026. Ms. Austin also leads HarbourVest’s Evergreen Solutions Team, which is focused on the growth, investment performance, and operations of

HarbourVest’s evergreen products globally. Ms. Austin joined HarbourVest in 2012 Ms. Austin has had long-serving roles as advisor to HarbourVest’s Direct Investment Committee and Portfolio Construction Committee. Ms. Austin received a Juris Doctor from Boston University School of Law and a Bachelor of Arts from Boston College.

Peter Mahoney. Mr. Mahoney has served as the Fund’s Chief Financial Officer since April 2026 and has similarly served as the Chief Financial Officer of HSEC since April 2026. Mr. Mahoney has served as a managing director and the Head of Investment Accounting at HarbourVest since May 2023. Mr. Mahoney is responsible for leading the firm’s fund and investment accounting operations, portfolio analytics and performance management functions, managing a multi-functional team of more than 100 professionals along with leading the Firm’s Valuation and Audit Committees. Prior to joining HarbourVest, Mr. Mahoney was a Principal and the Fund Controller at Vanguard and served as the Head of Global Fund Accounting from January 2015 until June 2023. Mr. Mahoney has over 25 years of experience in strategic leadership within fund services and has deep expertise in leading large global organizations within middle and back-office functions across a wide variety of products and locations. Mr. Mahoney received an MBA in Administration from St. Joseph’s University and a BS in Finance from Commonwealth University, Bloomsburg.

Leadership Structure and Oversight Responsibilities

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board. The Registrant will enter into the Management Agreement pursuant to which the Manager, an affiliate of the General Partner, will manage the Fund on a day-to-day basis. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Provisions of the Registrant’s Partnership Agreement.”

Committees

The Board of Directors intends to establish an Audit Committee and may form additional committees in the future.

Audit Committee

The Audit Committee will be comprised of    ,    and    , each of whom is an Independent Director.    will serve as Chair of the Audit Committee. The Registrant’s Board determined that    is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.

The General Partner may appoint additional independent directors to the Audit Committee from time to time.

In accordance with its written charter to be adopted by the Board, the Audit Committee will have, without limitation, the following duties: (i) assess the qualifications and independence of the Registrant’s independent registered accounting firm (the “independent accountants”) and the approval thereof, (ii) approval of any non-audit services to be provided to the Fund by the independent accountants, (iii) review the arrangements for and scope of the annual audit and any special audits, (iv) to assist Board oversight of the Registrant’s internal audit function, as applicable, (v) to consider information and comments from the auditors with respect to the Registrant’s accounting and financial reporting policies, procedures and internal control over financial reporting (including the Registrant’s critical accounting policies and practices), to consider management’s responses to any such comments and, to the extent the Audit Committee deems necessary or appropriate, to promote improvements in the quality of the Fund’s accounting and financial reporting, (vi) review and discuss with the Fund’s independent auditors and management the Fund’s annual audited and quarterly financial statements, (vii) to resolve disagreements between management and the auditors regarding financial reporting, (viii) to establish, or confirm the establishment of, procedures for the receipt, retention and treatment of complaints received by the Fund relating to accounting, internal accounting controls, or auditing matters, (ix) to review, approve and oversee any related person transaction between the Fund and any related person and any other potential conflict of interest situations, to the extent required by the Partnership Agreement that the General Partner determines in its sole discretion to present to the Board; (x) to discuss policies with respect to risk assessment and risk management, as applicable, and (xi) to consider and approve any material modifications to the valuation policies and procedures adopted by the General Partner with respect to the Registrant.

In addition, the Registrant is a limited partner of and generally does not control decisions and actions taken by the Cayman Parallel Fund. The Cayman Parallel Fund is a limited partner of and generally does not control decisions and actions taken by the aggregating Partnership. Accordingly, there may be changes to the fees, expenses and valuation policies applicable to the Cayman Parallel Fund or the Aggregating Partnership impacting the Registrant over which the Registrant does not have control. For example, the valuation policies applicable to the Cayman Parallel Fund and Aggregating Partnership may be modified without the approval of the Audit Committee of the Registrant.

ITEM 6. EXECUTIVE COMPENSATION

(a)	Compensation of Executive Officers

The Registrant does not currently have any employees and does not expect to have any employees. Services necessary for the Registrant’s business are provided by individuals who are employees of the Manager, the General Partner or their affiliates, pursuant to the terms of the Management Agreement and the Partnership Agreement, as applicable. The Registrant’s day-to-day investment operations will be managed by the General Partner and the Manager. Most of the services necessary for the sourcing and administration of the Registrant’s investment portfolio are provided by investment professionals employed by the Manager or its affiliates.

None of the Registrant’s executive officers will receive direct compensation from the Registrant. The Registrant will reimburse the General Partner, the Manager and/or their affiliates for Fund Expenses incurred on its behalf, which can include the compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Manager and/or their affiliates in performing administrative and/or accounting services for the Registrant or any portfolio entity (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Registrant). Certain executive officers and Non-Independent Directors, through their financial interests in the General Partner or the Manager, are entitled to a portion of the profits earned by the General Partner or the Manager, which includes any fees, including compensation discussed herein, payable to the General Partner or the Manager under the terms of the Management Agreement and the Registrant’s Partnership Agreement, as applicable, less expenses incurred by the General Partner and the Manager in performing its services under the Management Agreement and the Partnership Agreement, as applicable. See “Item 1. Business-Management Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

(b)	Compensation of Directors

No compensation is or will be paid by the Fund directly to the Fund’s Directors who are not Independent Directors. The Fund pays compensation to each Independent Director. Each Independent Director is entitled to compensation for his or her services as a Director of the Fund in the amount of $    per year, payable in cash (or such pro-rated amount for any service of less than the full fiscal year). The Fund is also authorized to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

(a)	Transactions with Related Persons, Promoters and Certain Control Persons

Investment Management Agreement; the Registrant’s Partnership Agreement

The Registrant has entered into a Management Agreement with the Manager pursuant to which the Registrant will pay management fees and certain Fund expenses. The Registrant will also enter into the Partnership Agreement. In addition, pursuant to the Management Agreement and the Registrant’s Partnership Agreement, the Registrant will reimburse the Manager and General Partner for certain expenses as they occur. See “Item 1. Business—Management Agreement” and “ —Certain Terms of the Management Agreement and Partnership Agreement.”

Certain Business Relationships

Certain of the Registrant’s current directors and officers are directors, officers or employees of HarbourVest and/or one or more of its affiliates. The Fund is subject to conflicts of interest arising out of its relationship with HarbourVest, including the General Partner, the Manager and their affiliates. See “Item 1A. Risk Factors—Certain Conflicts of Interest.”

Statement of Policy Regarding Transactions with Related Persons

The Board recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. The Board will adopt a written policy on transactions with related persons (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, the Audit Committee will review and approve any “interested transaction” (as defined below), including any amendments or modifications to any “related person transaction”. An “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) disclosure by the Fund would be required pursuant to Item 404(a) of Regulation S-K, (2) the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year, (3) the Fund or any of its subsidiaries is a participant, (4) any “related person” (as defined below) has or will have a direct or indirect material interest, and (5) Independent Director approval is required pursuant to the Partnership Agreement of the Fund or HarbourVest’s governance policies. Certain transactions are specifically excluded from the definition of “interested transactions,” including, without limitation, employment compensation paid to an executive officer of the Fund approved by the Board, compensation paid to a Director of the Fund for service as a director, and any transaction in which the related person’s interest arises solely from the ownership of the Fund’s Units and all holders of the Fund’s Units received the same benefit on a pro rata basis (e.g., a distribution). A “related person” is defined as any (a) person who is or was (since the beginning of the Fund’s last fiscal year, even if she or he does not presently serve in that role) an executive officer, director or nominee for election as a director; (b) beneficial owner of greater than 5% of any class of the Fund’s Units; or (c) immediate family member of any of the foregoing. Subject to limited exceptions, no interested transaction will be executed without the approval or ratification of a committee of the Board composed solely of Independent Directors who are disinterested or by the disinterested members of the Board. The Audit Committee may fulfill the obligations under this policy.

In determining whether to approve or ratify an “interested transaction”, the Audit Committee will take into account, among other factors it deems appropriate: (i) whether the interested transaction is on terms no less favorable to the Fund than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction, (ii) the nature and extent of the related person’s interest in the transaction, (iii) whether the interested transaction is material to the Fund, (iv) the business purpose of the interested transaction, and (v) if applicable, whether the interested transaction would compromise a Director’s status as an Independent Director, as relevant.

(b)	Promoters and Certain Control Persons

The General Partner or Manager may be deemed a promoter of the Fund. The Registrant will enter into the Management Agreement with the Manager and the Partnership Agreement with the General Partner. The management, for its portfolio management, risk management and other services to the Registrant, will be entitled to receive Management Fees and Incentive Fees in addition to the reimbursement of certain expenses. In addition, under the Management Agreement and the Registrant’s Partnership Agreement, to the extent permitted by applicable law, the Registrant has indemnified the Manager and the General Partner and certain of their affiliates. See “Item 1. Business.”

(c)	Director Independence

See “Item 1. The General Partner and the Board of Directors” and “Item 5. Directors and Executive Officers” for information on the Registrant’s Independent Directors and definition of “independent.”

ITEM 8. LEGAL PROCEEDINGS

The Registrant is not currently subject to any pending material legal proceedings. From time to time, the Registrant, the General Partner or the Manager may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Registrant’s rights under contracts with the Registrant’s portfolio companies. The Registrant may also be subject to regulatory proceedings.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED LIMITED PARTNER MATTERS

Market Information

The Registrant’s outstanding Units will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. The Units are not, and will not be, listed or traded on any recognized securities exchange.

Because the Registrant’s Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Registrant’s Units may not be sold or transferred (i) except as permitted under the Registrant’s Partnership Agreement and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until the Registrant accepts their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on the Registrant’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by the Registrant.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Registrant’s Units.

Calculation of Net Asset Value

The value of the Fund’s Investments will be valued at the valuations assigned by the Cayman Parallel Fund. The General Partner determines the Net Asset Value of the Cayman Parallel Fund Units monthly. The General Partner will prepare valuations with respect to each of the Cayman Parallel Fund’s assets in accordance with its valuation policies and procedures (as may be amended from time to time in the General Partner’s sole discretion) (the “Valuation Policy”). For the calculation of the Cayman Parallel Fund’s Net Asset Value for financial reporting purposes, the Cayman Parallel Fund will use accounting principles generally accepted in the United States of America (the “GAAP NAV”). The Net Asset Value per Cayman Parallel Fund Unit of each class of Cayman Parallel Fund Units is determined by dividing the Cayman Parallel Fund’s total assets attributable to such class less the value of any liabilities (including accrued expenses or distributions) of such class, by the total number of Cayman Parallel Fund Units outstanding of such class. As each of the Fund, HSEC and Parallel Funds are formed for the purpose of directly or indirectly investing in and conducting the Cayman Parallel Fund’s investment program through the Aggregating Partnership, the General Partner shall rely conclusively on the valuations reported by the Aggregating Partnership in determining the Cayman Parallel Fund’s and each such of HSEC and the Delaware Parallel Fund’s Net Asset Value.

The “Net Asset Value” as of a specified date, means the amount by which the value of the Fund’s assets exceeds the amount of its liabilities, as of that date, with all securities valued in accordance with the Partnership Agreement. The Net Asset Value per Unit is generally expected to be available after the Subscription Deadlines, within 20 Business Days after the Valuation Date (the “NAV Publication Date”), and the number of Units issued is generally expected to be available within five Business Days after the NAV Publication Date. Until the Fund has determined its first Net Asset Value, which is expected to be as of the end of the first full month after the Fund has accepted third-party Unitholders and begun investment operations, the subscription price for Units will be $10.00 per Unit plus applicable Subscription Fees. The GAAP NAV calculated for a given Valuation Date will differ from the later calculation of the valuation of the Fund’s net assets as of such date for annual and quarterly financial reporting purposes. Please See “Item 1A. Risk Factors - Valuations of portfolio companies are estimates of fair value and may not necessarily correspond to reasonable value and valuations of investments used by the General Partner—and, accordingly, Net Asset Value per Unit calculations used for subscriptions and redemptions—likely will not reflect the prices at which such investments are ultimately sold.”

Valuation Policy

The Fund may indirectly hold assets with different characteristics, including public and private investments, control and minority equity investments and securities with varying rights and preferences, in accordance with the Partnership Agreement and Cayman Parallel Fund Partnership Agreement. The Cayman Parallel Fund shall determine which valuation methodology or methodologies apply to each investment based on a variety of facts and circumstances that are subject to change from time to time depending on the relevant investment.

HarbourVest will determine the fair value of the Cayman Parallel Fund’s investments on a monthly basis for purposes of calculating NAV. For an Investment Fund, HarbourVest will adjust the most recently available quarterly net asset value to: (1) reflect the amount of capital the Fund has contributed to such Investment Fund and the amount of capital the Cayman Parallel Fund has received as distributions from such Investment Fund through the valuation date and which were not reflected in such Investment Fund’s quarterly valuation, and/or (2) make such other adjustments as HarbourVest deems appropriate in accordance with its valuation policy or any other accounting principles as may be adopted by the Cayman Parallel Fund from time to time.

Inputs used to determine fair value include financial statements provided by the Investment Funds, which typically include fair value capital account balances. In reviewing the underlying financial statements and capital account balances, HarbourVest considers compliance with Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820”). HarbourVest shall determine whether it is appropriate to value the investments based on the capital account balance provided by the Investment Funds or to adjust such value.

If HarbourVest in good faith determines that a manager is not reporting fair value consistent with U.S. GAAP, HarbourVest will use best efforts to undertake its own valuation analysis using fair value principles as set forth in ASC 820 in accordance with U.S. GAAP, to determine the appropriate fair value.

Publicly Traded and Quoted Securities – General Approach

Securities traded in public exchanges will be valued at the closing price at the end of the valuation period. If any security was not traded on such date, the latest closing price shall be used. Discounts will be applied when a formal legal restriction exists on the securities. This restriction will apply to transferability issues related to the security and not to the holder of the instrument (i.e., restrictions on the transfer to the purchaser of the security as opposed to restrictions specific to the Cayman Parallel Fund).

Non-Marketable Securities – General Approach

In valuing private investments, HarbourVest will apply the value that is most likely to be an exit price in an orderly arm’s length transaction between market participants as of the valuation date, using one of the acceptable valuation methods under U.S. GAAP for each portfolio investment. The valuation analysis will consider applicable value drivers, facts and circumstances, and HarbourVest’s subjective judgment, as applicable. If appropriate, HarbourVest may use discounts or premiums to adjust for lack of marketability, lack of control and/or illiquidity.

One or more of the following methods may be applied in valuing portfolio investments:

1.

Market approach – Guideline Company Method – This methodology applies an appropriate multiple derived from reference to market multiples for comparable public companies. The derived multiple is then applied to the relevant operating performance metric (revenues, EBITDA, EBIT, net income, net receivables, or book value) of the investment. Determination of the appropriate metric is done by analyzing similar companies (e.g., size, growth, profitability, comparability, financial fundamentals, etc.). Subsequently, a comparability discount may be applied. The purpose of this discount is to account for the differences between the subject company and its comparable set. A typical range is between 0- 25%. In certain cases, a further subjective discount (or premium) of 0-25% may be taken to reflect company specific circumstances (i.e., lawsuits, expiring patents, intellectual property, financial forecasts, etc.). Both discounts and premiums are applied at the enterprise value level. In addition, a marketability discount of 0-10% may be used to adjust for the illiquid nature of the investment. Generally, this discount is reduced as the company moves closer to its expected liquidity date.

2.

Market Approach – Similar Transaction Method – This methodology applies an appropriate multiple derived from reference to market multiples for recent M&A transactions of similar companies. The derived multiple is then applied to the relevant operating performance metric (e.g., revenues, EBITDA, EBIT, net income, net receivables, or book value) of the investment. Determination of the appropriate metric is done by analyzing similar companies (size, growth, profitability, comparability, financial fundamentals, etc.). A comparability, illiquidity, or subject discount/premium may also be applied, as noted above.

3.

Income Approach – Discounted Cash Flow – The valuation under the discounted cash flow (“DCF”), approach is calculated by discounting projected future cash flows and the anticipated terminal value of the investment to a single present value using a weighted average cost of capital (“WACC”) based on the debt-to-equity ratio of similar companies in the same industry. Determination of cash flows and discounts are done by analyzing projected company performance. Special considerations shall be given to features of the securities owned, such as liquidation preferences, seniority, participations, hurdles, etc.

Credit Investments – General Approach

In valuing credit investments, HarbourVest will apply the value that is most likely to be an exit price in an orderly arm’s length transaction between market participants as of the applicable valuation date, using one or more of the acceptable valuation methods under U.S. GAAP, for each portfolio investment. The valuation analysis will consider applicable value drivers, facts and circumstances, and HarbourVest’s subjective judgment. If appropriate, HarbourVest may use discounts or premiums to adjust for lack of marketability and/or illiquidity.

One or more of the following methods may be applied in valuing credit portfolio investments:

1.

Income Approach – Discounted Cash Flow – The valuation under the DCF approach is calculated by discounting projected future cash flows (interest and principal) to a single present value using a current market yield to maturity (“YTM”) for similar credit issues of comparable companies. In determining the YTM, HarbourVest will assess current market conditions/yields in both the broadly syndicated loan market and the private direct lending market. Determination of cash flows are done by analyzing terms of credit contracts.

2.

Closing Price – Securities traded in public exchanges shall be valued at the closing price at the end of the valuation period. If any security was not traded on such date, the latest closing price shall be used. Discounts shall be applied when a formal legal restriction exists on the securities. HarbourVest may also evaluate current trading and liquidity levels and may use an income approach if securities are deemed to be illiquid.

3.

Distressed Securities – Securities that are deemed to be distressed (valued at or below a mark of 80) are to be valued quarterly, generally by a third-party valuation firm; however, junior credit investments that are deemed to be distressed may be valued by HarbourVest using internal models.

4.

Junior Credit Positions where Equity is held – In certain instances, funds may hold both junior credit and equity in the same portfolio company. Equity positions will be valued using methodologies described above and, if there is a positive equity value, junior debt will be valued at par.

Escrows/Earn-outs – General Approach

Escrows and earn-outs will generally be valued at expected proceeds, generally discounted by 30%. Depending on the risk profile of the holdings and probability of recovering full amount of proceeds, a higher or lower discount may be applied. In the event of receiving proceeds shortly after the end of the valuation period, discounts may be eliminated to the extent of such proceeds.

Other Considerations – Foreign Currency Exchange

Investments denominated in a currency other than the fund currency will be valued in investment currency and converted to fund currency using the exchange rates in effect on the valuation date.

Distributions

The Fund may declare distributions from time to time as authorized by the General Partner. The Fund does not expect to make distributions on a regular basis. The amount of any distributions the Fund may pay in the future is uncertain.

Any distributions the Fund makes are at the sole discretion of the General Partner, considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time. There is no assurance the Fund will pay distributions in any particular amount, if at all.

Unitholders of record as of the record date will be eligible for distributions declared. The per Unit amount of distributions on Classes of Units may differ if different Class-specific fees and expenses are deducted from the gross distributions for each Class. In the event that the Fund makes a distribution, the Fund intends to adopt an “opt out” distribution reinvestment plan for investors. As a result, in the event of a declared cash distribution, each investor that has not “opted out” of the distribution reinvestment plan will have its distributions automatically reinvested in additional Units rather than receive cash distributions.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The Registrant has not yet commenced commercial activities and does not hold any investments. Effective March 1, 2026, the General Partner and the Manager each agreed to contribute $10.00 as initial capital contributions to form the Registrant in exchange for one Class I Limited Partnership Unit each. As of the date hereof, such contributions have not been funded. These Units will be issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act. No underwriting discounts or commissions were paid with respect to such sale. Such contributions are expected to be funded in conjunction with the Fund accepting third party investor capital to commence operations. As of March 31, 2026, there were no Unitholders.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of the Registrant’s Units

General

There is currently no market for the Registrant’s Units, and we do not expect that a market for the Registrant’s Units will develop in the future. We do not intend for the Units registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Registrant’s Units. Under the terms of the Partnership Agreement, except as provided by other applicable law and subject to the obligations to indemnify the Registrant and the General Partner as otherwise provided in the Partnership Agreement, no Unitholder shall have any personal liability whatsoever in its capacity as a Unitholder, whether to the Registrant, to any of the Partners, or to the creditors of the Registrant, for the debts, liabilities, contracts, or other obligations of the Registrant or for any losses of the Registrant. No Unitholder shall owe any fiduciary duty to any other Partner.

Units

Unitholders are not entitled to nominate or vote in an election of the Fund’s directors. Accordingly, the Registrant is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under the Partnership Agreement or Delaware law. Moreover, Unitholders are not able to bring matters before meetings of Unitholders or nominate directors at such meeting, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Registrant’s oversight rests with the General Partner, subject to certain oversight rights held by the Board.

The Units registered pursuant to this Registration Statement are Class A Limited Partnership Units, Class D Limited Partnership Units and Class I Limited Partnership Units. The Fund expects to offer additional classes of Units in the future, which may include certain Classes of Units that may be made available to investors or groups of investors, including, without limitation, HarbourVest and certain of its affiliates and employees and the Fund’s employees, officers and directors but not be offered to other investors, as determined by the General Partner in its sole discretion. The General Partner is authorized to convert Units of one Class to another Class (including combining Classes) without the consent of any Unitholder or the Board; provided, if the terms applicable to a Unitholder’s Units will be materially worse as a result of such conversion, such Unitholder will be required to consent to such conversion.

Effective March 1, 2026, the General Partner and the Manager each agreed to contribute $10.00 as initial capital contributions to form the Registrant in exchange for one Class I Limited Partnership Unit each. As of the date hereof, such contributions have not been funded. HarbourVest and/or its affiliates have also subscribed for an aggregate amount of $5.0 million of class P units of the Cayman Parallel Fund.

The TE Feeder will bear its share of the Cayman Parallel Fund fees and expenses outlined in this section as a limited partner of the Cayman Parallel Fund in accordance with the terms of the Cayman Parallel Fund Partnership Agreement. In addition, to the extent that the Manager or its affiliates pays or otherwise bears the costs of any Fund Expenses of the Registrant, the Fund will reimburse the Manager or such affiliate for the same. The Cayman Parallel Fund will pay the quarterly Management Fee on behalf of each class of Cayman Parallel Fund Units at an annual rate equal to the Annual Management Fee Rate applicable to such class multiplied by the Cayman Parallel Fund’s Net Asset Value, calculated and accrued monthly as of the last day of each month, before giving effect to any accruals for the Management Fee, the Incentive Fee, the Servicing Fees, and subscription fees, any distributions, and without taking into account any accrued and unpaid taxes of the Cayman Parallel Fund or any HarbourVest-controlled entity through which the Cayman Parallel Fund directly or indirectly invests in an Investment or any comparable entities of other HarbourVest-Managed Funds or taxes paid by any such entity during the applicable month, as determined in the good faith judgment of the General

Partner. In the event the Cayman Parallel Fund makes any investment in HarbourVest-Managed Funds that charge a management fee, the General Partner will seek to ensure that Cayman Parallel Fund Unitholders do not ultimately bear duplicative management fees by reducing the Net Asset Value of the Cayman Parallel Fund on which the Management Fee is calculated for each applicable period by the Net Asset Value of the Cayman Parallel Fund’s investment in any such HarbourVest-Managed Fund as of the applicable valuation date.

With respect to each class of Cayman Parallel Fund Units, the Incentive Fee will equal the Incentive Fee Percentage applicable to such class of the excess, if any, of (1) the Net Profit for such class during the relevant period over (2) the Loss Recovery Account balance for such class for such period, in each case, except where otherwise decided by the General Partner in its full discretion and as provided in the Memorandum.

Incentive Fees are accrued monthly, calculated as of the last day of the calendar quarter and paid quarterly (or at such other times as the General Partner may determine in its full discretion, in agreement with the Manager) (the “Reference Period”).

For the purposes of the Incentive Fee and Loss Recovery Account, “Net Profit” and “Net Loss” shall mean, for a Class, in relation to any Reference Period, the change in Net Asset Value during such Reference Period, excluding any of the following which are paid, accrued or allocated during the relevant period, if applicable: (i) subscriptions, redemptions, conversions and unit holder distributions recognized during the same period, (ii) Servicing Fees and/or Subscription Fees, (iii) taxes and (iv) any Incentive Fees. For the avoidance of doubt, (x) Net Profit and Net Loss includes unrealized appreciation or depreciation and realized income and gains or losses, management fees and expenses (other than those referenced in the prior sentence), for such period, and (y) for any Reference Period, the change of Net Asset Value calculated as per the prior sentence shall result in a corresponding (A) Net Profit, if greater than zero, or (B) Net Loss, if less than zero. The “Loss Recovery Account” shall, with respect to each Class, have an initial balance of zero and will, with respect to any Reference Period, be: (i) increased by the amount of the Net Loss for such Class for such Reference Period or decreased (but not below zero) by the amount of the Net Profit for such Class for such Reference Period; and (ii) decreased proportionately in respect of any Units redeemed during the relevant period.

In respect of certain classes of Cayman Parallel Fund Units, the Cayman Parallel Fund is expected to pay participating broker dealers and other intermediaries ongoing servicing fees (“Servicing Fees”) equal to a percentage of Net Asset Value per annum for the applicable classes of Cayman Parallel Fund Units. No Servicing Fees will be paid with respect to certain classes of Cayman Parallel Fund Units, as determined by the General Partner in its sole discretion. Where Servicing Fees are applicable, such Servicing Fees are expected to be calculated based on Net Asset Value for the applicable classes of Cayman Parallel Fund Units, which is the price at which the Cayman Parallel Fund sells and redeems such Units. The Cayman Parallel Fund may also pay for certain sub-transfer agency, sub-accounting and administrative services outside of the Servicing Fees.

The Manager may remit payment of the ongoing Servicing Fees on behalf of the Fund and be reimbursed by the Cayman Parallel Fund for such payments.

Distributions

The Fund does not expect to make distributions on a regular basis. The amount of any distributions the Fund may pay in the future is uncertain.

Other Agreements

The General Partner expects that it, the Fund, HSEC and/or the other Feeder Funds will enter into Other Agreements with one or more Unitholders. These Other Agreements can entitle a Unitholder to make an investment in HSEC or the Feeder Funds on terms other than those described herein or in the Partnership Agreement.

Transfers

Unitholders may transfer part or all of their Units in accordance with the Partnership Agreement upon 90 calendar days’ notice, or such reasonably shorter period as agreed to by the General Partner (such period, the “Notice Period”), and submit an executed form to the Transfer Agent, which form shall be provided by the Transfer Agent upon request. Such transfer will be recorded on the books and records of the Fund and be effective as of the first calendar day of the quarter immediately following the end of the Notice Period. The General Partner may refuse such requested transfer for certain reasons as set forth in the Partnership Agreement including, but not limited to, if: (i) such assignment or transfer would violate the Securities Act or any state securities or “blue sky” laws applicable to the Fund or the Units to be assigned or transferred; (ii) such assignment or transfer would cause the Fund to lose its status as a partnership for U.S. federal income tax purposes or the Fund to become required to register under the Investment Company Act; (iii) such assignment or transfer would otherwise cause the Fund to violate any applicable law, regulation, court order or judicial decree; (iv) such assignment or transfer would cause all or any portion of the assets of the Fund (or the Cayman Parallel Fund or Aggregating Partnership) to constitute “plan assets” for purposes of ERISA; or (v) such assignment or transfer would pose a material risk that the Fund shall be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and related regulations.

In addition, the General Partner of the Fund has a right of first refusal with respect to transfers of Units as set forth in the Partnership Agreement. If a Unitholder proposes to transfer all or any of its Units to a person who is not an affiliate of the Unitholder, the General Partner must be given 30 days’ notice in writing during which time the General Partner or one of its affiliates may elect to purchase the relevant Units for the same or substantially equivalent consideration and otherwise on substantially the same terms as those on which the Unitholder proposed to make the transfer. Any such purchase by the General Partner or its affiliate must be completed within 45 days of its election to exercise its right of first refusal. If the General Partner does not exercise its right of first refusal and consents to transfer to the relevant third party then such transfer must be completed in accordance with the Partnership Agreement and on terms no more favorable to the transferee than those originally proposed within 90 days of the General Partner giving notice that it declines to exercise its right.

Each transferor will be required to pay all reasonable costs and expenses incurred by the Fund and the General Partner in connection with such transfer, including, without limitation, attorneys’ and accountants’ fees incurred by the Fund and any transfer, stamp, documentary or other similar taxes in connection with a transfer of Units by such transferor, including in connection with any in-house legal, administrative, accounting, finance, tax, compliance or other similar services provided by the Fund, General Partner, Manager or their respective affiliates related to such transfer. Such expenses shall be due and payable on the day the transferee is admitted to the Fund as a substitute Unitholder.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

See “Item 12. Indemnification of Directors and Officers” for a description of the indemnification provisions for Directors, the General Partner and certain other related entities.

Delaware Law and Certain Provisions of the Registrant’s Partnership Agreement

Organization and Duration

The Fund is constituted as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act (as amended). The Registrant will remain in existence until dissolved in accordance with the Partnership Agreement or pursuant to Delaware law. The Partnership Agreement provides that the Registrant shall continue until it is dissolved upon (a) the dissolution of the Cayman Parallel Fund, (b) the occurrence of any event that results in the General Partner ceasing to be a general partner of the Fund under the Delaware Revised Uniform Limited Partnership Act, (as amended), unless within 90 days thereafter all the remaining limited partners agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more general partners, (c) the entry of a decree of dissolution of the Registrant, or (d) at any time there are no limited partners of the Fund.

Purpose

The purposes and business of the Fund is to make and hold an investment as a limited partner in the Cayman Parallel Fund which will carry out its investment strategy by making investments (indirectly through the Aggregating Partnership) and to engage in any other lawful activity as the General Partner may from time to time determine.

Amendments to the Partnership Agreement

The Partnership Agreement may be amended, modified or supplemented without the approval of any other Unitholder by the written consent of the General Partner, except as otherwise required by law, and provided, that any amendment, modification or supplement (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Fund) that is viewed by the General Partner in its discretion as a whole together with all such amendments, modifications or supplements, as having a material adverse effect on the Unitholders in the aggregate will require the approval of the Independent Directors. Unitholders will receive a copy of any such amendment (including through an Exchange Act report).

The General Partner will have the right to amend the Partnership Agreement without the consent of the Board or any Unitholder to the extent the General Partner reasonably determines, based upon written advice of outside tax counsel to the Fund, that the amendment is necessary to provide assurance that the Fund will not be treated as a “publicly traded partnership” under Section 7704 of the Code and the regulations promulgated thereunder.

Jurisdiction

The Partnership Agreement of the Fund will be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. In particular, the Fund was formed pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code § 17-101 et seq., and the rights and liabilities of the Unitholders will be as provided therein, except as otherwise expressly provided in the Partnership Agreement. The Unitholders hereby submit to the nonexclusive jurisdiction of the state and federal courts of the State of Delaware in any action, suit or proceeding based on or arising under the Partnership Agreement.

Fiduciary Duties

Each of the Directors (including the Independent Directors) shall use their reasonable business judgment to act in the best interests of the Fund with respect to matters of the Fund that are within the Board’s authority, as described in the Partnership Agreement. Except as provided for in the immediately preceding sentence, each Director (including the Independent Directors) shall, to the fullest extent permitted by applicable law, have no fiduciary duties to the Fund or to any Unitholder.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As further explained in the Partnership Agreement, to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the General Partner and its affiliates (including any of their respective agents, partners, members, officers, directors, employees or shareholders, but excluding the Aggregating Partnership, and any feeder fund) and each Director (each, a “Fund Indemnified Party”) from any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of any nature whatsoever, known or unknown, liquidated or unliquidated, that may be asserted against any Fund Indemnified Party or any of the Unitholders or in which any of the Fund Indemnified Party may become involved, as a party or otherwise, arising out of the conduct of the business or affairs of the Fund by the respective Fund Indemnified Party or otherwise relating to the Partnership Agreement (including serving on the board of directors or advisory committee or participating in the management of a portfolio company or a former portfolio company); provided that a Fund Indemnified Party shall not be entitled to indemnification under the Partnership Agreement if it shall have been finally determined by a court of competent jurisdiction that the Fund Indemnified Party willfully and materially breached the Partnership Agreement, or acted so as to be liable for gross negligence, fraud or bad faith, in each case, in connection with its services to the Fund.

As further explained in the Partnership Agreement and to the fullest extent permitted by law, no Fund Indemnified Party shall be liable to the Fund or any Unitholder for any mistake of fact or judgment in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of the Partnership Agreement.

The Fund’s indemnification obligations will be satisfied from the Fund’s assets. The Fund may advance expenses that are reasonably incurred by a Fund Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to the Registrant’s financial statement attached to this Registration Statement.

Index to Financial Statement*	F-

Report of Independent Registered Public Accounting Firm*	F-

Statement of Assets and Liabilities as of *	F-

Notes to Financial Statement*	F-

*	To be filed by amendment.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)	List separately all financial statements filed

The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

3.1	HarbourVest Private Equity Secondaries Fund (TE) L.P. Limited Partnership Agreement

3.2	Certificate of Limited Partnership of HarbourVest Private Equity Secondaries Fund (TE) L.P.

3.3	Form of HarbourVest Private Equity Secondaries Fund (TE) L.P. Amended and Restated Limited Partnership Agreement

10.1	Form of HarbourVest Private Equity Secondaries Cayman Parallel Fund L.P. Amended and Restated Limited Partnership Agreement

10.2	Form of Expense Limitation Agreement

21.1	List of Subsidiaries - None.

99.1	Form of Management Agreement (included as Exhibit A to Exhibit 10.1)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HarbourVest Private Equity Secondaries Fund (TE) L.P.

By:	/s/ Monique Austin
Name: Monique Austin
Title: Chief Executive Officer

Date: April 30, 2026